                                                                   Exhibit 4.5

-------------------------------------------------------------------------------


                               CREDIT AGREEMENT

                                     Among

                    QWEST COMMUNICATIONS INTERNATIONAL INC.

                             BANK OF AMERICA, N.A.
                            as Administrative Agent

                             BANK OF AMERICA, N.A.
                             THE BANK OF NEW YORK
                           FIRST UNION NATIONAL BANK
                                CITIBANK, N.A.
                              as Arranging Agents

                                      and

                                    LENDERS

                           Dated as of March 9, 2000

                                     With

                        BANC OF AMERICA SECURITIES LLC
                as Lead Arranger and Sole Book Running Manager

                         FIRST UNION SECURITIES, INC.
                           BNY CAPITAL MARKETS, INC.
                           SALOMON SMITH BARNEY INC.
                                as Co-Arrangers

                         FIRST UNION SECURITIES, INC.
                             THE BANK OF NEW YORK
                           SALOMON SMITH BARNEY INC.
                           as Co-Syndication Agents


-------------------------------------------------------------------------------

                               TABLE OF CONTENTS



                               ARTICLE I. DEFINITIONS
            1.01.  Definitions.....................................................................   1
            1.02.  Accounting and Other Terms......................................................  26

                               ARTICLE II.  THE LOAN FACILITY
            2.01.  Loans...........................................................................  27
            2.02.  Making Advances.................................................................  27
            2.03.  Evidence of Debt for Borrowed Money.............................................  28
            2.04.  Optional Prepayments............................................................  28
            2.05.  Mandatory Prepayments...........................................................  29
            2.06.  Repayment.......................................................................  29
            2.07.  Interest........................................................................  30
            2.08.  Default Interest................................................................  30
            2.09.  Continuation and Conversion Elections...........................................  31
            2.10.  Fees............................................................................  32
            2.11.  Reduction of Commitments........................................................  32
            2.12.  Funding Losses..................................................................  33
            2.13.  Computations and Manner of Payments.............................................  33
            2.14.  Yield Protection; Changed Circumstances.........................................  34
            2.15.  Use of Proceeds.................................................................  36
            2.16.  Uncommitted Increase of the Loans...............................................  37
            2.17.  Rights of Borrower in Respect of Consequential Losses...........................  40
            2.18.  Rights of Borrower in Respect of Failure of any Lender to Fund..................  40

                               ARTICLE III  CONDITIONS PRECEDENT
            3.01.  Conditions Precedent to the Initial Advance.....................................  41
            3.02.  Conditions Precedent to All Advances............................................  42

                               ARTICLE IV  REPRESENTATIONS AND WARRANTIES
            4.01.  Representations and Warranties..................................................  43
            4.02.  Survival of Representations and Warranties......................................  50

                               ARTICLE V  GENERAL COVENANTS
            5.01.  Preservation of Existence and Similar Matters...................................  51
            5.02.  Business; Compliance with Applicable Law........................................  51
            5.03.  Maintenance of Properties.......................................................  51
            5.04.  Accounting Methods and Financial Records........................................  51
            5.05.  Insurance.......................................................................  51
            5.06.  Payment of Taxes and Claims.....................................................  51
            5.07.  Visits and Inspections..........................................................  52
            5.08.  Use of Proceeds.................................................................  52
            5.09.  Indemnity.......................................................................  52
            5.10.  Environmental Law Compliance....................................................  53
            5.11.  Restricted Subsidiary Designation...............................................  53
            5.12.  Fiber Capacity..................................................................  53
            5.13.  UCC Filings.....................................................................  54


            5.14.  Sinking Funds and Defeasance....................................................  54
            5.15.  Reimbursement of Costs and Expenses.............................................  54

                               ARTICLE VI  INFORMATION COVENANTS
            6.01.  Quarterly Financial Statements and Information..................................  54
            6.02.  Annual Financial Statements and Information.....................................  55
            6.03.  Compliance Certificates.........................................................  55
            6.04.  Copies of Other Reports and Notices.............................................  55
            6.05.  Notice of Litigation, Default and Other Matters.................................  56
            6.06.  ERISA Reporting Requirements....................................................  57
            6.07.  Copies of Other Reports and Notices Regarding U S WEST Restricted Subsidiaries..  58

                               ARTICLE VII  NEGATIVE COVENANTS
            7.01.  Financial Covenants.............................................................  58
            7.02.  Debt for Borrowed Money.........................................................  59
            7.03.  Liens...........................................................................  62
            7.04.  Investments.....................................................................  63
            7.05.  Liquidation, Disposition and Merger.............................................  64
            7.06.  Guaranties; Contingent Liabilities..............................................  66
            7.07.  Restricted Payments.............................................................  66
            7.08.  Affiliate Transactions..........................................................  67
            7.09.  Compliance with ERISA...........................................................  68
            7.10.  Capital Stock...................................................................  68
            7.11.  Sale and Leaseback..............................................................  68
            7.12.  Sale or Discount of Receivables.................................................  69
            7.13.  Limitation on Restrictive Agreements............................................  69
            7.14.  Amendment of Material Agreements................................................  69
            7.15.  Name Changes....................................................................  70
            7.16.  Unrestricted Subsidiaries.......................................................  70
            7.17.  Limitation on IRU Agreements....................................................  70
            7.18.  Acquisitions, Creation of Subsidiaries..........................................  70

                               ARTICLE VIII  EVENTS OF DEFAULT
            8.01.  Events of Default...............................................................  72
            8.02.  Remedies upon Default...........................................................  76
            8.03.  Cumulative Rights...............................................................  76
            8.04.  Waivers.........................................................................  77
            8.05.  Performance by Administrative Agent or any Lender...............................  77
            8.06.  Expenditures....................................................................  77
            8.07.  Control.........................................................................  77
            8.08.  Compliance Concerning U S WEST Companies and Their Assets.......................  77

                               ARTICLE IX  THE ADMINISTRATIVE AGENT
            9.01.  Authorization and Action........................................................  79
            9.02.  Administrative Agent's Reliance, Etc............................................  79
            9.03.  Bank of America, N.A. and Affiliates............................................  80
            9.04.  Lender Credit Decision..........................................................  80
            9.05.  Indemnification by Lenders......................................................  80


            9.06.  Successor Administrative Agent..................................................  80

                               ARTICLE X  MISCELLANEOUS
           10.01.  Amendments and Waivers..........................................................  81
           10.02.  Notices.........................................................................  82
           10.03.  Parties in Interest.............................................................  84
           10.04.  Assignments and Participations..................................................  84
           10.05.  Sharing of Payments.............................................................  85
           10.06.  Right of Set-off................................................................  85
           10.07.  Costs, Expenses, and Taxes......................................................  85
           10.08.  Rate Provision..................................................................  86
           10.09.  Severability....................................................................  87
           10.10.  Exceptions to Covenants.........................................................  87
           10.11.  Counterparts....................................................................  87
           10.12.  GOVERNING LAW; WAIVER OF JURY TRIAL.............................................  87
           10.13.  ENTIRE AGREEMENT................................................................  88
           10.14.  Release of Conditional Early Release Unlimited Guaranty.........................  88
           10.15.  Confidentiality.................................................................  88


                        Table of Schedules and Exhibits



                                         Schedules
                                         ---------

Schedule 1.01     -    Terms and Conditions of Subordinated Debt

Schedule 1.02     -    Map of Nationwide Fiber Optic Communications Network
Schedule 1.03     -    List of certain U S WEST Guarantees to be assumed by the Borrower
Schedule 4.01(a)  -    Jurisdictions of Incorporation, Ownership and Capital Structure - the Borrower and its
                       Restricted Subsidiaries
Schedule 4.01(f)  -    Non-Compliance with FCC or any applicable PUC
Schedule 4.01(h)  -    Existing Litigation of the Borrower and its Restricted Subsidiaries
Schedule 4.01(p)  -    Environmental Disclosure
Schedule 4.01(q)  -    Description of Subsidiaries and Equity Investments
Schedule 7.02     -    Existing Debt and Liabilities of the Borrower and the Restricted Subsidiaries
Schedule 7.03     -    Existing Liens of the Borrower and the Restricted Subsidiaries
Schedule 7.04     -    Existing Investments of the Borrower and the Restricted Subsidiaries
Schedule 7.06     -    Existing Guaranties of the Borrower and the Restricted Subsidiaries
Schedule 7.08     -    Permitted Affiliate Non-Market Transactions
Schedule 7.16     -    Permitted Transactions among the Borrower and the Restricted Subsidiaries and the Unrestricted
                  -    Subsidiaries

                                         Exhibits
                                         --------
Exhibit A         -    Form of Note
Exhibit B         -    Form of Compliance Certificate
Exhibit C         -    Form of Borrowing Notice
Exhibit D         -    Form of Conversion/Continuation Notice
Exhibit E         -    Form of Assignment and Acceptance
Exhibit F         -    Form of Conditional Early Release Unlimited Guaranty
Exhibit G         -    Form of Notice of Change of Senior Unsecured Debt Rating
Exhibit H         -    Form of Confidentiality Agreement for U S WEST Information


                                $1,000,000,000

                    QWEST COMMUNICATIONS INTERNATIONAL INC.

                               CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is dated as of March 9, 2000, among QWEST COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation (the "Borrower"), the Lenders (as defined below) and BANK OF AMERICA, N.A., as a Lender and Administrative Agent, with BANC OF AMERICA SECURITIES LLC, as Lead Arranger and Sole Book Running Manager, FIRST UNION SECURITIES, INC., BNY CAPITAL MARKETS, INC. AND SALOMON SMITH BARNEY INC. as Co-Arrangers, FIRST UNION SECURITIES, INC., THE BANK OF NEW YORK and SALOMON SMITH BARNEY INC., as Co-Syndication Agents, BANK OF AMERICA, N.A., THE BANK OF NEW YORK, FIRST UNION NATIONAL BANK and CITIBANK, N.A. as Arranging Agents and the Co-Agents (as defined below).

                                 BACKGROUND.

     WHEREAS, the Borrower, the Administrative Agent and the Lenders hereby are entering into a Credit Agreement which provides for one 364-day revolving credit facility in the amount of $1,000,000,000, which has an uncommitted increase possibility of $1,000,000,000 for a possible maximum outstanding amount under the agreement of $2,000,000,000.

                                 AGREEMENT.

     NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE I. DEFINITIONS

     1.01. Definitions. As used in this Agreement, the following terms have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of such terms):

     "Acquisition Date" means the date of consummation of the U S WEST Acquisition.

     "Administrative Agent" means Bank of America, N.A., in its capacity as Administrative Agent hereunder, or any successor Administrative Agent appointed pursuant to Section 9.06 hereof.

     "Advance" means an advance made by a Lender to the Borrower pursuant to
Section 2.01 hereof, including Refinancing Advances.

     "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled By or is Under Common Control with another Person.

     "Agreement" means this Credit Agreement, as hereafter amended, modified, increased, extended, restated or supplemented from time to time.

     "Annualized Operating Cash Flow" means the product of (a) Operating Cash Flow for the most recently completed two fiscal quarters, times (b) two.

     "Applicable Commitment Fee Percentage" means the per annum commitment fees set forth below for the Loans, as adjusted in each case according to the circumstances set forth below:


           Senior                 Commitment
       Unsecured Debt           Fee Percentage
   Ratings of the Borrower
----------------------------------------------

BB- / Ba3 or lower                       0.275%
----------------------------------------------
BB / Ba2                                 0.225%
----------------------------------------------
BB+ / Ba1                                0.200%
----------------------------------------------
BBB- / Baa3                              0.175%
----------------------------------------------
BBB / Baa2 or                            0.150%
higher
----------------------------------------------

After each date which the Administrative Agent receives from the Borrower a Notice of Change of Senior Unsecured Debt Rating in accordance with the terms of
Section 6.02(c) hereof, the Applicable Commitment Fee Percentage payable by the Borrower shall be subject to reduction or increase, as applicable and as set forth in the table above, three Business Days after receipt by the Administrative Agent of each such notice. In the event that the Senior Unsecured Debt Rating of the Borrower has ratings differing (a) by up to one level, the lowest Applicable Commitment Fee Percentage will apply and (b) by more than one level, the Applicable Commitment Fee Percentage for the level immediately below the highest Senior Unsecured Debt Rating will apply. Except as set forth in the following sentence, any such increase or reduction in the Applicable Commitment Fee Percentages provided for herein shall be effective three Business Days after receipt by Administrative Agent of such Notice of Change of Senior Unsecured Debt Rating. If any such Notice of Change of Senior Unsecured Debt Rating is not timely delivered in accordance with the terms of
Section 6.02(c) hereof, the Applicable Commitment Fee Percentages shall be determined as if the Senior Unsecured Debt Rating is BB- / Ba3 or lower, effective from the date such Notice of Change of Senior Unsecured Debt Rating should have been received until such time as such notice is received.

     "Applicable Law" means in respect of any Person, all provisions of Laws of Tribunals applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party.

     "Applicable Margin" means, (a) with respect to LIBOR Advances, 1.00% per annum which may be adjusted based on the below listed situations, and (b) with respect to Base Advances, 0.000% per annum, in each case which may be adjusted based on the below listed situations as follows: after the date which the Administrative Agent and the Lenders receive a Compliance Certificate required to be delivered in accordance with the terms of Section 6.01 and Section 6.02 hereof, the Applicable Margin will be adjusted as set forth in the last paragraph of this definition to the following per annum percentages set forth in Column B below applicable in the following situations set forth in Column A below:


               Column A                            Column B                 Column C
---------------------------------------------------------------------------------------
                                                  Applicable                 Usage
                                                    Margin                 Premium**
                                                 Percentages*
---------------------------------------------------------------------------------------
                                                                           More than
                                                                        $667,000,000 is
                Senior                    Base Advances      LIBOR      drawn under the
            Unsecured Debt                                  Advances     Loans and the
        Rating of the Borrower                                           Existing Bank
                                                                            Facility
---------------------------------------------------------------------------------------
BB- / Ba3 or lower                            0.500%        1.500%            0.000%
-----------------------------------------------------------------------------------
BB / Ba2                                      0.250%        1.250%            0.000%
-----------------------------------------------------------------------------------
BB+ / Ba1                                     0.000%        1.000%            0.000%
-----------------------------------------------------------------------------------
BBB- / Baa3                                   0.000%        0.750%            0.125%
-----------------------------------------------------------------------------------
BBB / Baa2 or                                 0.000%        0.500%            0.125%
higher
-----------------------------------------------------------------------------------

               *   At all times that the Total Leverage Ratio is greater than
               4.00 to 1.00, the Applicable Margin Percentage set forth in Column B above in each case shall be increased by .250%.

               ** If the sum of (i) the aggregate amount of outstanding Loans plus (ii) the aggregate amount of outstanding loans under the Existing Bank Facility exceeds $667,000,000, then the Applicable Margins set forth in Column B above for LIBOR Advances shall be increased by the percentage amount set forth in Column C above.

After the date which the Administrative Agent receives a Compliance Certificate in accordance with the terms of Section 6.01 and Section 6.02 hereof, the Applicable Margin payable by the Borrower shall be subject to reduction or increase, as applicable and as set forth in the table above, (a) three Business Days after receipt by the Administrative Agent of each Notice of Change of Senior Unsecured Debt Rating, and (b) on a quarterly basis according to the performance of the Borrower as tested by the Total Leverage Ratio. In the event that the Senior Unsecured Debt Rating of the Borrower has ratings differing (i) by up to one level, the highest Senior Unsecured Debt Rating will apply and (ii) by more than one level, the Applicable Margin for the level immediately below
the highest Senior Unsecured Debt Rating will apply.   Except as set forth in
the following sentence, any such increase or reduction in the Applicable Margin provided for herein shall be effective (A) three Business Days after receipt by Administrative Agent of each Notice of Change of Senior Unsecured Debt Rating delivered in accordance with the terms of Section 6.02(c) hereof and (B) three Business Days after receipt by the Administrative Agent of the applicable financial statements and corresponding Compliance Certificate delivered in accordance with Section 6.01(a) hereof. If financial statements, Compliance Certificate and/or a Notice of Change of Senior Unsecured Debt Rating of the Borrower setting forth the Total Leverage Ratio and the Senior Unsecured Debt Rating are not received by the Administrative Agent by the dates required pursuant to Section 6.01 or 6.02 hereof (as such times may be extended by a waiver in accordance with the terms hereof), the Applicable Margin shall be determined as if the Total Leverage Ratio exceeds 4.00 to 1.00 and the Senior Unsecured Debt Rating is BB- / Ba3 or lower, during such time and until such time as such financial statements, Compliance Certificate and/or Notice of Change of Senior Unsecured Debt Rating are received. For the final quarter of any fiscal year of the Borrower, at the Borrower's option, the Borrower may provide the unaudited financial statements of the Borrower, subject only to year-end adjustments, for the purpose of determining the Total Leverage Ratio and adjusting the Applicable Margin.

     "Arranging Agents" means Bank of America, N.A., The Bank of New York, First Union National Bank and CitiBank, N.A. and any other successor arranging agent agreed to by the Borrower, the Administrative Agent and the other Arranging Agents.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee in accordance with the terms and conditions of
Section 10.04 hereof, and accepted by Administrative Agent, in the form of Exhibit E hereto.
---------

     "Auditor" means KPMG Peat Marwick, L.L.P., or other independent certified public accountants selected by the Borrower and reasonably acceptable to Arranging Agents.

     "Authorized Officer" means, with respect to the Borrower and its Restricted Subsidiaries respectively, any of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the General Counsel or the Treasurer of the Borrower and any other officer designated as an Authorized Officer by an Authorized Officer to the Administrative Agent in writing.

     "Backbone" means that portion of the Original Borrower's and the Original Restricted Subsidiaries' nationwide fiber optic communications network identified on Schedule 1.02 hereto, consisting of approximately 18,815 route
              -------------
miles of fiber optic cable (i) owned, constructed or acquired, or to be owned, constructed or acquired, by the Borrower and the Original Restricted Subsidiaries or (ii) related to which the Borrower has been granted an IRU, as such Backbone may be adjusted or redirected through changes to designated routes by the Borrower and the Original Restricted Subsidiaries from time to time as the Borrower and the Original Restricted Subsidiaries may deem advisable in its reasonable business judgment.

     "Bank Affiliate" means the holding company of any Lender, or any wholly owned direct or indirect subsidiary of such holding company or of such Lender.

     "Base Advance" means an Advance under the Loans bearing interest at the Base Rate.

     "Base Rate" means a per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, and (b) the sum of the Applicable Margin plus the higher of
(i) a fluctuating rate per annum as shall be in effect from time to time announced or published by Bank of America, N.A. as its prime rate, and which may not necessarily be the lowest interest rate charged by Bank of America, N.A., and (ii) the Federal Funds Rate in effect at such time plus .50%.

     "Board of Directors" means the Board of Directors of the Borrower or any committee thereof duly authorized to act on behalf of such Board.

     "Borrowing" means a borrowing of the same Type made on the same day.

     "Borrowing Notice" has the meaning set forth in Section 2.02(a) hereof.

     "Business Day" means a day on which banks are open for the transaction of business as required by this Agreement in New York, New York, Denver, Colorado and Dallas, Texas and, with respect to any LIBOR Advance, a domestic business day in London, England and a day on which commercial banks are open for international business in London, England (including dealings in United States dollar deposits), and as otherwise relevant to the determination to be made or the action to be taken.

     "Capital Expenditures" means capital expenditures, as defined in accordance with GAAP.

     "Capital Leases" means capital leases and subleases, as defined in accordance with GAAP.

     "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation, each class of partnership interests (including without limitation, general, limited and preference units) in any Person that is a partnership, and each membership interest in any Person that is a limited liability company.

     "Change of Control" means the occurrence of any one or more of the following events: (i) any Person or group of Persons (within the meaning of
Section 13(d) of the Securities Exchange Act of 1934, as amended), other than Philip F. Anschutz or the Anschutz Company or any of their Affiliates, shall obtain ownership or control in one or more series of transactions of more than fifty percent (50%) of the common stock of the Borrower or fifty percent (50%) of the voting power of the Borrower entitled to vote on the election of members of the board of directors of the Borrower, or (ii) any event which results in the Borrower's failure to own and control, directly or indirectly, 100% of the Capital Stock of any Guarantor, so long as such Guarantor is obligated under the Conditional Early Release Unlimited Guaranty; provided that nothing in the U S
                                              -------------
WEST Acquisition shall constitute a Change of Control.

     "Closing Date" means the date hereof.

     "Co-Agents" means each of ABN AMRO Bank N.V., Dresdner Bank AG, New York and Grand Caymen Branches, Royal Bank of Canada, The Bank of Nova Scotia, Bank One, N.A., Deutsche Bank AG New York Branch and/or Cayman Island Branch and The Industrial Bank of Japan, Limited, New York Branch.

     "Co-Arrangers" means First Union Securities, Inc., BNY Capital Markets, Inc. and Salomon Smith Barney Inc.

     "Co-Syndication Agents" means The Bank of New York, First Union Securities, Inc. and Salomon Smith Barney Inc.

     "Code" means the Internal Revenue Code of 1986, as amended, and any reference to any provision of the Code shall include all successor provisions thereto.

     "Commitment" means with respect to the Loans, $1,000,000,000, as it may be increased from time to time in accordance with the terms of Section 2.16 hereof, or as reduced from time to time pursuant to Section 2.11 hereof.

     "Commitment Fee" means the fee set forth in Section 2.10(a) hereof.

     "Communications Act" means, collectively, the Communications Act of 1934, as amended by the Telecommunications Act of 1996, and as further amended, and the rules and regulations promulgated thereunder, as from time to time in effect.

     "Compliance Certificate" means a certificate of an Authorized Officer in the form of Exhibit B hereto, (a) certifying that such individual has no actual
            ---------
knowledge that a Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action being taken or proposed to be taken with respect thereto, (b) setting forth detailed calculations with respect to the covenants described in Section 7.01 hereof, (c) certifying to the appropriate Senior Unsecured Debt Rating, Applicable Margin and Applicable Commitment Fee Percentage, (d) certifying as to consummated Permitted Acquisitions described in
Section 7.18 (d)(ii) hereof, (e) prior to and during the Waiver Period, certifying as to any changes in Original Restricted Subsidiaries, Unrestricted Subsidiaries that are not U S WEST Companies and Qwest Material Subsidiaries and (f) after the Waiver Period, certifying as to any changes in Original Restricted Subsidiaries, Unrestricted Subsidiaries that are not U S WEST Companies and Consolidated Material Subsidiaries.

     "Confidentiality Agreement" means a confidentiality agreement in favor of U S WEST to be executed by Lenders wishing to receive confidential information regarding U S WEST Companies prior to the Acquisition Date, substantially in the form of Exhibit H attached hereto.
        ---------

     "Conditional Early Release Unlimited Guaranty" means the Guaranty, executed in substantially similar form by the Guarantor, guarantying payment and performance of the Obligations, substantially in the form of Exhibit F attached
                                                             ---------
hereto, as such agreement may be amended, modified, renewed or extended from time to time, and each subsequent guaranty substantially (with or without the conditional early release) in the form of Exhibit F hereto executed by any
                                          ---------
Person, as each such agreement may be amended, modified, renewed or extended from time to time.

     "Consequential Loss" with respect to (a) the Borrower's payment of all or any portion of the then-outstanding principal amount of a LIBOR Advance on a day other than the last day of the related Interest Period, including, without limitation, payments made as a result of the acceleration of the maturity of a Note, (b) subject to Administrative Agent's prior consent, a LIBOR Advance made on a date other than the date on which the Advance is to be made according to
Section 2.02(a) or Section 2.09 hereof to the extent such Advance is made on such other date at the request of the Borrower, or (c) any of the circumstances specified in Sections 2.04, 2.05, 2.06 and 2.11 hereof on which a LIBOR Advance may cause a Consequential Loss to be incurred, means any actual out of pocket loss, cost or expense incurred by any Lender as a result of the timing of the payment or

Advance or in liquidating, redepositing, redeploying or reinvesting the principal amount so paid or affected by the timing of the Advance or the circumstances described in Sections 2.04, 2.05, 2.06 or 2.11 hereof, which amount shall be the sum of (i) the interest that, but for the payment or timing of Advance, such Lender would have earned in respect of that principal amount, reduced, if such Lender is able to redeposit, redeploy, or reinvest the principal amount, by the interest earned by such Lender as a result of redepositing, redeploying or reinvesting the principal amount plus (ii) any expense or penalty incurred by such Lender by reason of liquidating, redepositing, redeploying or reinvesting the principal amount. Each determination by each Lender of any Consequential Loss is, in the absence of manifest error, presumptive evidence of the validity of such claim.

     "Consolidated Material Subsidiary" means on any date of determination after the Waiver Period, any Restricted Subsidiary that generated in the most recently completed 12 month period in excess of 10% of the consolidated Operating Cash Flow of the Borrower and its Restricted Subsidiaries and "Consolidated Material Subsidiaries" means, on any date of determination after the Waiver Period, the smallest group of one or more Restricted Subsidiaries which in the aggregate generated in the most recently completed 12 month period not less than 80% of the consolidated Operating Cash Flow of the Borrower and its Restricted Subsidiaries.

     "Consolidated Net Income" means, with respect to the Borrower and the Restricted Subsidiaries, the net income of the Borrower and the Restricted Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

     "Consolidated Net Worth" means, with respect to the Borrower and the Restricted Subsidiaries, the net worth of the Borrower and the Restricted Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

     "Contingent Liability" means, as to any Person, any obligation or Guaranty, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of any other Person in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase Property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation, but excluding endorsement of checks, drafts and other instruments in the ordinary course of business, provided that this definition of "Contingent Liability"
                    -------------
shall not include Guaranties by the Borrower or any Restricted Subsidiary of the Borrower of any obligations of the Borrower or any Wholly Owned Restricted Subsidiary.

     "Continue," "Continuation" and "Continued" each refer to the continuation pursuant to Section 2.09 hereof of a LIBOR Advance from one Interest Period to the next Interest Period.

     "Control" or "Controlled By" or "Under Common Control" mean possession, direct or indirect, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that, in any event any Person which beneficially owns (a)
            --------
25% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation and (b) 25% or more of the interest in capital or profits of a partnership shall be conclusively presumed to control such partnership.

     "Controlled Group" means all members of a controlled group of corporations other than any U S WEST Company and all trades or businesses (whether or not incorporated) other than any U S WEST Company which are under common control with the Borrower, any Obligor, any Original Restricted Subsidiary or any Unrestricted Subsidiary that is not a U S WEST Company and which, together with Borrower, any Obligor, any Original Restricted Subsidiary or any Unrestricted Subsidiary that is not a U S WEST Company, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

     "Conversion or Continuance Notice" has the meaning set forth in Section 2.09(b) hereof.

     "Debt" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified on the balance sheet as liabilities, and in any event including (without duplication) (a) Capital Leases, (b) Contingent Liabilities that are required to be recorded in accordance with GAAP, (c) liabilities secured by any Lien on any Property, regardless of whether such secured liability is with or without recourse, and (d) installment payment non-compete agreements.

     "Debt for Borrowed Money" means, with respect to any Person or Persons at any date, without duplication, all Debt of such Person or Persons that constitutes (a) all obligations of such Person or Persons for borrowed money, letters of credit (or applications for letters of credit) or other similar instruments, (b) all obligations of such Person or Persons evidenced by bonds, debentures, notes or other similar instruments, excluding any surety or performance bonds, (c) all obligations of such Person or Persons to pay the deferred purchase price of property or services, but only if such deferral is in excess of 90 days, provided that, trade accounts payable and other accrued
                   -------- ----
liabilities arising in the ordinary course of business shall not be considered Debt for Borrowed Money, (d) all obligations under Capital Leases of such Person or Persons, (e) installment payment non-compete agreements for such Person or Persons, provided that when this definition is applicable to the Borrower and any of its Restricted Subsidiaries, only the amount by which all such non-compete agreements for the Borrower and the Restricted Subsidiaries when aggregated together exceed $5,000,000, and (f) all Contingent Liabilities relating to obligations of another Person (other than the Borrower or a Wholly Owned Restricted Subsidiary of the Borrower with respect to Debt of another Wholly Owned Restricted Subsidiary or the Borrower) of the type described in (a) through (e) above.

     "Debtor Relief Laws" means applicable bankruptcy, reorganization, moratorium, or similar Laws, or principles of equity affecting the enforcement of creditors' rights generally.

     "Default" means any event specified in Section 8.01 hereof, whether or not any requirement in connection with such event for the giving of notice, lapse of time, or happening of any further condition has been satisfied.

     "Designated U S WEST Restricted Subsidiary" means U S WEST Communications, Inc.

     "Disposition" and "Disposed" means any sale, lease, abandonment, transfer, disposal, exchange or other transfer of ownership, leasehold interest or control of any asset.

     "Distribution" means, as to any Person, (a) any declaration or payment of any distribution or dividend (other than a common stock dividend or a dividend in options, warrants or other rights to acquire common Capital Stock of a Person) on, or the making of any pro rata distribution, loan, advance, or investment to or in any holder of, any partnership interest or shares of Capital Stock or other equity interest of such Person (or the establishment of a sinking fund or otherwise setting aside of funds for any such purpose), or (b) any purchase, redemption, or other acquisition or retirement for value of any shares of partnership interest or Capital Stock or other equity interest of such Person (or the establishment of a sinking fund or otherwise setting aside of funds for any such purpose).

     "Environmental Claim" means any written notice by any Tribunal alleging liability for damage to the environment, or by any Person alleging liability for personal injury (including sickness, disease or death), resulting from or based upon (a) the presence or release (including sudden or non-sudden, accidental or non-accidental, leaks or spills) of any Hazardous Material at, in or from property, whether or not owned by the Borrower or any of its Original Restricted Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "Environmental Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S)9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. (S)1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S)6901 et seq.) ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C. (S)1251 et seq.), the Clean Air Act (42 U.S.C. (S)7401 et seq.), the Toxic Substances Control Act (15 U.S.C. (S)2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. (S)651 et seq.) ("OSHA"), as such laws have been or hereafter may be amended or supplemented, and any and all analogous federal, or state or local, Laws in effect from time to time.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder, as from time to time in effect.

     "ERISA Affiliate" means any Person, other than a U S WEST Company, that for purposes of Title IV of ERISA is a member of the Controlled Group of the Borrower, any Obligor, any Original Restricted Subsidiary or any Unrestricted Subsidiary that is not a U S WEST Company, or is under common control with Borrower, any Obligor, any Original Restricted Subsidiary or any Unrestricted Subsidiary that is not a U S WEST Company, within the meaning of Section 414(c) of the Code, and the regulations and rulings issued thereunder.

     "ERISA Event" means (a) a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC with respect to a Plan, (b) the issuance by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), (c) the withdrawal by the Borrower, any Original Restricted Subsidiary of the Borrower, or an ERISA Affiliate from a Multiple Employer Plan during a Plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (d) the failure by the Borrower, any Original Restricted Subsidiary, or any ERISA Affiliate to make a payment to a Plan required under Section 302 of ERISA, (e) the adoption of an amendment to a Plan by the Borrower, an Original Restricted Subsidiary or an ERISA Affiliate requiring the provision of security to such Plan, pursuant to
Section 307 of ERISA, or (f) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

     "Event of Default" means any of the events specified in Section 8.01 of this Agreement, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Existing Bank Facility" means that certain credit facility in the amount of $1,000,000,000 initially made available to the Borrower on March 31, 1999, as amended by that certain First Amended and Restated Credit Agreement, among, inter alia, the Borrower, Bank of America, N.A. as Administrative Agent and the
----- ----
lenders party thereto, as amended from time to time.

     "Existing Bank Facility Closing Date" means March 31, 1999.

     "Existing Bank Facility Documentation" means that certain First Amended and Restated Credit Agreement, dated as of March 9, 2000, in the amount of $1,000,000,000, among the Borrower, Bank of America, N.A. as Administrative Agent and the other lenders defined therein and all other agreements and documentation relating to the Existing Bank Facility, as amended from time to time.

     "Existing Financing" means collectively, the Qwest 9.47% Senior Discount Notes, the Qwest 10.875% Senior Notes, the Qwest 8.29% Senior Discount Notes, the Qwest 7.50% Senior Notes, the Qwest 7.25% Senior Notes, the LCI Notes and the Trol Transaction, in each case in effect on any relevant date of reference and only to the extent that any indebtedness exists under any such documentation on such date.

     "Existing Financing Documentation" means collectively, the Qwest 9.47% Senior Discount Notes Documentation, the Qwest 10.875% Senior Notes Documentation, the Qwest 8.29% Senior Discount Notes Documentation, the Qwest 7.50% Senior Notes Documentation, the Qwest 7.25% Senior Notes Documentation, the LCI Notes Documentation and the Trol Transaction Documentation.

     "FCC" means the Federal Communications Commission, or any governmental agency succeeding to the functions thereof.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such date on such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means that certain Fee Letter dated February 8, 2000, between the Borrower and the Administrative Agent, and all other fee letters executed among the Borrower or any Lender[s] relating to this Agreement and the Loans, as such letters may be amended, modified, substituted, replaced, or increased from time to time.

     "GAAP" means generally accepted accounting principles applied on a consistent basis. Application on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, except for new developments or statements promulgated by the Financial Accounting Standards Board and other changes in accounting methods permitted by generally accepted accounting principles.

     "Guarantor" means LCI.

     "Guaranty" means a guaranty executed by any Person of the obligations of another Person, or any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor or such other Person against loss, including, without limitation, any comfort letter that has the effect of assuring any such creditor against loss, or take-or-pay contract and shall include without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

     "Hazardous Materials" means all materials subject to regulation under any Environmental Law, including without limitation materials listed in 49 C.F.R.
(S) 172.101, Hazardous Substances, explosive or radioactive materials, hazardous or toxic wastes or substances, petroleum or petroleum distillates, asbestos, or material containing asbestos.

     "Hazardous Substances" means hazardous waste as defined in the Clean Water Act, 33 U.S.C. (S) 1251 et seq., the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. (S) 9601 et seq., the Resource Conservation Recovery Act, 42 U.S.C. (S) 6901 et seq., and the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.

     "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, any Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, any Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower.

     "Income Tax Expense" means the aggregate income Taxes accrued by the Borrower and the Restricted Subsidiaries for the relevant period of determination.

     "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

     "Interest Coverage Ratio" means, on any date of determination for the Borrower and the Restricted Subsidiaries, the ratio of (a) Operating Cash Flow for the most recently completed 12 month period to (b) the aggregate amount of cash Interest Expense actually paid during the most recently completed 12 month period, provided that, for purposes of this calculation, Operating Cash
        -------------

Flow and Interest Expense shall be calculated as if all assets (including the acquisition of Capital Stock of Restricted Subsidiaries) acquired on any date during the period of determination were acquired on the first day in such period of determination, and all assets (including the acquisition of Capital Stock of Restricted Subsidiaries) sold on any date during the period of determination were sold on the first day in such period of determination.

     "Interest Expense" means, for the Borrower and the Restricted Subsidiaries on a consolidated basis for any period of determination, the gross interest expense for any period on Total Debt, determined in accordance with GAAP, minus the sum of (a) interest income for such period, plus (b) to the extent not included in the determination of such gross interest expense, upfront costs or fees expended during such period in connection with the execution and delivery of documentation relating to the Loan Papers.

     "Interest Period" means, with respect to any LIBOR Advance, the period beginning on the date the Advance is made or continued as a LIBOR Advance and ending one, two, three or six months thereafter (as the Borrower shall select), provided, however, that:
--------  -------

          (a) the Borrower may not select any Interest Period that ends after any scheduled principal repayment date unless, after giving effect to such selection, the aggregate principal amount of LIBOR Advances having Interest Periods that end on or prior to such principal repayment date, shall be at least equal to the principal amount of Advances due and payable on and prior to such date;

          (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided,
                                                                     --------
     however, that if such extension would cause the last day of such Interest
     -------
     Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

          (c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

          (d) Interest Periods for LIBOR Advances must be six months or less.

     "Interest Rate Protection Agreement" means an interest rate swap, cap, collar or similar interest rate protection agreement between the Borrower, any Lender or any Bank Affiliate.

     "Investment" means any direct or indirect purchase or other acquisition of, or a beneficial interest in, any Capital Stock or other securities of any other Person, or any direct or indirect loan, advance, or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of Debt or accounts receivable of any other Person that are not current assets or do not arise from sales to that other Person in the ordinary course of business.

     "IRU" means an indefeasible right to use fiber or telecommunications capacity, including the right to use the related transport and network equipment.

     "IRU Agreement" means an agreement pursuant to which an interest in an IRU is sold or leased or otherwise transferred.

     "KPNQwest Joint Venture" means the KPNQwest Joint Venture as described on
Schedule 4.01(q) hereto.
-------- -------

     "Law" means any constitution, statute, law, ordinance, regulation, rule, order, writ, injunction, or decree of any Tribunal.

     "LCI" means LCI International, Inc., a Delaware corporation.

     "LCI Notes" means those certain $350,000,000 7.25% Senior Notes Due 2007 issued by LCI.

     "LCI Notes Documentation" means that certain Indenture related to the LCI Notes and all other agreements and documentation relating to the LCI Notes.

     "Lead Arranger" means Banc of America Securities LLC.

     "Lenders" means the lenders listed on the signature pages of this Agreement, and each transferee which hereafter becomes a party to this Agreement pursuant to Section 10.04 hereof or Section 2.16 hereof, or pursuant to an amendment to this Agreement, in each case who is owed any portion of the Obligations, and each Bank Affiliate that is owed any portion of the Obligations pursuant to (i) an Interest Rate Protection Agreement or (ii) Section 2.14 or
Section 2.17 hereof, in each case for so long as each such Person is owed any portion of the Obligations or is obligated to make any Advance hereunder.

     "Lending Office" means, with respect to each Lender, its branch or affiliate, (a) initially, the office of each Lender, branch or affiliate identified on each Lender's signature page hereto, and (b) subsequently, such other office of each Lender, branch or affiliate as each Lender may designate to the Borrower and Administrative Agent as the office from which the Advances of each Lender will be made and maintained and for the account of which all payments of principal and interest on the Advances and the Commitment Fee will thereafter be made. Lenders may have more than one Lending Office for the purpose of making Base Advances and LIBOR Advances.

     "LIBOR Advance" means an Advance under the Loans bearing interest at the LIBOR Rate.

     "LIBOR Lending Office" means, with respect to each Lender, the office designated as its "LIBOR Lending Office" on each Lender's signature page hereto, or such other office of Lender or any of its affiliates hereafter designated by notice to the Borrower and Administrative Agent.

     "LIBOR Rate" means, for any LIBOR Advance for any Interest Period therefore, a rate per annum equal to the lesser of (a) the Highest Lawful Rate and (b) the sum of (i) the Applicable Margin, plus (ii) the rate per annum (rounded upwards, if necessary, to the nearest one-one hundredth (1/100th) of one percent (1%)) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest one-one hundredth (1/100th) of one percent (1%)) appearing on Reuters Screen LIBO page as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided,
                                                                       --------
however, if more than one rate is specified on Reuters Screen LIBO Page, the
-------
applicable rate shall be the arithmetic mean of all such rates.

     "License" means, as to the Borrower or any Restricted Subsidiary of the Borrower, any license, permit, consent, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by, or any filing or registration with, any Tribunal or third Person (including without limitation, the FCC or any applicable PUC) necessary for such Person to own, maintain, or operate its business or Property.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction (except for the filing of a financing statement or notice in connection with an (a) operating lease or (b) the true consignment of goods to the Borrower or any Restricted Subsidiary as consignee).

     "Litigation" means any proceeding, claim, lawsuit or arbitration, conducted by or before any Tribunal or arbitrator, including without limitation proceedings, claims, lawsuits, under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax, or other Law, or under or pursuant to any contract, agreement, or other instrument.

     "Loan Increase" means the aggregate amount of each increase in the Loans hereunder in accordance with the terms of Section 2.16 hereof.

     "Loans" means the $1,000,000,000 364 day revolving loan made by the Lenders in accordance with the terms of this Agreement and (a) each increase to such revolving loan in accordance with Section 2.16 hereof and (b) any additional new loan hereunder added in accordance with the terms of Section 2.16 hereof.

     "Loan Papers" means this Agreement, the Notes, the Conditional Early Release Unlimited Guaranty, the Fee Letter, financing statements, any Interest Rate Protection Agreement and related documents entered into by the Borrower with any Lender or any Bank Affiliate, other fee letters, Assignment and Acceptances, post-closing letters, all security agreements, pledges, mortgages, deeds of trust, assignments, leasehold mortgages, leasehold deeds of trust, collateral assignments and other agreements and documentation relating to the Liens securing the Obligations, and all other documents, instruments, agreements, or certificates executed or delivered from time to time by any Person in connection with this Agreement or as security for the Obligations hereunder, granting collateral or otherwise, as each such agreement may be amended, modified, substituted, replaced or extended from time to time.

     "Majority Lenders" means, on any date of determination, any combination of Lenders having collectively at least 51% of the aggregate amount of Advances under this Agreement; provided, however, that if no Advances are outstanding under this Agreement, such term means any combination of Lenders having Specified Percentages equal to at least 51% of the aggregate Commitment.

     "Material Adverse Change" means any circumstance or event that (a) is material and adverse to the financial condition, business, results of operations or Properties of the Borrower and the Restricted Subsidiaries taken as a whole,
(b) materially and adversely affects the validity or enforceability of any Material Loan Document or (c) causes an Event of Default.

     "Material Adverse Effect" means any circumstance or event that (a) materially and adversely affects the financial condition, business, results of operations or Properties of the Borrower and the Restricted Subsidiaries taken as a whole or (b) materially and adversely affects the validity or enforceability of any Material Loan Document.

     "Material Licenses" means those Licenses of the Borrower and its Restricted Subsidiaries (whether FCC, PUC or otherwise) without which a Substantial Portion
of the Backbone will not be permitted to operate.   For purposes of this
definition of "Material Licenses", "Substantial Portion" means any portion of the Backbone the failure of which to operate will have the effect of reducing Operating Cash Flow for the Borrower and its Original Restricted Subsidiaries by more than ten percent (determined by the most recently completed 12 month period).

     "Material Loan Document" means any of this Agreement, each Note, the Conditional Early Release Unlimited Guaranty, each Fee Letter, each Assignment and Acceptance, each Interest Rate Protection Agreement entered into between any Lender or any Bank Affiliate and the Borrower or any Restricted Subsidiary, and any other written agreement executed by and among the Borrower or any Restricted Subsidiary and the Administrative Agent and/or the Lenders and/or the Bank Affiliates, in each case in connection with this Agreement and the other Loan Papers from time to time during the term of this Agreement, as each may be amended, modified, substituted, replaced or extended from time to time.

     "Maturity Date" means 364 days after the date hereof, or such earlier date on which the total amount of outstanding Obligations are due and payable (including, without limitation, whether by acceleration, scheduled reduction of the Commitment to zero, mandatory or voluntary commitment reduction of the Commitment to zero, installment payments or otherwise) and after which the Commitment has been reduced to zero.

     "Maximum Amount" means the maximum amount of interest which, under Applicable Law, a Lender is permitted to charge on the Obligations.

     "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower, any Original Restricted Subsidiary of the Borrower, or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

     "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower, any Original Restricted Subsidiary of the Borrower, or any ERISA Affiliate and at least one Person other than the Borrower, any Original Restricted Subsidiary of the Borrower and any ERISA Affiliate, or (b) was so maintained and in respect of which the Borrower, any Original Restricted Subsidiary of the Borrower, or any

ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "Net Proceeds" means the gross cash proceeds received by the Borrower or any Restricted Subsidiary in connection with, or as a result of, any Disposition of any asset that is not a Permitted Asset Sale, minus (so long as each of the following are estimated in good faith and certified to the Administrative Agent in reasonable detail by an Authorized Officer) (a) actual taxes (estimated in good faith by not less than three Responsible Officers) incurred as a result of such Disposition (after giving effect to all tax benefits available to the Borrower or such Restricted Subsidiary), (b) reasonable and customary transaction costs paid or payable by the Borrower or any Restricted Subsidiary that are related to such Disposition and payable to a Person other than an Unrestricted Subsidiary or an Affiliate of the Borrower and its Subsidiaries, and (c) any principal, interest, fees, expenses and other amounts paid or payable within 30 days after the Disposition of any such assets in connection with the repayment of indebtedness owed to a third Person that is not an Affiliate of the Borrower or an Unrestricted Subsidiary, which such indebtedness is secured by Liens on such assets to the extent such Liens are permitted by
Section 7.02(g), Section 7.02(h) or not prohibited by Section 7.03 hereof.

     "Note" means each Note of the Borrower evidencing Advances hereunder, substantially in the form of Exhibit A hereto, together with any extension,
                             ---------
renewal or amendment thereof, or substitution therefor.

     "Notice of Change of Senior Unsecured Debt Rating" means that certain Notice of Change in the Senior Unsecured Debt Rating in the form of Exhibit G
                                                                    ---------
hereto.

     "Obligations" means all present and future obligations, indebtedness and liabilities, and all renewals and extensions of all or any part thereof, of the Borrower and each other Obligor or Restricted Subsidiary to Lenders, Administrative Agent arising from, by virtue of, or pursuant to this Agreement, any of the other Loan Papers and any and all renewals and extensions thereof or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof and reasonable attorneys' fees incurred by the Administrative Agent and Arranging Agents for the preparation of this Agreement and consummation of this credit facility, execution of waivers, amendments and consents, and in connection with the enforcement or the collection of all or any part thereof, and reasonable attorneys' fees incurred by the Lenders or any Bank Affiliate in connection with the enforcement or the collection of all or any part of the Obligations during the continuance of an Event of Default, in each case whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several, provided that
                                                                  -------- ----
the definition of Obligations as used in this Agreement shall specifically include (i) all amounts owed by any Obligor or any Restricted Subsidiary pursuant to the terms of any Interest Rate Protection Agreement entered into by the Borrower or such Restricted Subsidiary with the Administrative Agent, any Lender or any Bank Affiliate, plus (ii) all amounts owed any Bank Affiliate in accordance with the terms of Section 2.14 hereof or 2.17 hereof. Without limiting the generality of the foregoing, "Obligations" includes all amounts which would be owed by the Borrower, each other Obligor or Restricted Subsidiary and any other Person (other than Administrative Agent or Lenders) to Administrative Agent, Lenders or any Bank Affiliate under any Loan Paper, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower, any other Obligor, any Restricted Subsidiary or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of the Borrower, any other Obligor, any Restricted Subsidiary or any other Person under any Debtor Relief Law).

     "Obligor" means (a) the Borrower, (b) the Guarantor so long as such Guarantor is obligated under the Conditional Early Release Unlimited Guaranty,
(c) each other Person liable for performance of any of the Obligations and (d) each other Person the Property of which secures the performance of any of the Obligations.

     "Offering Memorandum" means that certain Confidential Offering Memorandum dated February 2000 prepared in connection with the syndication of the Loans.

     "Operating Cash Flow" means, for the Borrower and the Restricted Subsidiaries, for any period, the consolidated net income (loss) for such period taken as a single accounting period, plus the sum of the following amounts for such period to the extent included in the determination of such consolidated net income or loss, without duplication: (a) depreciation expense, (b) amortization expense and other non-cash charges, expenses or losses reducing income, (c) Interest Expense, (d) Income Tax Expense and (e) extraordinary losses, minus the sum of (i) extraordinary gains and (ii) non-cash income.

     "Original Borrower" means the Borrower as it existed immediately prior to the U S WEST Acquisition.

     "Original Restricted Subsidiary" means any Restricted Subsidiary that is not a U S WEST Company.

     "Participating Lenders" shall have the meaning ascribed thereto in Section 2.16(a)(i) hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

     "Permitted Acquisition" means acquisitions made by the Borrower or any Original Restricted Subsidiary of (a) assets (except Capital Stock) used in the Telecommunications Business, including, without limitation, the internet, internet protocol, web hosting and electronic commerce or (b) the Capital Stock of a Person operating in the Telecommunications Business, including, without limitation, the internet, internet protocol, web hosting and electronic commerce, so long as any such Person becomes a Wholly Owned Restricted Subsidiary.

     "Permitted Asset Sales" means (a) Dispositions of assets in the ordinary course of business and in accordance with the Borrower's past practices and (b) Dispositions of equipment that is worn out, obsolete, damaged or otherwise unsuitable for use in the business.

     "Permitted Investments" means, (a) so long as U S WEST has a Senior Unsecured Debt Rating of BBB- or Baa3 or higher immediately prior to the consummation of such acquisition, the U S WEST Acquisition and (b) cash and non-cash Investments made after November 29, 1999 (which such Investments are not otherwise permitted by subsections (a) through (f), or (h) through (n) of
Section 7.04 hereof), the sum of which in the aggregate for the Borrower and the Restricted Subsidiaries under this definition does not exceed at any time outstanding, $1,000,000,000.

Notwithstanding the foregoing, to the extent and at the time that any series of Investments permitted under Section 7.04 hereof constitutes an acquisition of the Capital Stock of a Person that becomes a Wholly Owned Restricted Subsidiary that is also permitted by the terms of Section 7.18 hereof or is acquired by a U S WEST Restricted Subsidiary, such series of Investments shall no longer be included as an Investment in determining the outstanding Investments for inclusion in the basket set forth above.

     "Permitted Liens" means, as applied to any Person:

     (a) any Lien in favor of the Lenders to secure the Obligations hereunder;

     (b) (i) Liens on real estate for real estate Taxes not yet delinquent or claims being diligently contested in good faith, (ii) Liens created by lease agreements, licenses or similar interests, or by statute or common law to secure the payments of rental, license amounts or similar amounts and other sums not yet due thereunder, (iii) Liens on leasehold interests, licenses or similar interests created by the lessor, licensee or grantor thereunder in favor of any mortgagee of the leased premises, and (iv) Liens for Taxes, assessments, governmental charges, levies or claims that are not yet delinquent or remain payable without penalty or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

     (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor, and in addition to the foregoing, Liens of carriers, warehousemen, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business that in the aggregate do not secure liabilities in excess of $10,000,000 outstanding at any one time;

     (d) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation;

     (e) Easements, right-of-way, zoning restrictions, servitudes, matters of public record, restrictions and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person as being conducted;

     (f) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that (i) such Person shall have established adequate reserves for such
-------------
judgments or awards, (ii) such judgments or awards shall be fully insured (subject to deductibles) and the insurer shall not have denied coverage, or
(iii) such judgments or awards shall have been bonded to the satisfaction of the Majority Lenders;

     (g) Any Liens existing on the Closing Date which are described on Schedule
                                                                       --------
7.03 hereto and not otherwise described elsewhere in the definition of Permitted
----
Liens, and Liens resulting from the permitted refinancing of the related Debt for Borrowed Money of the Borrower and its Restricted Subsidiaries, provided
                                                                    --------
that the Debt for Borrowed Money of the Borrower and its Restricted
----

Subsidiaries secured thereby shall not be increased and the Liens shall not cover additional assets of the Borrower or any such Restricted Subsidiary;

     (h) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

     (i) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor or deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral
-------------
account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System or any governmental authority succeeding to any of its principal functions, and (ii) such deposit account is not intended by the Borrower to provide collateral to the depository institution; and

     (j) any UCC-1 or UCC-3 filing against the Borrower or any Restricted Subsidiary (i) which were filed in connection with Debt which has been repaid in full and extinguished, (ii) with respect to which an Authorized Officer of the Borrower or such Restricted Subsidiary has not had actual knowledge of their existence for more than 30 days, (iii) with respect to which any commitment, obligation or liability of the Borrower or any such Restricted Subsidiary and any such lender or creditor has been terminated and (iv) with respect to which all documentation creating any lien, hypothecation or security interest related to such UCC filing has been terminated whether pursuant to its terms or otherwise.

     "Permitted Refinancing Indebtedness" means Debt of the applicable Obligor or Original Restricted Subsidiary to the extent all of the net proceeds thereof are used to refinance Debt of such Obligor or Original Restricted Subsidiary, provided that after giving effect to the incurrence of such Debt, the Borrower
-------------
is in pro forma compliance with the terms of this Agreement, and provided further that (i) the material terms of such new Debt are no more restrictive than the Existing Financing Documentation (including, without limitation, the maturity, financial covenants and restrictive covenants), (ii) the maturity of such new Debt is no shorter than the Debt being refinanced, (iii) the priority of any such new Debt shall remain unchanged (if such Debt to be refinanced is Subordinated Indebtedness, the subordination provisions shall remain substantially unchanged in the new refinanced Debt) and (iv) other than with respect to the LCI Notes in which case the Borrower may become obligated on such LCI Notes and the Guarantor may be released, the parties obligated on (or with respect to) such Debt remain the same.

     "Person" means an individual, partnership, joint venture, corporation, limited liability company, trust, Tribunal, unincorporated organization, and government, or any department, agency, or political subdivision thereof.

     "Plan" means a Single Employer Plan or a Multiple Employer Plan.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "Prohibited Transaction" has the meaning specified in Section 4975 of the Code or Section 406 of Title I of ERISA.

     "Property" means all types of real, personal, tangible, intangible, or mixed property, whether owned or hereafter acquired in fee simple or leased by the Borrower and the Restricted Subsidiaries.

     "PUC" means any state regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any long distance network facility or telecommunications systems or over Persons who own, construct or operate a long distance network facility or telecommunications systems, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in such state.

     "Quarterly Date" means the last Business Day of each March, June, September and December during the term of this Agreement.

     "Qwest Material Subsidiary" means on any date of determination, any Original Restricted Subsidiary that generated in the most recently completed 12 month period in excess of 10% of the Operating Cash Flow of the Original Borrower and its Original Restricted Subsidiaries, and "Qwest Material Subsidiaries" means the smallest group of one or more Original Restricted Subsidiaries which in the aggregate generated in the most recently completed 12 month period not less than 80% of the Operating Cash Flow of the Original Borrower and its Original Restricted Subsidiaries.

     "Qwest 8.29% Senior Discount Notes" means those certain 8.29% Senior Discount Notes Due 2008 issued by the Borrower.

     "Qwest 8.29% Senior Discount Notes Documentation" means that certain Indenture dated January 29, 1998 related to the Qwest 8.29% Senior Discount Notes and all other agreements and documentation relating to the Qwest 8.29% Senior Discount Notes.

     "Qwest 9.47% Senior Discount Notes" means those certain 9.47% Senior Discount Notes Due 2007 issued by the Borrower.

     "Qwest 9.47% Senior Discount Notes Documentation" means that certain Indenture dated October 15, 1997 related to the Qwest 9.47% Senior Discount Notes and all other agreements and documentation relating to the Qwest 9.47% Senior Discount Notes.

     "Qwest 7.50% Senior Notes" means those certain 7.50% Senior Notes Due 2008 issued by the Borrower.

     "Qwest 7.50% Senior Notes Documentation" means that certain Indenture dated November 4, 1998 related to the Qwest 7.50% Senior Notes and all other agreements and documentation relating to the Qwest 7.50% Senior Notes.

     "Qwest 10.875% Senior Notes" means those certain 10.875% Senior Notes Due 2007 issued by the Borrower.

     "Qwest 10.875% Senior Notes Documentation" means that certain Indenture dated August 28, 1997 related to the Qwest 10.875% Senior Notes and all other agreements and documentation relating to the Qwest 10.875% Senior Notes.

     "Qwest 7.25% Senior Notes" means those certain 7.25% Senior Notes Due 2008 issued by the Borrower.

     "Qwest 7.25% Senior Notes Documentation" means that certain Indenture dated November 27, 1998 related to the Qwest 7.25% Senior Notes and all other agreements and documentation relating to the Qwest 7.25% Senior Notes.

     "Refinancing Advance" means any Advance which is used to pay the principal amount (or any portion thereof) of an Advance at the end of its Interest Period and which, after giving effect to such application, does not result in an increase in the aggregate amount of outstanding Advances.

     "Release Date" means the date on which the Notes have been paid, all other Obligations due and owing have been paid and performed in full, and the Commitment has been terminated.

     "Repayment Event" means (a) with respect to Debt for Borrowed Money of the Borrower and the Original Restricted Subsidiaries, any event or circumstance which meets any of the following criteria: (i) causes any mandatory redemption, prepayment or other repayment in full (excluding any scheduled repayments) of any Debt for Borrowed Money of the Borrower and its Original Restricted Subsidiaries or (ii) permits the holders of any Debt for Borrowed Money of the Borrower and its Original Restricted Subsidiaries to redeem in full, to demand the prepayment or repayment in full of such Debt for Borrowed Money and (b) with respect to Debt for Borrowed Money of the U S WEST Restricted Subsidiaries, any event or circumstance which meets any of the following criteria: (i) causes any mandatory redemption, prepayment or other repayment in full (excluding any scheduled repayments) of any Debt for Borrowed Money of any U S WEST Restricted Subsidiary or (ii) permits the holders of any Debt for Borrowed Money of any U S WEST Restricted Subsidiary to redeem in full, to demand the prepayment or repayment in full of any such Debt for Borrowed Money.

     "Responsible Officer" means with respect to the Borrower and its Restricted Subsidiaries respectively, any Authorized Officer, any Executive Vice President and any Senior Vice President.

     "Restricted Payments" means, for the Borrower and the Restricted Subsidiaries of the Borrower, (a) any direct or indirect Distribution, dividend or other payment on account of any equity interest in, or shares of, Capital Stock or other securities, of the Borrower and its Restricted Subsidiaries (or the establishment of any sinking fund or otherwise the setting aside of any funds with respect thereto), except such dividends that are paid with common equity securities of the Borrower; (b) any management, consulting or other similar fees, or any interest thereon, payable by the Borrower or any of the Restricted Subsidiaries to any Unrestricted Subsidiary and/or any other Affiliate of the Borrower other than a Wholly Owned Restricted Subsidiary (or the establishment of any sinking fund or otherwise the setting aside of any funds with respect thereto), but specifically excluding any consulting fees payable by the Borrower or any Restricted Subsidiary to a Person that is not an Unrestricted Subsidiary or an Affiliate of the Borrower, (c) loans or advances to employees and/or shareholders of the Borrower and the Subsidiaries of the Borrower; (d) payments of principal and/or interest, or the setting aside of funds with respect thereto, of any Total Debt except the Obligations; (e) dividends, distributions, redemptions, repurchases or defeasance of any preferred stock issuance (or the setting aside of any funds to do so); and (f) payments of any amounts, fees, advances, loans, investments or otherwise to any Unrestricted Subsidiary, except Permitted Investments, except that payments by the Borrower in lieu of the issuance of fractional shares as a result of the U S WEST Acquisition shall not constitute a Restricted Payment.

     "Restricted Subsidiary" means, as of any date of determination, all those Subsidiaries of the Borrower that are not Unrestricted Subsidiaries, provided
                                                                     --------
that, notwithstanding the foregoing, (a) all Subsidiaries designated by the
----
Borrower as Restricted Subsidiaries on the Existing Bank Facility Closing Date shall remain Restricted Subsidiaries until the earlier of either (i) the Obligations being repaid in full and the Commitments terminated or (ii) the re-designation of such Restricted Subsidiary by the Borrower with the written approval of Majority Lenders, and (b) this definition shall, after the Acquisition Date but subject to Section 8.08 hereof, include all U S WEST Restricted Subsidiaries.

     "Rights" means rights, remedies, powers, and privileges.

     "Senior Unsecured Debt Rating" means the Borrower's senior unsecured debt rating as announced by Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or Moody's Investors Service, Inc.

     "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that is maintained for employees of the Borrower, any Original Restricted Subsidiary or any ERISA Affiliate, other than a Multiple Employer Plan of the Borrower.

     "Sole Book Running Manager" means Banc of America Securities LLC.

     "Solvent" means, as of any date of determination, with respect to any Person, that on such date such Person is not "insolvent" (as that term is defined in section 101 of the Bankruptcy Reform Act of 1978, as amended from time to time and any successor statute), (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small capital.

     "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., or such other individual or firm acting as special counsel to Administrative Agent, as designated by Administrative Agent from time to time.

     "Specified Change of Control" means the occurrence of either of the following events: (a) with respect to Debt for Borrowed Money of the Borrower and the Original Subsidiaries, any event which constitutes any "change of control" or "change in control" as defined in (i) any of the Existing Financing Documentation or (ii) any other instrument evidencing any then outstanding and unpaid Debt for Borrowed Money of the Borrower and the Original Restricted Subsidiaries in excess of $25,000,000, or (b) with respect to Debt for Borrowed Money of the U S WEST Restricted Subsidiaries, any event which constitutes any "change of control" or "change in control" as defined in any of the U S WEST Financing Documentation evidencing any then outstanding and unpaid Debt for Borrowed Money of the U S WEST Restricted Subsidiaries in excess of $100,000,000.

     "Specified Percentage" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof designated as its Specified Percentage, or as adjusted or specified (i) in any Assignment and Acceptance,
(ii) in any amendment to this Agreement, or (iii) in connection with any increase in the Loans effected in accordance with the provisions of Section 2.16 hereof.

     "Subordinated Indebtedness" means Debt of the Borrower that is unsecured and subordinated to the Obligations, such Debt in each case (a) to be pursuant to the terms and conditions set forth on Schedule 1.01 hereto and (b) to be
                                         -------------
pursuant to documentation containing material terms and conditions no more onerous or restrictive than this Agreement and the Material Loan Documents.

     "Subsidiary" of any Person means any corporation, limited liability company, partnership, joint venture, trust or estate of which (or in which) more than 50% of:

          (a) the outstanding Capital Stock having voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

          (b) the interest in the capital or profits of such partnership or joint venture, or

          (c) the beneficial interest of such trust or estate,

is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

     "Tangible Assets" means, with respect to any Person on any date of determination, the tangible assets of such Person and the tangible assets of the specified Subsidiaries of such Person, in each case determined in accordance with GAAP on such date.

     "Taxes" means all taxes, assessments, imposts, fees, or other charges at any time imposed by any Laws or Tribunal.

     "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, data or video through owned or leased transmission facilities, (ii) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business, or (iii) evaluating, participating in or pursuing any other activity or opportunity that is primarily related to those identified in (i) or (ii) above, provided that the
                                                  -------------
determination of what constitutes a telecommunications business under this definition shall be made in good faith by the Board of Directors.

     "Total Debt" means all Debt for Borrowed Money of the Borrower and its Restricted Subsidiaries which would be shown on a consolidated balance sheet in accordance with GAAP, including, without limitation for the Borrower and the Restricted Subsidiaries, (a) Capital Lease obligations, (b) Debt of any other Person secured by a Lien on the property of the Borrower or any Restricted Subsidiary in an amount equal to the lesser of (i) such Debt of such Person and
(ii) the
value of such pledged property, (c) Contingent Liabilities to the extent any such Contingent Liabilities constitute Debt for Borrowed Money of the Borrower and its Restricted Subsidiaries, (d) Withdrawal Liability and (e) overdue interest on any Debt for Borrowed Money of the Borrower and its Restricted Subsidiaries (but not accrued interest that is not overdue).

     "Total Leverage Ratio" means, on any date of determination, the ratio of
(a) Total Debt on such date to (b) Annualized Operating Cash Flow, provided that
                                                                   -------------
(i) the calculation of Total Debt for purposes of the Total Leverage Ratio will be net of the sum of any cash balances in excess of $10,000,000 and (ii) for purposes of this calculation, Operating Cash Flow shall be calculated as if all assets (including the acquisition of Capital Stock of Restricted Subsidiaries) acquired on any date during the period of determination were acquired on the first day in such period of determination, and all assets (including the acquisition of Capital Stock of Restricted Subsidiaries) sold on any date during the period of determination were sold on the first day in such period of determination.

     "Tribunal" means any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental body.

     "TROL Transaction" means that certain synthetic lease transaction pursuant to the TROL Transaction Documentation.

     "TROL Transaction Documentation" means that certain (1) Trust Agreement, dated as of November 15, 1996, between Bank of America, N.A. (formerly NationsBank, N.A., successor by merger to NationsBank of Texas, N.A.), The Industrial Bank of Japan, Ltd., The Bank of New York, The Bank of Nova Scotia, PNC Leasing Corp. and Bank One, N.A. (formerly The First National Bank of Chicago) each as holders, and First Security Bank, National Association, as the Owner Trust, (2) that certain Participation Agreement, dated as of November 15, 1996, among LCI, as the Construction Agent and as the Lessee, First Security Bank, National Association, as the Owner Trustee, the various banks and lending institutions which are parties thereto as holders, the various banks and lending institutions which are parties thereto from time to time, as the lenders and Bank of America, N.A. (formerly NationsBank, N.A.) as the agent for the lenders,
(3) that certain Credit Agreement dated as of November 15, 1996 among First Security Bank, National Association, as the owner trustee as the borrower the several lenders from time to time party thereto and Bank of America, N.A. (formerly NationsBank, N.A.), as the agent, (4) those certain Tranche A Notes, each dated as of November 15, 1996, payable to the order of Bank of America, N.A. (formerly NationsBank, N.A.), The Industrial Bank of Japan, Ltd., The Bank of New York, The Bank of Nova Scotia, Bank One, N.A. (formerly, The First National Bank of Chicago) and PNC Leasing Corp., respectively, (5) that certain Unconditional Guaranty Agreement dated as of November 15, 1996 made by LCI as guarantor in favor of Bank of America, N.A. (formerly NationsBank, N.A.), as agent for the ratable benefit of the Tranche A lenders, (6) those certain Tranche B Notes, each dated as of November 15, 1996, payable to the order of Bank of America, N.A. (formerly NationsBank, N.A.), The Industrial Bank of Japan, Ltd., The Bank of New York, The Bank of Nova Scotia, Bank One, N.A. (formerly The First National Bank of Chicago) and PNC Leasing Corp., respectively, and (7) all such other documents, receipts, deeds of trust, security agreements and other agreements and certificates (including, without limitation, certificates of trust) executed in connection with the foregoing agreements, in each case as each such agreement, receipt or other document or certificate has been or shall be amended, extended, waived or modified from time to time as permitted by the terms of this Agreement.

     "Type" refers to the distinction between Advances bearing interest at the Base Rate and LIBOR Rate.

     "UCC" means the Uniform Commercial Code as adopted in the State of New
York.

     "Unrestricted Subsidiary" means those Subsidiaries of the Borrower that are designated in writing to the Administrative Agent and each Lender by the Borrower as Unrestricted Subsidiaries and all U S WEST Unrestricted Subsidiaries, provided that no Restricted Subsidiary existing on the Existing
              -------------
Bank Facility Closing Date may be designated as an Unrestricted Subsidiary without the prior written consent of Majority Lenders. Each newly formed or acquired Unrestricted Subsidiary shall be effective as of the date of formation or acquisition, respectively.

     "U S WEST" means U S WEST, Inc., a Delaware corporation.

     "U S WEST Acquisition" means that certain acquisition and merger by the Borrower of U S WEST in accordance with the terms of that certain Agreement and Plan of Merger, dated as of July 18, 1999 between the Borrower and U S WEST, as such agreement may be amended, modified, renewed or extended from time to time.

     "U S WEST Company" means any of U S WEST and its Subsidiaries.

     "U S WEST Debt" means all outstanding and unpaid Debt for Borrowed Money of U S WEST and the U S WEST Restricted Subsidiaries from time to time, and any permitted refinancings, extensions, modifications and renewals thereof, provided that, except for the U S WEST Guarantees, in no event shall the Borrower or any Original Restricted Subsidiary be obligated on such Debt for Borrowed Money.

     "U S WEST Default" means any breach, default, event of default or failure to comply, under or as defined in, any of the U S WEST Financing Documentation, in each case only so long as such breach, default, event of default or such failure shall continue after the applicable grace period and either (i) permits the holders thereof to accelerate such Debt evidenced thereby in a principal amount then outstanding and unpaid in excess of $100,000,000, or (ii) results in a Repayment Event with respect to Debt evidenced thereby in a principal amount then outstanding and unpaid in excess of $100,000,000.

     "U S WEST Financing Documentation" means all agreements, instruments and other documentation evidencing and/or in connection with all U S WEST Debt, as such agreements, instruments and other documentation may be amended, modified, waived, refinanced, replaced, renewed or extended from time to time.

     "U S WEST Guarantees" means all Guaranties of Debt of the U S WEST Restricted Subsidiaries executed by U S WEST, as each such Guarantee may be amended, modified, renewed or extended from time to time. To the actual knowledge of an Authorized Officer, all U S WEST Guarantees in effect on the Closing Date are listed on Schedule 1.03 hereto.
                           -------------

     "U S WEST Permitted Refinancing Indebtedness" means Debt of a U S WEST Restricted Subsidiary to the extent all of the net proceeds thereof are used to refinance U S WEST Debt of a

U S WEST Restricted Subsidiary, provided that after giving effect to the
                                -------------
incurrence of such Debt, the Borrower is in pro forma compliance with the terms of this Agreement, and provided further that (i) the parties obligated on (or with respect to) such Debt do not include the Borrower or any Original Restricted Subsidiary and (ii) the collateral and/or security for such Debt does not include any Properties or assets of the Borrower or any of the Original Restricted Subsidiaries.

     "U S WEST Restricted Subsidiary" means, as of any date of determination after the date of the U S WEST Acquisition, U S WEST and all the Subsidiaries of U S WEST that are not U S WEST Unrestricted Subsidiaries, provided that, on and
                                                          -------------
after the Acquisition Date, the Designated U S WEST Restricted Subsidiary shall remain a U S WEST Restricted Subsidiary until the earlier of either (i) the Obligations being repaid in full and the Commitments terminated or (ii) the re-designation of such U S WEST Restricted Subsidiary by the Borrower with the written approval of Majority Lenders.

     "U S WEST Unrestricted Subsidiary" means, those Subsidiaries of U S WEST that are designated in writing to the Administrative Agent and each Lender by the Borrower as U S WEST Unrestricted Subsidiaries from time to time, provided
                                                                      --------
that the Designated U S WEST Restricted Subsidiary may not be designated as a
----
U S WEST Unrestricted Subsidiary without the prior written consent of Majority Lenders. Each newly formed or acquired U S WEST Unrestricted Subsidiary shall be effective as of the date of formation or acquisition, respectively.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Waiver Period" means the period beginning the Acquisition Date and continuing until the end of the Borrower's second full fiscal quarter that commences after such date.

     "Wholly Owned Restricted Subsidiary" means, as of any date of determination, a Restricted Subsidiary that is owned 100%, directly or indirectly, by the Borrower, provided that, with respect to foreign Subsidiaries
                             -------------
of the Borrower, "Wholly Owned Restricted Subsidiary" shall also include those foreign Subsidiaries of the Borrower that are 99% or above owned directly or indirectly by the Borrower.

     "Withdrawal Liability" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

     "Year 2000 Problem" means the risk that computer applications and devices containing imbedded computer chips used by the Borrower or any of its Subsidiaries (or their respective customers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999.

     1.02. Accounting and Other Terms. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, unless otherwise expressly stated herein (acknowledging that excluding the Unrestricted Subsidiaries is not in accordance with GAAP). References herein to one gender shall be deemed to include all other genders. Except where the context otherwise requires, (a) definitions imparting the singular shall include the plural and vice versa and (b) all references to time are deemed to refer to New York time. In any calculation made hereunder, including, without limitation, calculations made under Section 7.01 hereof, to the extent that any such calculations are made in reliance upon financial information supplied to the Administrative Agent and the Lenders in accordance with the terms hereof and such information is later corrected or changed in any manner (pursuant to an audited statement or otherwise), all such calculations made in accordance with the terms hereof shall be changed and effective retroactively as if the correct information had been delivered originally.

                        ARTICLE II.  THE LOAN FACILITY

     2.01. Loans. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, to make Advances available to the Borrower on a Business Day during the period from the Closing Date to the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding such Lender's Specified Percentage of the difference between the Commitment and the sum of Advances then outstanding. Subject to the terms and conditions of this Agreement, until the Maturity Date, the Borrower may borrow, repay and reborrow the Advances; provided, however, that at no time shall the sum of all
              --------  -------
outstanding Advances exceed the Commitment.

     2.02.  Making Advances.

     (a   Advances.  Each Borrowing of Advances shall be made upon the written notice of the Borrower, received by Administrative Agent not later than (i) 12:00 p.m. central standard time three Business Days prior to the date of the proposed Borrowing, in the case of Advances which are LIBOR Advances and (ii) 12:00 p.m. central standard time on the date of such Borrowing, in the case of Advances which are Base Advances. Each such notice of a Borrowing (a "Borrowing Notice") shall be by telecopy or telephone, promptly confirmed by letter, in substantially the form of Exhibit C hereto specifying therein:
                          ---------

               (i) the date of such proposed Borrowing, which shall be a Business Day;

               (ii) the Type of Advances of which the Borrowing is to be comprised;

               (iii) the amount of such proposed Borrowing which shall not exceed the unused portion of the Commitment and shall (A) in the case of a Borrowing of Base Advances, be in an amount of not less than $2,000,000 or an integral multiple of $1,000,000 in excess thereof (or any lesser amount if such amount is the remaining undrawn portion under the Commitment), and
     (B) in the case of a Borrowing of LIBOR Advances, be in an amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof; and

               (iv) if the Borrowing is to be comprised of LIBOR Advances, the duration of the initial Interest Period applicable to such Advances.

If the Borrowing Notice fails to specify the duration of the initial Interest Period for any Borrowing or Refinancing Advance, as applicable, comprised of LIBOR Advances, such Interest Period shall be one month. Administrative Agent shall promptly notify Lenders of each such notice. Each Lender shall, before 1:00 p.m. on the date of each Advance under the Loans hereunder (other than a Refinancing Advance), make available to Administrative Agent, at its office at Bank of America Plaza, 901 Main Street, Dallas, Texas 75202, such Lender's Specified Percentage of the aggregate Advance requested to be made on that day in immediately available funds.

     (b   Availability of Funds.  Unless any applicable condition specified in
Article III has not been satisfied, Administrative Agent will make the funds promptly available to the Borrower (other than with respect to a Refinancing Advance) by either (i) wiring such amounts pursuant to any wiring instructions, or (ii) depositing such amount in the account of the Borrower at the Administrative Agent, in each case as specified by the Borrower to the Administrative Agent in writing.

     (c   Number of Interest Periods and Maximum Borrowings.  After giving effect to any Borrowing, (i) there shall not be more than seven different Interest Periods in effect and (ii) the aggregate principal amount of outstanding Advances shall not exceed the Commitment.

     (d   Interest Period Limitations.  No Interest Period applicable to any
Advance shall extend beyond the Maturity Date.

     (e   Reliance by Administrative Agent. Unless a Lender shall have notified
Administrative Agent prior to the date of any Advance that it will not make available its Specified Percentage of any Advance, Administrative Agent may assume that such Lender has made the appropriate amount available in accordance with Section 2.02(a) hereof, and Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent any Lender shall not have made such amount available to Administrative Agent, such Lender and the Borrower severally agree to repay to Administrative Agent immediately on demand such corresponding amount together with interest thereon, from the date such amount is made available to the Borrower until the date such amount is repaid to Administrative Agent, at (i) in the case of the Borrower, the Base Rate, and (ii) in the case of such Lender, the Federal Funds Rate.

     (f   Failure by Lender to Make Advance.  The failure by any Lender to make available its Specified Percentage of any Advance hereunder shall not relieve any other Lender of its obligation, if any, to make available its Specified Percentage of any Advance. In no event, however, shall any Lender be responsible for the failure of any other Lender to make available any portion of any Advance.

     (g   Indemnification. The Borrower shall indemnify each Lender against any
Consequential Loss incurred by each Lender as a result of (i) any failure to fulfill, on or before the date specified for an Advance, the conditions to the Advance set forth herein (including a Refinancing Advance) or (ii) the Borrower's requesting that an Advance (including a Refinancing Advance) not be made on the date specified in the Borrowing Notice.

     2.03. Evidence of Debt for Borrowed Money. The Advances made by each Lender under the Loans shall be evidenced by a Note in the amount of such Lender's Specified Percentage of the Commitment. The Administrative Agent's and each Lender's records shall be presumptive evidence as to amounts owed Administrative Agent and such Lender under the Notes and this Agreement.

     2.04.  Optional Prepayments.

     (a) The Borrower may, upon at least two Business Days prior written notice to Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of any Advances in whole or in part, together with accrued interest to the date of such prepayment on the principal amount of LIBOR Advances prepaid without premium or penalty other than any Consequential Loss; provided, however, that in the case of a
                                   --------  -------
prepayment of a Base Advance, the notice of prepayment may be given by telephone by 12:00 p.m. central standard time on the date of prepayment. Each partial prepayment shall, in the case of Base Advances under the Loans, be in an aggregate principal amount of not less than $100,000 or a larger integral multiple of $50,000 in excess thereof and, in the case of LIBOR Advances under the Loans, be in an aggregate principal amount of not less than $500,000 or a larger integral multiple of $100,000 in excess thereof. If any notice of prepayment is given, the principal amount stated therein, together with accrued interest on the amount of LIBOR Advances prepaid and the amount, if any, due under Section 2.12 and Section 2.14 hereof, shall be due and payable on the date specified in such notice unless the Borrower revokes its notice, provided that,
                                                                 -------------
if the Borrower revokes its notice of prepayment prior to such date specified, the Borrower shall reimburse the Administrative Agent for the account of all Lenders for all Consequential Losses suffered by each Lender as a result of the Borrower's failure to prepay. A certificate of each Lender claiming compensation under this Section 2.04(a), setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be presumptive evidence of the validity of such claim.

     (b) All prepayments made pursuant to this Section 2.04 shall be first applied to Base Advances then to LIBOR Advances, all without premium or penalty, except the Borrower must pay together with any such prepayments, any Consequential Losses.

     2.05.  Mandatory Prepayments.

     (a) Asset Sales and Investments. To the extent that the Borrower or any of the Restricted Subsidiaries consummates any Disposition of any asset or any of its Properties except (i) Dispositions consummated in accordance with the terms of Section 7.05(a)(i) hereof and (ii) if there exists no Default or Event of Default both before and after giving effect to any such Disposition, Dispositions consummated in accordance with the other terms and provisions of
Section 7.05(a) hereof (other than Section 7.05(a)(i) hereof), then the Borrower shall immediately use or cause to be used 100% of the Net Proceeds of any such transaction received by or allocated to the Borrower or such Restricted Subsidiary as the case may be, to repay the Obligations under the Loans except to the extent that such Net Proceeds are ultimately reinvested within a 12 month period after any such asset Disposition, in assets used in the Telecommunications Business, including, without limitation, the internet, internet protocol, web hosting or electronic commerce of the Borrower or any of the Wholly Owned Restricted Subsidiaries, acquisitions permitted under Section
7.18 hereof or Investments permitted under Section 7.04 hereof.

     (b) Mandatory Prepayments, Generally. All prepayments made pursuant to this Section 2.05 shall be first applied to Base Advances then to LIBOR Advances, all without premium or penalty, except the Borrower must pay together with such prepayments, any accrued interest on LIBOR Advances repaid by such prepayments and any Consequential Losses.

     2.06.  Repayment.

     (a) LIBOR Advances. The principal amount of each LIBOR Advance is due and payable on the last day of the applicable Interest Period, which principal payment may be made by means of a Refinancing Advance in accordance with the terms of Section 2.09 hereof (and subject to the other provisions of this Agreement).

     (b) Commitment Reduction. On the date of a reduction of the Commitment pursuant to Section 2.11 hereof, the aggregate amount of outstanding Advances in excess of the Commitment as reduced shall in each case be immediately due and payable. Each such principal repayment may not be made by means of Refinancing Advances.

     (c) Maturity Date. All outstanding Advances under the Loans and all other Obligations shall be due and payable in full on the Maturity Date.

     (d) Repayments, Generally. Any repayments made pursuant to this Section shall be without premium or penalty, except the Borrower must pay together with any such prepayments, any Consequential Losses. Repayment of Advances shall be applied to Base Advances first, and then to LIBOR Advances.

     2.07. Interest. Subject to Section 2.08 and Section 10.08 hereof, the Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal shall be paid in full, at either the Base Rate or the LIBOR Rate, as set forth in subsection (a) or (b) below, as selected by the Borrower in accordance with Section 2.02 hereof and as follows:

           (a) Base Advances. Base Advances shall bear interest at a rate per annum equal to the Base Rate as in effect from time to time. If the amount of interest payable in respect of any interest computation period is reduced to the Highest Lawful Rate and the amount of interest payable in respect of any subsequent interest computation period would be less than the Maximum Amount, then the amount of interest payable in respect of such subsequent interest computation period shall be automatically increased to the Maximum Amount; provided that at no time shall the aggregate amount by
                         -------------
     which interest paid has been increased pursuant to this sentence exceed the aggregate amount by which interest has been reduced pursuant to this sentence.

           (b) LIBOR Advances. LIBOR Advances shall bear interest at the rate per annum equal to the LIBOR Rate applicable to such Advance.

           (c) Payment Dates. Accrued and unpaid interest on Base Advances shall be paid quarterly in arrears on each Quarterly Date and on the Maturity Date. Accrued and unpaid interest in respect of each LIBOR Advance shall be paid on the last day of the appropriate Interest Period, on the Maturity Date and on the date of any prepayment or repayment of such Advance; provided, however, that if any Interest Period for a LIBOR Advance
              -----------------
     exceeds three months, interest shall also be paid on the date which falls three months after the beginning of such Interest Period and each three months thereafter until such Interest Period expires.

     2.08. Default Interest. During the continuation of any Event of Default, the Borrower shall pay, on demand, interest (after as well as before judgment to the extent permitted by Law) on the principal amount of all Advances outstanding and on all other Obligations due and unpaid hereunder at a per annum rate equal to (a) until, for each LIBOR Advance in existence at such time, the expiration of the applicable Interest Period relating to such LIBOR Advance, the lesser of (i) the Highest Lawful Rate and (ii) the applicable LIBOR Rate for such LIBOR Advance plus 2% and (b) for each Base Advance, the lesser of the (i) the Highest Lawful Rate and (ii) the Base Rate plus 2%. LIBOR Advances shall not be available for selection by the Borrower during the continuance of an Event of Default.

     2.09.  Continuation and Conversion Elections.

     (a) The Borrower may upon irrevocable written notice to Administrative Agent and subject to the terms of this Agreement:

               (i) elect to convert, on any Business Day, all or any portion of outstanding Advances which are Base Advances (in an aggregate amount not less than $500,000 or an integral multiple of $100,000 in excess thereof) into LIBOR Advances; or

               (ii) elect to convert at the end of any Interest Period therefor, all or any portion of outstanding Advances which are LIBOR Advances comprised in the same Borrowing (in an aggregate amount not less than $100,000 or an integral multiple of $50,000 in excess thereof) into Base Advances; or

               (iii) elect to continue, at the end of any Interest Period therefor, any Advances which are LIBOR Advances;

provided, however, that if the aggregate amount of outstanding LIBOR Advances
--------  -------
comprised in the same Borrowing shall have been reduced as a result of any payment, prepayment or conversion of part thereof to an amount less than $500,000, the LIBOR Advances comprised in such Borrowing shall automatically convert into Base Advances at the end of each respective Interest Period.

     (b) The Borrower shall deliver a notice of conversion or continuation (a "Conversion or Continuation Notice"), in substantially the form of Exhibit D
                                                                   ---------
hereto, to Administrative Agent not later than (i) 12:00 p.m. central standard time three Business Days prior to the proposed date of conversion or continuation, if the Advances (or any portion of either thereof) are to be converted into or continued as LIBOR Advances; and (ii) 12:00 p.m. central standard time on the Business Day of the proposed conversion, if the Advances (or any portion thereof) are to be converted into Base Advances.

     Each such Conversion or Continuation Notice shall be by telecopy or telephone, promptly confirmed by letter, specifying therein:

               (i)   the proposed date of conversion or continuation;

               (ii) the aggregate amount of Advances to be converted or continued;

               (iii) the nature of the proposed conversion or continuation; and

               (iv)  the duration of the applicable Interest Period.

     (c) If, upon the expiration of any Interest Period applicable to LIBOR Advances, the Borrower shall have failed to select a new Interest Period to be applicable to such LIBOR Advances or if an Event of Default shall then have occurred and be continuing, the Borrower shall be deemed to have elected to convert such LIBOR Advances into Base Advances effective as of the expiration date of such current Interest Period.

     (d) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Advances, there shall not be outstanding Advances with more than seven different Interest Periods.

     2.10.  Fees.

     (a) Commitment Fee. Subject to Section 10.08 hereof, the Borrower shall pay to Administrative Agent for the account of Lenders pro rata in accordance with each Lender's Specified Percentage, a commitment fee equal to the Applicable Commitment Fee Percentage per annum on the average daily amount of the difference between the Commitment and the sum of all outstanding Advances (the "Commitment Fee"). The Commitment Fee set forth above shall be payable in arrears on each Quarterly Date commencing with the first Quarterly Date after the Closing Date, and continuing until the Maturity Date.

     (b) Other Fees. Borrower shall pay to Administrative Agent and the Lenders such other fees as set forth in any Fee Letter addressed to the Administrative Agent or any Lender.

     2.11.  Reduction of Commitments.

     (a) Mandatory Termination of the Commitment. The Commitment shall automatically be reduced to zero and terminate on the Maturity Date.

     (b) Mandatory Reduction of Commitment Due to Asset Sales. The Commitment shall be reduced immediately and automatically in an amount equal to any amount that would be required by Section 2.05(a) hereof to prepay the Loans (regardless of whether there are any outstanding Obligations under the Loans) as a result of any Dispositions of assets and Properties of the Borrower or any of the Restricted Subsidiaries (this provision in and of itself not constituting permission to effectuate any asset Dispositions), provided that (i) so long as
                                                  -------------
there exists no Event of Default both immediately before and after giving effect to such asset Dispositions and both immediately before and after any permitted reinvestment and (ii) if a Default exists after giving effect to any such Disposition, so long as such Default does not ultimately become an Event of Default, the Commitment shall not be automatically and immediately reduced if the Borrower in good faith intends to reinvest, and such proceeds are ultimately reinvested within a 12 month period after any such asset Disposition, in assets used in the Telecommunications Business, including, without limitation, the internet, internet protocol, web hosting or electronic commerce of the Borrower or any of the Wholly Owned Restricted Subsidiaries, acquisitions permitted under
Section 7.18 hereof or Investments permitted under Section 7.04 hereof.

     (c) Specified Change of Control. If any Specified Change of Control shall have occurred and such Specified Change of Control has caused a Repayment Event, the Commitment shall immediately and automatically be reduced to zero.

     (d) Voluntary Commitment Reductions. The Borrower may from time to time, upon notice to Administrative Agent not later than 1:00 p.m., three Business Days in advance, terminate in whole or reduce in part the Commitment, as designated by the Borrower; provided, however, that the Borrower shall pay the accrued interest and the
-----------------
applicable accrued Commitment Fee on the amount of such reduction and all amounts due, and any partial reduction shall be in an aggregate amount which is an integral multiple of $5,000,000.

     (f) Commitment Reduction and Repayments, Generally. To the extent outstanding Advances exceed the Commitment after any reduction thereof, the Borrower shall repay, on the date of such reduction, any such excess amount and all accrued interest thereon, the applicable Commitment Fee on the amount of such reduction and all amounts due. Once reduced or terminated, the Commitment may not be increased or reinstated. No reduction of the Commitment, either voluntary or mandatory shall relieve or alter the mandatory reduction and termination of the Commitment pursuant to this Section 2.11.

     2.12. Funding Losses. The Borrower may prepay the outstanding principal balance of any Advance, in full at any time or in part from time to time in accordance with the terms of Section 2.04 hereof, provided, that as a condition
                                                  --------
precedent to the Borrower's right to make, and any Lender's obligation to accept, any such prepayment, each such prepayment shall be in the amount of 100% of the principal amount to be prepaid, plus, with respect to LIBOR Advances, accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Administrative Agent and Lenders under the Loan Papers on or before the prepayment date but have not been paid, plus (subject to Section 10.08 hereof) any Consequential Loss.

     The Borrower agrees that each Lender is not obligated to actually reinvest the amount prepaid in any specific obligation as a condition to receiving any Consequential Loss, or otherwise.

     2.13.  Computations and Manner of Payments.

     (a) The Borrower shall make each payment hereunder and under the other Loan Papers not later than 1:00 p.m. on the day when due in same day funds (by wire transfer or otherwise) to Administrative Agent, for the account of Lenders unless otherwise specifically provided herein, at Administrative Agent's office at Bank of America Plaza, 901 Main Street, Dallas, Texas 75202, referencing Qwest Communications International Inc. No later than the end of each day when each payment hereunder is made, the Borrower shall notify Loan Operations at
(214) 508-9192 or such other Person as Administrative Agent may from time to time specify.

     (b) Unless Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder that the Borrower will not make payment in full, Administrative Agent may assume that such payment is so made on such date and may, in reliance upon such assumption, make distributions to Lenders. If and to the extent the Borrower shall not have made such payment in full, each Lender shall repay to Administrative Agent forthwith on demand the applicable amount distributed, together with interest thereon at the Federal Funds Rate, from the date of distribution until the date of repayment. The Borrower hereby authorizes each Lender, if and to the extent payment is not made when due hereunder, to charge the amount so due against any account of the Borrower with such Lender.

     (c) Subject to Section 10.08 hereof, interest on LIBOR Advances under the Loan Papers shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 360 days. Subject to Section 10.08 hereof, interest on Base Advances, the Commitment Fee and other amounts due under the Loan Papers shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 365 or 366 days, as applicable. Such computations shall be made including the first day but excluding the last day occurring in the period for which such interest, payment or Commitment Fee is payable. Each determination by Administrative Agent or a Lender of an interest rate, fee or commission hereunder shall be presumptive evidence of the validity of such claim. All payments under the Loan Papers shall be made in United States dollars, and without setoff, counterclaim, or other defense.

     (d) Whenever any payment to be made hereunder or under any other Loan Papers shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, if applicable; provided, however, if such extension would cause payment of interest on or
--------  -------
principal of LIBOR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (e) Reference to any particular index or reference rate for determining any applicable interest rate under this Agreement is for purposes of calculating the interest due and is not intended as and shall not be construed as requiring any Lender to actually obtain funds for any Advance at any particular index or reference rate.

     2.14.  Yield Protection; Changed Circumstances.

     (a   If any Lender determines that either (i) the adoption of any
Applicable Law, rule, regulation or guideline regarding capital adequacy and applicable to commercial banks or financial institutions generally or any change therein, or any change, after the date hereof, in the interpretation or administration thereof by any Tribunal, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) compliance by any Lender (or Lending Office of any Lender) with any request or directive applicable to commercial banks or financial institutions generally regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will adequately compensate such Lender for such reduction. Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 2.14(a) as promptly as practicable after such Lender obtains actual knowledge of such event; provided, no Lender shall be liable for its failure or the failure of any
       --------
other Lender to provide such notification. A certificate of such Lender claiming compensation under this Section 2.14(a), setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be presumptive evidence of the validity of such claim. If such Lender demands compensation under this Section 2.14(a), the Borrower may at any time, on at least five Business Days' prior notice to such Lender (i) repay in full the then outstanding principal amount of LIBOR Advances, of such Lender, together with accrued interest thereon, or (ii) convert the LIBOR Advances to Base Advances in accordance with the provisions of this Agreement; provided,
                                                                   --------
however, that the Borrower shall be liable for the Consequential Loss arising
-------
pursuant to those actions.

     (b) If, after the date hereof, any Tribunal, central bank or other comparable authority, at any time imposes, modifies or deems applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Lender, or imposes on any Lender any other condition affecting a LIBOR Advance, the Notes, or its obligation to make a LIBOR Advance, and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under the Notes by an amount deemed by such Lender, to be material, then, within five days after demand by such Lender, the
                        ----
Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Each Lender will
(i) notify the Borrower of any event occurring after the date of this Agreement that entitles such Lender to compensation pursuant to this Section 2.14(b), as promptly as practicable after such Lender obtains actual knowledge of the event; provided, no Lender shall be liable for its failure or the failure of any other
--------
Lender to provide such notification and (ii) use good faith and reasonable efforts to designate a different Lending Office for LIBOR Advances, of such Lender if the designation will avoid the need for, or reduce the amount of, the compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. A certificate of such Lender claiming compensation under this Section 2.14(b), setting forth in reasonable detail the computation of the additional amount or amounts to be paid to it hereunder shall be presumptive evidence of the validity of such claim. If such Lender demands compensation under this Section 2.14(b), the Borrower may at any time, on at least five Business Days' prior notice to such Lender (i) repay in full the then outstanding principal amount of LIBOR Advances, of such Lender, together with accrued interest thereon, or (ii) convert the LIBOR Advances to Base Advances in accordance with the provisions of this Agreement; provided, however, that the
                                                  --------  -------
Borrower shall be liable for the Consequential Loss arising pursuant to those actions.

     (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation or administration of any Law shall make it unlawful, or any central bank or other Tribunal shall assert that it is unlawful, for a Lender to perform its obligations hereunder to make LIBOR Advances or to continue to fund or maintain LIBOR Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower, (i) each LIBOR Advance will automatically, upon such demand, convert into a Base Advance and (ii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until such Lender notifies Administrative Agent and the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

     (d) Upon the occurrence and during the continuance of any Default or Event of Default, (i) each LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Advance and (ii) the obligation of each Lender to make, or to convert Advances into, LIBOR Advances shall be suspended.

     (e) If any Lender notifies Administrative Agent that the LIBOR Rate for any Interest Period for any LIBOR Advances will not adequately reflect the cost to such Lender of making, funding or maintaining LIBOR Advances for such Interest Period, Administrative Agent shall promptly so notify the Borrower, whereupon
(i) each such LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Advance and (ii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until such Lender notifies Administrative Agent that such Lender has determined that the circumstances causing such suspension no longer exist and Administrative Agent notifies the Borrower of such fact.

     (f) Failure on the part of any Lender to demand compensation for any increased costs, increased capital or reduction in amounts received or receivable or reduction in return on capital pursuant to this Section 2.14 with respect to any period shall not constitute a waiver of any Lender's right to demand compensation with respect to such period or any other period, subject, however, to the limitations set forth in this Section 2.14.

     (g) The obligations of the Borrower under this Section 2.14 shall survive any termination of this Agreement, provided that, in no event shall the Borrower
                                   -------------
be required to make a payment under this Section 2.14 with respect to any event of which the Lender making such claim had knowledge more than 12 months prior to demand for such payment.

     (h) Determinations by Lenders for purposes of this Section 2.14 shall be presumptively correct. Any certificate delivered to the Borrower by a Lender pursuant to this Section 2.14 shall include in reasonable detail the basis for such Lender's demand for additional compensation and a certification that the claim for compensation is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender.

     (i) Notwithstanding any other provision of this Agreement, no Lender not organized under the Laws of the United States or any State (or which has a Bank Affiliate not organized under the Laws of the United States or any State) shall be entitled to compensation pursuant to this Section 2.14 with respect to any amount which would otherwise be due under this Section 2.14 but which is the result of an act of a Tribunal of the country in which such Lender or Bank Affiliate is organized.

     2.15. Use of Proceeds. The Borrower agrees to use the proceeds of the Loans exclusively to:

          (a) Prior to such time as the Senior Unsecured Debt Rating is BBB- or Baa3 or better and the Conditional Early Release Unlimited Guaranty has been released in accordance with the terms of Section 10.14 hereof:

               In accordance with certain of the Existing Financing Documentation, finance or refinance all or any part of the cost of, the construction, installation, acquisition or improvement by the Borrower or any Restricted Subsidiary (as defined in the Existing Financing Documentation) of the Borrower of any new "Telecommunications Assets" (as defined below) constructed, installed, acquired or improved after March 31, 1997, provided that (i) the
                                                     -------------
          proceeds of such debt are expended for such purposes within a 270 day period of making such construction, installation, acquisition or improvement, and (ii) the amount of such debt does not exceed 100% of the cost of the construction, installation, acquisition or improvement of the applicable Telecommunications Assets. For purposes of this paragraph, "Telecommunications Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with the business of (A) transmitting or providing services relating to the transmission of, voice, data or video through owned or leased transmission facilities, (B) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business, or (C) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (A) or (B) above, provided
                                                                     --------
          that the determination of what constitutes such businesses shall be
          ----
          made in good faith by the Board of Directors.

          (b) After the Senior Unsecured Debt Rating is BBB- or Baa3 or better and the Conditional Early Release Unlimited Guaranty has been released in accordance with the terms of Section 10.14 hereof:

                (A) finance working capital, (B) finance acquisitions permitted under Section 7.18 hereof, (C) finance Capital Expenditures and (D) for other general corporate purposes of the Borrower.

     2.16. Uncommitted Increase of the Loans. At any time, and subject to the terms set forth below, from time to time, upon request by the Borrower to Administrative Agent and any other existing Lender selected by the Borrower and the Administrative Agent, the Loans shall increase by up to $1,000,000,000 to a maximum of $2,000,000,000 in the manner set forth in (a) below, so long as the conditions set forth in (b) and (c) below have been satisfied:

          (a) (i)   Each increase in the Loans may be effected by an increase in the Commitment or by the addition of another facility, as agreed by the Borrower, the Administrative Agent and the Lenders and other creditors agreeing to participate in such increase (the "Participating Lenders"), provided that, the Borrower shall not be entitled to (A) increase the Commitment more than three times during the term of this Agreement, and (B) put a new loan facility in place under the terms of this Agreement more than once during the term of this Agreement. All such increases effected in accordance with the terms of this Section
          2.16 in the aggregate shall not exceed $1,000,000,000,

               (ii) Each potential Participating Lender specified by the Borrower shall have received not less than ten Business Days' prior written notice from the Borrower requesting such increase in the Commitment or additional new facility. Each Participating Lender shall commit to an amount not less than $15,000,000, but shall accept any allocation amount designated by the Borrower and the Administrative Agent that is equal to or less than its proposed portion of the increase in the Loans,

               (iii) The Administrative Agent shall have received from the Borrower (A) a certificate from the Borrower certifying to the Administrative Agent and the Participating Lenders that (I) no other approvals or consents from any Person are required by any such Person except to the extent they have been received, including without limitation, any necessary approvals under the Existing Financing Documentation or otherwise and (II) the matters set forth in Section 2.16(b) below are true and correct both before and after giving effect to any proposed increase in the Loans and (B) financial projections in form and substance reasonably acceptable to the Participating Lenders and demonstrating compliance with the financial covenants set forth in
          Section 7.01 hereof throughout the term of this Agreement,

               (iv) Each Participating Lender (including any new Lenders party hereto) shall have received a promissory note reflecting such Participating Lender's new Commitment amount or new facility loan amount, and the Borrower and each existing and new Participating Lender agree to execute any and all such documents reasonably deemed necessary by the Administrative Agent in order to effectuate this
          Section 2.16,

               (v) On or prior to the date of increase, each new creditor being added to the credit facility as a Lender shall deliver to the Borrower and the Administrative Agent documentation evidencing such new Lender's acceptance of this Agreement and all the other Loan Papers in form and substance reasonably acceptable to the Administrative Agent and the Borrower (and making such Lender a party to this Agreement and the other Loan Papers), and

               (vi) On or after the date of increase, the Administrative Agent shall deliver to each Lender notice of the new Specified Percentages adjusted to give effect to the increase in the Commitment.

     (b) Each increase of the Loans shall be subject to the following conditions:

               (i) On any date of proposed increase (A) prior to the Acquisition Date, the representations and warranties contained in Article IV hereof shall be true and correct at such time in all material respects, both before and after giving effect to the increase of the Loans, except those representations and warranties that specifically speak as of a particular date, and (B) on and after the Acquisition Date (I) all of the representations and warranties of the Original Borrower and the Original Restricted Subsidiaries under this Agreement shall be true and correct at such time in all material respects, both before and after giving effect to the increase of the Loans, except those representations and warranties that specifically speak as of a particular date and (II) there shall exist no U S WEST Default,

               (ii) (A) Prior to the Acquisition Date, no event attributable to the Borrower or any Restricted Subsidiary shall have occurred that is, or would reasonably be expected to cause, a Material Adverse Change since December 31, 1998, and (B) on and after the Acquisition Date (I) no event attributable to the Original Borrower or any Original Restricted Subsidiary shall have occurred that is, or would reasonably be expected to cause, a Material Adverse Change since December 31, 1998; and (II) since the Acquisition Date, no event attributable to the assets or liabilities of any U S WEST Restricted Subsidiary shall have occurred that has had a Material Adverse Effect,

               (iii) There shall not exist a Default or an Event of Default hereunder and none shall exist as a result of (A) any such increase in the Loans or (B) the making of any Advance under such increase on the effective date of such increase, and

               (iv) Promptly upon notice thereof, payment by the Borrower of any Consequential Losses (breakage) that are incurred by any Lender in connection with any such increase in the Loans and the necessary reallocation among the existing Lenders and/or new creditors, but only to the extent the Borrower is notified of such Consequential Losses prior to the effective date of any such increase in the Loans.

     (c) Notwithstanding anything herein or in any other Loan Paper to the contrary,

               (i) the Borrower is not obligated to request participation from, or allocate to, any existing Lender any portion of the proposed increase. Each existing Lender agrees and acknowledges that new creditors may be allocated all or any portion of the proposed increase upon the determination of the Borrower and the Administrative Agent,

               (ii) the addition of any new facility hereunder will require an amendment to this Agreement to effectuate such new facility, but in no event shall (i) the material terms of any such new facility be more restrictive than the comparable terms of the Loans and (ii) the maturity of the new facility be earlier than the Maturity Date, provided that the Borrower and the Restricted Subsidiaries may incur
          -------------
          up to $1,000,000,000 (but not in excess of) in the aggregate outstanding at any one time of Debt for Borrowed Money (including, without limitation, Subordinated Indebtedness) and Preferred Stock with a maturity prior to the Maturity Date, provided, that (x) Debt
                                                       --------------
          for Borrowed Money of Borrower or any Restricted Subsidiary with a maturity prior to the Maturity Date in existence on the Closing Date,
          (y) U S WEST Debt with a maturity prior to the Maturity Date in existence prior to the Acquisition Date and (z) any Debt for Borrowed Money incurred at any time pursuant to Section 7.02(c) hereof, Section 7.02(e) hereof and Section 7.02(g) hereof with a maturity date prior to the Maturity Date shall be excluded from such $1,000,000,000 aggregate limitation contained in this paragraph,

               (iii) creditors participating in any new facility (or increase to the Commitment) will become "Lenders" and be entitled to the same Rights as each existing Lender, including without limitation, comparable terms regarding pro rata prepayment, repayment and commitment reduction, and the benefit of the Conditional Release Unlimited Guaranty, and

               (iv) No Lender shall be obligated to increase the dollar amount of its Specified Percentage of the Loans without its written consent in its sole discretion. In connection with any increase to the Commitment or new loan facility in accordance with the terms of this
          Section 2.16, each existing Lender (regardless of whether such Lender is participating in such increase), each new creditor and the Borrower agree to execute any and all amendments and/or agreements reasonably requested by the Administrative Agent and the Borrower to effectuate the intent of this Section 2.16.

     2.17.  Rights of Borrower in Respect of Consequential Losses.

     (a) Duty to Mitigate.  If (i) any Lender shall request compensation under
Section 2.14(a) or (b) hereof or (ii) any Lender delivers a notice described in
Section 2.14(c) or (e) hereof then such Lender shall use reasonable efforts (which shall not require such Lender to suffer any disadvantage or burden reasonably deemed by it (in good faith) to be significant, including without limitation, to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions), promptly thereafter, (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its Rights and delegate and transfer its obligations hereunder to another of its offices, branches or Bank Affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14(a) or (b) hereof or enable it to withdraw its notice pursuant to Section 2.14(c) or (e) hereof, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

     (b) Replacement of a Lender Upon Request for Compensation. If any Lender has requested compensation or reimbursement in accordance with the terms of
Section 2.14 hereof and (i) such request is not the result of any uniform changes in the statutes or regulations for capital adequacy, and (ii) the Borrower and such Lender are unable to reach a written agreement regarding such request within 30 days following written notice by such Lender to the Borrower and the Administrative Agent of such request, then after the expiration of 30 days following the delivery of the notice under Section 2.14 hereof, the Borrower may replace such Lender in whole with another Lender acceptable to the Arranging Agents pursuant to an Assignment and Acceptance and in accordance with
Section 10.04 hereof, provided that, such Lender is replaced at par value of all
                      -------------
Obligations owing such Lender plus all accrued interest and fees, provided further, that Borrower pays the assignment and acceptance fee set forth in
Section 10.04(a) hereof for such replacement. Until such time as any Lender is replaced by the Borrower, the Borrower shall reimburse or compensate such Lender in accordance with the terms of Section 2.14 hereof.

     2.18.  Rights of Borrower in Respect of Failure of any Lender to Fund.
If any Lender shall breach its agreement to make any Advance available in accordance with the terms of this Agreement (and each other Lender shall have made its portion of the Advance available to the Borrower) then, such Lender shall, promptly upon the written request of the Borrower to such Lender and the Administrative Agent, assign all of its Rights and duties hereunder and under the other Loan Papers pursuant to an Assignment and Acceptance in accordance with the terms of Section 10.04 hereof to another financial institution or lender designated by the Borrower and acceptable to the Arranging Agents in accordance with the terms of Section 10.04 hereof, provided that,
                                                   -------------
notwithstanding the foregoing, in no event shall any Lender be required to take any such action if (a) such Lender is owed any payments by the Borrower pursuant to this Agreement or the other Loan Papers, (b) there exists any Default or Event of Default.

                       ARTICLE III  CONDITIONS PRECEDENT

     3.01. Conditions Precedent to the Initial Advance. The obligation of each Lender to make the initial Advance under the Loans is subject to receipt by the Administrative Agent of each of the following, in form and substance satisfactory to the Administrative Agent, with a copy (except for the Notes) for each Lender:

     (a) a loan certificate of the Borrower certifying as to the accuracy of its representations and warranties in the Loan Papers, certifying that no Default or Event of Default has occurred under the terms of this Agreement, and including a certificate of incumbency with respect to each Authorized Officer, and containing a representation that the following items are attached thereto and remain unchanged and valid, except as shown on any such attachments: (i) copies of the Articles of Incorporation of the Borrower and each of the Qwest Material Subsidiaries, certified to be true, complete and correct by the secretary of state of each such Person's respective state of incorporation, (ii) copies of the By-Laws of the Borrower and each of the Qwest Material Subsidiaries and
(iii) copies of a certificate of good standing and a certificate of existence for the Borrower in Delaware and each of the Qwest Material Subsidiaries' state of incorporation, and other material states determined by the Borrower;

     (b) in form and substance acceptable to the Administrative Agent (i) a duly executed and completed Note for each Lender in an amount equal to such Lender's Specified Percentage of the Commitment and (ii) a duly executed and completed Conditional Early Release Unlimited Guaranty of the Obligations by the Guarantor;

     (c) a loan certificate of the Borrower certifying that a copy of the resolutions of the Borrower and the Guarantor, authorizing them to execute, deliver and perform this Agreement, the Notes and the other Loan Papers to which each of them is a party is attached and is a true and accurate copy;

     (d) copies of all amendments, if any, with respect to the Existing Financing Documentation entered into prior to the Closing Date, with a certificate attached thereto executed by an Authorized Officer of the Borrower certifying that the attached copies are true and accurate and have not been amended, waived or consented to except as set forth therein;

     (e) all other Loan Papers to be delivered on the Closing Date duly executed and completed, dated the Closing Date;

     (f) opinions addressed to Administrative Agent on behalf of the Lenders dated the Closing Date of (i) corporate counsel to the Borrower and each Restricted Subsidiary, to the extent applicable, with respect to organizational matters, authorization, execution, etc., (ii) special FCC counsel and/or PUC counsel to the Borrower and the Restricted Subsidiaries, as applicable, in form reasonably acceptable to the Arranging Agents, and (iii) corporate counsel to the Borrower and each Restricted Subsidiary, to the extent applicable, that the execution of this Agreement and the Loan Papers, the borrowing by the Borrower of the Loans (including, without limitation, the use of the proceeds of the Loans) and the performance of all its obligations under the Loan Papers are permitted by the Existing Financing Documentation and that the Loans are pari passu with the Existing Financing;

     (g) a duly completed Compliance Certificate evidencing no Default or Event of Default dated as of the Closing Date, and a pro forma compliance certificate dated the Closing Date demonstrating the Borrower's compliance with each of the financial covenants contained in Section 7.01 hereof through December 31, 2000 with supporting projections;

     (h) a certificate from the Borrower stating that there has been no material adverse change in the financial condition, business or operations of the Borrower and its Subsidiaries since December 31, 1998;

     (i) payment to the Administrative Agent, Arranging Agents and Lenders of all fees due and payable as required in accordance with the terms of any Fee Letter or other written agreement among the parties;

     (j) in form and substance satisfactory to the Arranging Agents, such other documents, instruments and certificates as the Administrative Agent or any Arranging Agent may reasonably require in connection with the transactions contemplated hereby, including without limitation the status, organization or authority of the Borrower or any Restricted Subsidiary; and

     (k) an executed and complete copy of that certain First Amended and Restated Credit Agreement, among, inter alia, the Borrower, Bank of America,
                                  ----- ----
N.A. as Administrative Agent and the lenders party thereto.

     3.02.  Conditions Precedent to All Advances.  The obligation of each
Lender to make each Advance hereunder (excluding each Refinancing Advance) shall be subject to the further conditions precedent that on the date of such Advance reasonably satisfactory to the Arranging Agents:

     (a) (i) Prior to the Acquisition Date, all of the representations and warranties of the Borrower under this Agreement shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of the Advance, except those representations and warranties that specifically speak as of a particular date, and (ii) on and after the Acquisition Date (A) all of the representations and warranties of the Original Borrower and the Original Restricted Subsidiaries under this Agreement shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of the Advance, except those representations and warranties that specifically speak as of a particular date and (B) there shall exist no U S WEST Default;

     (b) The incumbency of the Authorized Officers shall be as stated in the certificate of incumbency delivered in the Borrower's loan certificate pursuant to Section 3.01(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent. The Administrative Agent may, without waiving this condition, consider it fulfilled and a representation by the Borrower made to such effect if no written notice to the contrary, dated on or before the date of such Advance, is received by the Administrative Agent from the Borrower prior to the making of such Advance;

     (c) There shall not exist a Default or an Event of Default hereunder and none shall exist as a result of making any such Advance, and the Administrative Agent shall have received written or telephonic certification thereof by an Authorized Officer of the Borrower (which certification, if telephonic, shall be followed promptly by written certification);

     (d) (i) Prior to the Acquisition Date, no event attributable to the Borrower or any Restricted Subsidiary shall have occurred that is, or would reasonably be expected to cause, a Material Adverse Change since December 31, 1998, and (ii) on and after the Acquisition Date (A) no event attributable to the Original Borrower or any Original Restricted Subsidiary shall have occurred that is, or would reasonably be expected to cause, a Material Adverse Change since December 31, 1998; and (B) since the Acquisition Date, no event attributable to the assets or liabilities of any U S WEST Restricted Subsidiary shall have occurred that has had a Material Adverse Effect; and

     (e) The (i) the aggregate outstanding Advances after giving effect to such proposed Advance shall not exceed the Commitment, (ii) the Borrower shall represent and warrant that the use of the proceeds of the Advance complies with
Section 2.15(b) hereof (and the delivery of a Borrowing Notice shall constitute such representation) and (iii) such Advance is permitted Debt under the Existing Financing Documentation, including, without limitation, (I) prior to the time that the Senior Unsecured Debt Rating is BBB- or Baa3 or better, Section 1011(b)(iii) of the Indentures relating to the Qwest 8.29% Senior Discount Notes, Qwest 9.47% Senior Discount Notes, Qwest 7.50% Senior Notes and the Qwest
10.875 Senior Notes and (II) after the Senior Unsecured Debt Rating is BBB- or Baa3 or better, Section 1011(a) of the Indentures relating to the Qwest 8.29% Senior Discount Notes, Qwest 9.47% Senior Discount Notes, Qwest 7.50% Senior Notes and the Qwest 10.875 Senior Notes.

                  ARTICLE IV  REPRESENTATIONS AND WARRANTIES

     4.01. Representations and Warranties. The Borrower hereby represents and warrants to each Lender as follows, subject to the terms of Section 8.08 hereof:

     (a) Incorporation, Good Standing, Etc.  The respective jurisdictions of
         ---------------------------------
incorporation and percentage ownership of the Restricted Subsidiaries of the Borrower on the Closing Date that are listed on Schedule 4.01(a) hereto are true
                                                ----------------
and correct. Each of the Borrower and the Qwest Material Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of organization. Each of the Borrower and the Qwest Material Subsidiaries has the corporate power and authority to own or lease its properties and to carry on its business as now being conducted. Each of the Borrower and the Restricted Subsidiaries is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification or authorization, except where the failure to so qualify is not, and would not reasonably be expected to cause, a Material Adverse Change.

     (b) Authority, Execution, Enforceability, Etc.  The Borrower has corporate
         -----------------------------------------
power and has taken all necessary corporate action to authorize it to borrow hereunder. Each of the Borrower and the Qwest Material Subsidiaries has the corporate power and has taken all necessary corporate action to execute, deliver and perform the Loan Papers to which it is party, if any, in accordance with the terms thereof, and to consummate the transactions contemplated thereby. Each Loan Paper has been duly executed and delivered by the Borrower or such Restricted Subsidiary executing it. Each of the Material Loan Documents to which the Borrower or any of the Restricted Subsidiaries is a party is a legal, valid and binding obligation of the Borrower or such Restricted Subsidiary, as applicable, enforceable against the Borrower or such Restricted Subsidiary in accordance with its terms, subject, to the following qualifications: (i) equitable principles generally, and (ii) bankruptcy, insolvency, liquidation, reorganization, moratorium, fraudulent conveyance, reconstruction or other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any Subsidiary of the Borrower).

     (c) No Conflicts.  The execution, delivery and performance by each of the
         ------------
Borrower and the Restricted Subsidiaries of the Material Loan Documents to which they are a party, and the consummation of the transactions contemplated thereby, including, without limitation, borrowings under the Loan Papers, do not (i) require any material consent or material approval not already obtained, including, without limitation, any material consent or material approval required with respect to any Material License, or otherwise required by the FCC, any PUC, or any other federal, state or local regulatory authority, (ii) violate any other material Applicable Law, (iii) conflict with, result in a breach of, or constitute a default under the articles of incorporation or by-laws of the Borrower or any Qwest Material Subsidiary, or under any Material License, Existing Financing Documentation, other material agreement or other material instrument, to which the Borrower or any Qwest Material Subsidiary is a party or beneficiary of, or by which they or their respective Properties may be bound, or
(iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Qwest Material Subsidiary, except Liens permitted under Section 7.03 hereof.

     (d) Business.  The Borrower and the Restricted Subsidiaries are primarily
         --------
engaged in the Telecommunications Business, including, without limitation, the internet, internet protocol, web hosting and electronic commerce.

     (e) Licenses.  On the Closing Date, all Material Licenses of the Borrower
         --------
and the Restricted Subsidiaries have been obtained, and are in full force and effect. On the Closing Date, the Borrower and the Restricted Subsidiaries are in compliance in all material respects with the provisions of each Material License. On each date after the Closing Date on which this representation is deemed to be made, the Borrower and the Restricted Subsidiaries are in compliance with the provisions of each License, except to the extent that any such non-compliance is not, or would not reasonably be expected to cause, a Material Adverse Change. On the Closing Date, no Material License is the subject of any pending or, to the actual knowledge of an Authorized Officer, threatened proceeding that would reasonably be expected to result in a revocation of such Material License. On each date after the Closing Date on which this representation is deemed to be made, no License is the subject of any pending or, to the actual knowledge of an Authorized Officer, threatened, proceeding that would reasonably be expected to result in a revocation of such Material License, except any such event that is not, and would not reasonably be expected to cause, a Material Adverse Change. As of the Closing Date, the Borrower and the Restricted Subsidiaries have obtained all Licenses from each applicable PUC that are necessary for the operation of their respective businesses as currently conducted, which Licenses have been maintained in full force and effect, and the Borrower and the Restricted Subsidiaries are operating in compliance in all material respects with all provisions of such Licenses, except to the extent that any failure to obtain or maintain any one or more Licenses, or any non-compliance, is not, and would not reasonably be expected to cause, a Material Adverse Change.

     (f) Compliance with Laws.  The Borrower and the Qwest Material Subsidiaries
         --------------------
are in compliance in all material respects with all material Applicable Laws, other than regulations and laws of the PUC or FCC. The Borrower and the Qwest Material Subsidiaries have duly and timely filed all material reports, statements and filings that are required to be filed by any of them with respect to Material Licenses under the Communications Act, and are in all material respects in compliance therewith, including without limitation the material rules and regulations of the FCC. The Borrower and the Restricted Subsidiaries are in all respects in compliance with all PUC Licenses and the rules and regulations of each applicable PUC, except any such failure or compliance which is not, and would not reasonably be expected to cause, a Material Adverse Change. Except as set forth on Schedule 4.01(f) hereto, as of the Closing Date, the Borrower has
             ----------------
no actual knowledge of any event or circumstance constituting (i) material noncompliance (or any Person alleging material noncompliance) with any material rule or regulation of the FCC and (ii) noncompliance (or any Person alleging noncompliance) with any rule or regulation of any applicable PUC, except any noncompliance which is not, or would not reasonably be expected to cause, a Material Adverse Change. On each date after the Closing Date on which this representation is deemed to be made, the Borrower has no actual knowledge of any event or circumstance constituting noncompliance (or any Person alleging noncompliance) with any rule or regulation of the FCC or any applicable PUC, except any such event or circumstance which is not, and would not reasonably be expected to cause, a Material Adverse Change.

     (g) Title to Properties.  On the Closing Date, the Borrower and the Qwest
         -------------------
Material Subsidiaries have good title to, valid leasehold interest in or a valid right to use their material assets and material Properties. On each date after the Closing Date on which this representation is deemed to be made, the Borrower and the Restricted Subsidiaries have good title to, valid leasehold interest in or valid right to use their assets and Properties, except any such failure which is not, and which would not reasonably be expected to cause, a Material Adverse Change. None of the material assets of the Borrower and the Qwest Material Subsidiaries is subject to any Liens, except Liens permitted under Section 7.03 hereof.

     (h) Litigation.  On the Closing Date, except as reflected on Schedule
         ----------                                               --------
4.01(h) hereto, there is no action, suit, proceeding or any other Litigation
-------
pending against, or, to the actual knowledge of an Authorized Officer, threatened against the Borrower or any of its Restricted Subsidiaries, or any of their material Properties, in any court or before any arbitrator of any kind or before or by any governmental body, with respect to which the amount at dispute is above $25,000,000. On each date after the Closing Date on which this representation is deemed to be made, there is no action, suit, proceeding or any other Litigation pending against, or, to the actual knowledge of an Authorized Officer, threatened against the Borrower or any of its Restricted Subsidiaries, or any of their Properties, in any court or before any arbitrator of any kind or before or by any governmental body, except any such action, suit, proceeding or any other Litigation which is not, and which would not reasonably be expected to cause, a Material Adverse Change.

     (i) Taxes.  All federal, material state and other material Tax returns of
         -----
the Borrower and its Restricted Subsidiaries required by law to be filed have been duly filed and all federal, material state and other material Taxes, material assessments and other material governmental charges or levies upon the Borrower, its Restricted Subsidiaries or any of their Properties, income, profits and assets, which are shown on such returns to be due and payable, have been paid, except those that are diligently contested in good faith by the Borrower and for which a reserve has been established in accordance with GAAP, and with respect to which no foreclosure, distraint, sale or similar proceedings have been commenced.

     (j) Financial Statements.  The Borrower has furnished or caused to be
         --------------------
furnished to the Lenders copies of its annual audited financial statements dated December 31,1998. Each such statement presents fairly in all material respects and in accordance with GAAP, the financial position of the Borrower, its consolidated Subsidiaries as at such dates, and the results of operations for the periods then ended. As of the Closing Date, the Borrower and the Restricted Subsidiaries have no material liabilities, contingent or otherwise (determined in accordance with GAAP), nor material losses, except as disclosed in writing to the Lenders prior to the Closing Date or as disclosed on any subsequent financial statements. On the Closing Date after giving effect to the Advances made on such date, the Borrower and each of the Qwest Material Subsidiaries is Solvent.

     (k) Material Adverse Change.  On the Closing Date, no event or circumstance
         -----------------------
has occurred or arisen since December 31, 1998 that is, or would reasonably be expected to cause, a Material Adverse Change.

     (l) ERISA.  None of the Borrower, or its Controlled Group maintains or
         -----
contributes to any Plan other than those disclosed to the Administrative Agent in writing from time to time. On the Closing Date, each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and any other applicable Federal or state law, rule or regulation. On each date after the Closing Date on which this representation is deemed to be made, each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and any other applicable Federal or state law, rule or regulation, except such non-compliance which is not, and would not reasonably be expected to cause, a Material Adverse Change. With respect to each Plan of the Borrower and each member of its Controlled Group (other than a Multiemployer Plan), all reports required under ERISA or any other Applicable Law to be filed with any governmental authority, the failure of which to file would reasonably result in liability of the Borrower, or any member of its Controlled Group in excess of $10,000,000, have been duly filed. All such reports are true and correct in all material respects as of the date given. On the Closing Date other than as disclosed to the Administrative Agent in writing, no such Plan of the Borrower, or any member of its Controlled Group has any accumulated funding deficiency (as defined in Section 412(a) of the Code) (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested. On each date after the Closing Date on which this representation is deemed to be made, no such Plan of the Borrower, or any member of its Controlled Group has any accumulated funding deficiency (as defined in Section 412(a) of the Code) (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested which is, or would reasonably be expected to cause, a Material Adverse Change. None of the Borrower, or any member of its Controlled Group has failed to make any contribution or pay any amount due or owing as required by Section 412 of the Code or Section 302 of ERISA or the terms of any such Plan prior to the due date under Section 412 of the Code and Section 302 of ERISA in excess of $10,000,000. There has been no ERISA Event or any event requiring disclosure under Section 4041(c)(3)(C), 4068(f), 4063(a) or 4043(b) of ERISA with respect to any Plan or trust of the Borrower, or any member of its Controlled Group within 60 months prior to the Closing Date or thereafter, except as disclosed to the Administrative Agent in writing. The value of the assets of each Plan (other than a Multiemployer Plan) of the Borrower and each member of its Controlled Group equaled or exceeded the present value of the benefit liabilities, determined on an on-going Plan basis, as defined in Title IV of ERISA, of each such Plan as of the most recent valuation date using Plan actuarial assumptions at such date. There are no pending or, to the actual knowledge of an Authorized Officer, threatened claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against (i) the assets of any Plan or trust or against any fiduciary of a Plan with respect to the operation of such Plan, or (ii) the assets of any employee welfare benefit plan within the meaning of Section 3(1) or ERISA, or against any fiduciary thereof with respect to the operation of any such plan, except any such claims, lawsuits or actions that are not, and would not reasonably be expected to cause, a Material Adverse Change. None of the Borrower, or any member of its Controlled Group has engaged in any non-exempt prohibited transactions, within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan, except such transactions which are not, or would not in the aggregate reasonably be expected to cause, a Material Adverse Change. None of the Borrower or any member of its Controlled Group has incurred or reasonably expects to incur any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC) in excess of $10,000,000. None of the Borrower any member of its Controlled Group, or, to the actual knowledge of any Authorized Officer, any organization to which the Borrower or any member of its Controlled Group is a successor or parent corporation within the meaning of ERISA Section 4069(b), has engaged in a transaction within the meaning of ERISA Section 4069. None of the Borrower or any member of its Controlled Group maintains or has established any welfare benefit plan within the meaning of Section 3(1) of ERISA which provides for continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations thereunder, and at the expense of the participant or the beneficiary of the participant, or retiree medical liabilities, except any such plan that would not reasonably be expected to result in material liability to the Borrower or any Qwest Material Subsidiary. Each of the Borrower and its Controlled Group which maintains a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied in all material respects with any applicable notice and continuation requirements of COBRA and the regulations thereunder, except where any such noncompliance has not caused, or would not reasonably be expected to cause, liability to the Borrower or any Qwest Material Subsidiary in excess of $10,000,000.

     (m) Margin Stock.  The Borrower is not, nor are any of the Restricted
         ------------
Subsidiaries, engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System, and no part of the proceeds of the Advances will be used to purchase or carry any margin stock (as defined by Regulation U) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Not more than 25% of the assets of any of the Borrower or any of its Subsidiaries are margin stock (as defined by Regulation
U). None of the Borrower and its Subsidiaries, nor any agent acting on their behalf, has taken any action which might cause this Agreement or any Loan Papers to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect from time to time.

     (n) Event of Default.  The Borrower and the Qwest Material Subsidiaries are
         ----------------
in compliance with all of the provisions of their articles of incorporation.
The Borrower and the Qwest Material Subsidiaries are in material compliance with all of the provisions of their by-laws. No event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, an Event of Default.

     (o) Investment Company Act of 1940.  The Borrower is not, nor are any of
         ------------------------------
its Subsidiaries, required to register under the provisions of the Investment Company Act of 1940, as amended (the "ICA"). Neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes, nor the execution, delivery and performance of the obligations by the Borrower and its Restricted Subsidiaries under the Loan Papers, violates any provision of the ICA or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body of authority pursuant to any provisions of the ICA.

     (p) Environmental.  On the Closing Date, no Authorized Officer has any
         -------------
actual knowledge that any Hazardous Substance has been installed on any real property now owned by the Borrower or any of its Restricted Subsidiaries, except
(i) for Hazardous Substances the presence of which is not in violation of Environmental Law in an amount which is not or would not reasonably be expected to cause, liability to the Borrower or any Restricted Subsidiary in the aggregate in excess of $5,000,000 or (ii) as set forth on Schedule 4.01(p)
                                                          ----------------
hereto. On each date after the Closing Date on which this representation is deemed to be made, no Authorized Officer of the Borrower or any Restricted Subsidiary has any actual knowledge that any Hazardous Substance has been installed in violation of law on any real property now owned by the Borrower or any of the Restricted Subsidiaries except those installations which are not, and would not reasonably be expected to cause, a Material Adverse Change. As of the Closing Date, except as disclosed on Schedule 4.01(p) hereto, to the actual
                                     ----------------
knowledge of an Authorized Officer, the Borrower and the Restricted Subsidiaries are not in material violation of or subject to any existing, pending or material threatened formal investigation or formal inquiry by any governmental authority, or subject to any material remedial obligations under any applicable Environmental Laws. On each date after the Closing Date on which this representation is deemed to be made, to the actual knowledge of an Authorized Officer, the Borrower and the Restricted Subsidiaries are not in violation of or subject to any existing, pending or threatened formal investigation or inquiry by any governmental authority or to any remedial obligations under any applicable Environmental Laws which in each case is, or would reasonably be expected to cause, a Material Adverse Change. To the actual knowledge of an Authorized Officer, the Borrower and the Restricted Subsidiaries are not required to obtain any material permits, Licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures, and equipment forming a part of any real property of the Borrower or any Restricted Subsidiary by reason of any applicable Environmental Laws, except those that have been obtained, or which the failure to obtain has not, and would not reasonably be expected to cause, a Material Adverse Change. As of the Closing Date, except as set forth in Schedule 4.01(p) hereto, no Authorized Officer has
                             ----------------
actual knowledge that any Hazardous Substances or solid wastes have been disposed of on the real property of the Borrower or any of its Restricted Subsidiaries in violation of any applicable Environmental Law, except such violations which are not, and would not reasonably be expected to cause, liability to the Borrower and/or the Restricted Subsidiaries in the aggregate in excess of $5,000,000. As of the Closing Date, except as set forth in Schedule
                                                                      --------
4.01(p) hereto, no Authorized Officer has actual knowledge that any Hazardous
-------
Substances or solid wastes have been released on or to the real property of the Borrower or any of its Restricted Subsidiaries in violation of any applicable Environmental Law, except such violations which are not, and would not reasonably be expected to cause, liability to the Borrower and/or the Restricted Subsidiaries in the aggregate in excess of $10,000,000. On each date after the Closing Date on which this representation is deemed to be made, no Authorized Officer of the Borrower and the Restricted Subsidiaries has actual knowledge that any Hazardous Substances or solid wastes have been disposed of or otherwise released on or to the real property of the Borrower or any of the Restricted Subsidiaries, in violation of the applicable Environmental Laws, except any such disposal or release which is not, and would not reasonably be expected to cause, a Material Adverse Change.

     (q) Subsidiaries.  As of the Closing Date,, the Borrower has no
         ------------
Subsidiaries other than those Subsidiaries specifically disclosed in part (a) of
Schedule 4.01(q) hereto and has no equity
----------------
investments in any other Person other than those specifically disclosed in part
(b) of Schedule 4.01(q) hereto.
       ----------------

     (r) Broker's Fees.  No broker's, finder's or other similar fee or
         -------------
commission will be payable by the Borrower (other than to the Agents and the Lenders hereunder) with respect to the making of the Commitment or the Advances hereunder.

     (s) Intellectual Property.  To the actual knowledge of the Authorized
         ---------------------
Officers as of the Closing Date, the Borrower and its Restricted Subsidiaries have obtained all licenses of material patents, trademarks, service-marks, trade names, copyrights, and other rights from third parties that are necessary for the operation of their business as presently conducted. On each date after the Closing Date on which this representation is deemed to be made, the Borrower and the Restricted Subsidiaries have obtained all Licenses of patents, trademarks, service-marks, trade names, copyrights and other similar rights that are necessary for the operation of their business as presently conducted, except those, the failure of which to obtain has not caused, and would not reasonably be expected to cause, a Material Adverse Change. Nothing has come to the attention of the Borrower or any of the Restricted Subsidiaries to the effect that (i) any process, method, part or other material presently contemplated to be employed by the Borrower or any Qwest Material Subsidiary may infringe any patent, trademark, service-mark, trade name, copyright, or other right owned by any other Person except to the extent Borrower or any of the Restricted Subsidiaries has obtained a License therefor, or (ii) there is pending or overtly threatened any claim or Litigation against or affecting the Borrower or any Qwest Material Subsidiary contesting its right to sell or use any such process, method, part or other material, except in the case of clause (i) and
(ii) above, any such event or circumstance which has not caused, and would not reasonably be expected to cause, a Material Adverse Change.

     (t) Accuracy of Borrower Information.  On the Closing Date, neither this
         --------------------------------
Agreement nor any other document, certificate or statement (in each case, taken as a whole but excluding the Offering Memorandum) which has been furnished to any Lender by or on behalf of the Borrower or any of its Subsidiaries in connection herewith contained any materially untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement contained herein and therein not materially misleading at the time it was furnished in light of the circumstances under which they were made, provided
                                                                    --------
that notwithstanding anything to the contrary in this Agreement or in the Loan
----
Papers, the Borrower makes no representation, warranty or guaranty as to any projections furnished to the Lenders except that they were prepared in good faith by the Borrower on the basis of assumptions which the Borrower believed were reasonable as of the date of such projections. On each date after the Closing Date on which this representation is deemed to be made, the Borrower represents that none of the regular or periodic reports, or any registration statement or prospectus filed by the Borrower or any Restricted Subsidiary with the Securities and Exchange Commission (or any successor agency) contains any materially untrue statement of a material fact or omits to state a material fact necessary in order to make the statement contained therein not materially misleading at the time of such filing in light of the circumstances under which they were made. The historical financial statements of the Borrower and Guarantor contained in the Offering Memorandum present fairly in all material respects and in accordance with GAAP (subject to year end adjustments and the absence of footnotes as to the Borrower's unaudited financial statements contained therein) the financial position of the Borrower and the Guarantor, respectively, and their respective consolidated Subsidiaries as of the date of such financial statements.

     (u) Year 2000 Compliance.  The Year 2000 Problem has not resulted in, and
         --------------------
the Borrower reasonably believes that the Year 2000 Problem will not result in, a Material Adverse Change.

     (v) Existing Financing.  The Loans and the Conditional Early Release
         ------------------
Unlimited Guaranty of the Loans and all Obligations are senior to or pari passu with all Existing Financing. Nothing in this Agreement and the other Loan Papers violates any provision of the Existing Financing Documentation, and no consent is required in connection with any of the Existing Financing Documentation in order to execute, deliver and perform under this Agreement and the other Loan Papers. To the actual knowledge of the Authorized Officers, there exists no "Default" or "Event of Default" as defined in, and under any of the Existing Financing Documentation, or any other event or circumstance which causes a Repayment Event with respect to any of the Existing Financing. All notices required by any Existing Financing Documentation regarding the execution, delivery or performance by the Borrower or any Restricted Subsidiary of the Loan Papers have been given in accordance with the terms of the Existing Financing Documentation.

     (w) Fibers and Fiber Capacity. As of the Closing Date, the Borrower and its
         -------------------------
Restricted Subsidiaries own or have the right to use through the Maturity Date not less than 24 optical fibers on a weighted average route mile basis on the Backbone (which such fibers are not subject to any transfer, disposition or IRU Agreement granting an IRU to any Person other than the Borrower or any Restricted Subsidiary), and such fiber capacity is sufficient, on a weighted average route mile basis, to meet the business plan of the Borrower.

     (x) Sinking Funds and Defeasance.  As of the Closing Date, no documentation
         ----------------------------
relating to any Debt for Borrowed Money of the Borrower or any Restricted Subsidiary has any provision granting any creditor a sinking fund or a right to require a defeasance of the obligations owing to it.

     4.02. Survival of Representations and Warranties. All representations and warranties made under this Agreement and the other Loan Papers shall be deemed to be made at and as of the Closing Date and at and as of the date of each Advance (excluding each Refinancing Advance), and each shall be true and correct in all material respects when made (except those representations and warranties that specifically speak as of a particular date). All such representations and warranties shall survive, and not be waived by, the execution hereof by any Lender, any investigation or inquiry by any Lender, or by the making of any Advance under this Agreement.


                         ARTICLE V  GENERAL COVENANTS

     So long as any of the Obligations are outstanding and unpaid or the Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled), and subject to the terms of Section 8.08 hereof:

     5.01.  Preservation of Existence and Similar Matters.

     (a) The Borrower shall, and shall cause each Qwest Material Subsidiary to, preserve and maintain, or timely obtain and thereafter preserve and maintain (i) material rights, franchises, authorizations, consents, privileges and all other material Licenses from federal, state and local governmental bodies and any Tribunal (regulatory or otherwise) which the Borrower or such Qwest Material Subsidiary deems reasonably necessary or advisable to conduct its business in the ordinary course, and (ii) its existence (except as permitted by Section 7.05 hereof); and

     (b) The Borrower shall, and shall cause each Restricted Subsidiary to, qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification or authorization, except where the failure to do so is not, and would not reasonably be expected to cause, a Material Adverse Change.

     5.02.  Business; Compliance with Applicable Law.    The Borrower shall, and
shall cause the Restricted Subsidiaries to (a) engage primarily in the Telecommunications Business, including, without limitation, the internet, internet protocol, web hosting or electronic commerce, and (b) comply in all material respects with the requirements of all material Applicable Law.

     5.03. Maintenance of Properties. The Borrower shall, and shall cause each Qwest Material Subsidiary to, maintain or cause to be maintained all their material Properties necessary to the conduct of their business (whether owned or held under lease) in reasonably good repair, working order and condition, taken as a whole, and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

     5.04. Accounting Methods and Financial Records. The Borrower shall, and shall cause each Restricted Subsidiary to, maintain a system of accounting established and administered in accordance with GAAP and keep adequate records and books of account in which complete entries will be made and all transactions reflected in accordance with GAAP. The Borrower shall, and shall cause each of the Restricted Subsidiaries to, maintain a fiscal year ending on December 31.

     5.05. Insurance. The Borrower shall, and shall cause each Restricted Subsidiary to, maintain insurance from responsible companies in such amounts and against such risks as shall be customary and usual in the industry for companies of similar size and capability. The Borrower shall use commercially reasonable efforts to cause each insurance policy to provide for at least 30 days' prior notice to the Administrative Agent of any proposed termination or cancellation of such policy, whether on account of default or otherwise.

     5.06. Payment of Taxes and Claims. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, pay and discharge all federal and other material Taxes, assessments and governmental charges or levies imposed upon it or its income or Properties prior to the date on which penalties attach thereto which are shown on such Person's Tax returns to be due and payable, and all lawful material claims for labor, materials and supplies which, if unpaid, might become a Lien upon any of their Properties or assets, except those Taxes, assessments and charges which are immaterial or contested by the Borrower diligently in good faith, and for which adequate reserves have been established in accordance with GAAP. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, timely file all information returns required by federal Tax Authorities, and all material information returns required by state or local Tax authorities.

     5.07. Visits and Inspections. The Borrower shall, and shall cause each Restricted Subsidiary to, promptly, permit representatives of the Administrative Agent and the Arranging Agents, or any Lender accompanied by the Administrative Agent from time to time, upon prior notice reasonable under the circumstances, to (a) visit and inspect the Properties of the Borrower and each Restricted Subsidiary during normal business hours (unless there exists an Event of Default in which case during such hours as is reasonable under the circumstances), (b) inspect and make extracts from and copies of the Borrower's and each Restricted Subsidiary's books and records, in each case as reasonable under the circumstances, (c) discuss with the Borrower's and each Restricted Subsidiary's officers (and during an Event of Default, with the Auditors together with an Authorized Officer of the Borrower), its business, assets, liabilities, financial positions, results of operations and business prospects, and (d) make reasonable informational requests of the Auditors from time to time, with respect to which the Borrower shall be obligated to procure such information from the Auditors.

     5.08. Use of Proceeds. The Borrower agrees that the proceeds of the Loans shall be used in accordance with the terms of Section 2.15 hereof.

     5.09. Indemnity. The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Lead Arranger, the Arranging Agents, the Co-Arrangers, the Co-Syndication Agents, each Lender and their respective affiliates, officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees and expenses of counsel and the allocated cost of internal counsel) which may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the Loans, including without limitation, any transaction in which the proceeds of any borrowing are or are to be applied, whether or not an Indemnified Party is a party thereto, whether or not the transactions contemplated herein are consummated, and whether or not such claim, damage, loss, liability or expense results from the negligence of such Indemnified Party unless and only to the extent that as to any Indemnified Party, it shall be determined in a final, non-appealable judgment by a court of competent jurisdiction that such losses, claims, damages, liabilities, or expenses resulted from such Indemnified Party's gross negligence or willful misconduct. Borrower will not settle or consent to judgment with respect to any investigation, litigation, or proceeding without the prior written consent of the Administrative Agent and any affected Indemnified Party, unless such settlement or consent includes an unconditional release of each such Indemnified Party or unless each Indemnified Party is entitled to be indemnified under this
Section 5.09 (which entitlement the Borrower will confirm to such Indemnified Party in writing, if requested). The Borrower shall periodically, upon request, reimburse each Indemnified Party for its reasonable legal and other actual expenses (including the costs of any investigation and preparation) incurred in connection with any indemnified matter. The Borrower agrees that no Indemnified Party shall have any liability for any indirect or consequential damages in connection with its activities related to the Loans. The reimbursement, indemnity and contribution obligations under this Section shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to each Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower, the Administrative Agent, the Lenders and all other Indemnified Party. This Section shall survive any termination of this Agreement and repayment of the Obligations.

     5.10. Environmental Law Compliance. The use which the Borrower or any of its Restricted Subsidiaries intends to make of any real Property owned by it will not result in the disposal or other release of any Hazardous Substance or solid waste on or to such real Property in violation of any Environmental Law, except any such violation which is not, and would not reasonably be expected to cause, a Material Adverse Change. As used herein, the term "release" as used in this Section shall have the meanings specified in CERCLA (as defined in the definition of applicable Environmental Laws), and the terms "solid waste" and "disposal" shall have the meaning specified in RCRA (as defined in the definition of applicable Environmental Laws); provided, however, that if CERCLA or RCRA is amended so as to broaden or narrow the meaning of any term defined thereby, such broader or narrower meaning shall apply subsequent to the effective date of such amendment; and provided further, to the extent that any other law applicable to the Borrower, any of its Restricted Subsidiaries or any of their properties and assets establishes a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. The Borrower and each Restricted Subsidiary agrees to indemnify and hold the Administrative Agent and each Lender harmless from and against, and to reimburse them with respect to, any and all claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and courts costs) asserted or awarded against or incurred by any of them by reason of or arising out of transactions contemplated by this Agreement and (a) the failure of the Borrower or any of its Restricted Subsidiaries to perform any obligation hereunder regarding asbestos or applicable Environmental Laws, (b) any violation by the Borrower or Restricted Subsidiary on or before the Release Date of any applicable Environmental Law in effect on or before the Release Date, and (c) any act, omission, event or circumstance existing or occurring on or prior to the Release Date, involving the presence on such real Property or release from such real Property of Hazardous Substances or solid wastes disposed of or otherwise released on or prior to the Release Date, resulting from or in connection with the ownership by the Borrower or any Restricted Subsidiary of the real Property, regardless of whether the act, omission, event or circumstance constituted a violation of any applicable Environmental Law at the time of its existence or occurrence, or whether the act, omission, event or circumstance is caused by or relates to the negligence of any indemnified Person; provided, that the Borrower shall not be under any obligation to indemnify the Administrative Agent or any Lender to the extent that any such liability arises as the result of the gross negligence or willful misconduct of such Person, as finally judicially determined by a court of competent jurisdiction. The provisions of this Section shall survive the Release Date and shall continue thereafter in full force and effect.

     5.11.  Restricted Subsidiary Designation.    The Borrower agrees that each
Restricted Subsidiary on the Existing Bank Facility Closing Date will remain a Restricted Subsidiary until the Obligations have been repaid in full and the Commitment has been terminated, unless any such Restricted Subsidiary that is not a Qwest Material Subsidiary has been Disposed of in accordance with the terms of Section 7.05(a)(ii)(A) hereof. The Borrower agrees that, without the consent of the Majority Lenders, the Designated U S WEST Restricted Subsidiary will remain a Restricted Subsidiary until the Obligations have been repaid in full and the Commitment has been terminated.

     5.12.  Fiber Capacity.   The Borrower shall, and shall cause its Restricted
Subsidiaries to, at all times maintain ownership of or the right to use through the Maturity Date (or until all Obligations are paid in full) not less than 24 optical fibers on a weighted average route mile basis on the Backbone, which such fibers may not be transferred, disposed of or made subject to an IRU Agreement granting an IRU to any Person other than the Borrower or any Restricted Subsidiary if such transfer, disposal or IRU Agreement would result in the Borrower and its Restricted

Subsidiaries owning or having the right to use less than 24 optical fibers on a weighted average route mile basis on the Backbone through the Maturity Date (or until all Obligations are paid in full).

     5.13. UCC Filings. The Borrower shall, and shall cause its Restricted Subsidiaries to, agree to file UCC-3 releases for all UCC filings recorded against the Borrower and its Restricted Subsidiaries, which such UCC filings evidence Debt that has been repaid in full and extinguished and do not evidence Liens permitted under Section 7.03 hereof.

     5.14. Sinking Funds and Defeasance. To the extent that the Borrower or any Restricted Subsidiary agrees in connection with the incurrence of any Debt for Borrowed Money to a sinking fund or defeasance, the Borrower shall, and shall cause each of its Restricted Subsidiaries to, grant to the Administrative Agent and the Lenders proportionately similar rights to a sinking fund or defeasance with respect to the Obligations.

     5.15. Reimbursement of Costs and Expenses. Within 30 days after the Closing Date, the Borrower shall reimburse the Administrative Agent for the reasonable costs, fees and expenses (including the reasonable fees and expenses of Special Counsel) incurred by the Administrative Agent in connection with the negotiation, preparation and execution of this Agreement, the other Loan Papers and the making of the initial Loans.


                       ARTICLE VI  INFORMATION COVENANTS

     So long as any of the Obligations are outstanding and unpaid or the Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled), the Borrower shall, subject to Section 8.08 hereof, furnish or cause to be furnished to the Administrative Agent two copies of the following:

     6.01. Quarterly Financial Statements and Information. Within 60 days after the end of each fiscal quarter (except the fourth fiscal quarter), (a) consolidated balance sheets of the Borrower and the Restricted Subsidiaries, and
(b) either (i) a copy of the Form 10-Q (including all financial statements contained herein) filed by the Borrower or (ii) consolidated balance sheets of the Borrower and its Subsidiaries, each as at the end of such quarter, and the related consolidated and consolidating statements of income and consolidated statements of changes in cash for such quarter and for the elapsed portion of the year ended with the last day of such quarter, all of which shall be certified by an Authorized Officer of the Borrower on behalf of the Borrower, to, in his or her opinion, present fairly in all material respects, in accordance with GAAP (except that such financial statements may be subject to year-end audit adjustments and do not have to contain footnotes), the financial position and results of operations of (A) the Borrower and the Restricted Subsidiaries, and (B) the Borrower and its Subsidiaries, respectively, as at the end of and for such period, and for the elapsed portion of the year ended with the last day of such period.

     6.02.  Annual Financial Statements and Information.

     (a) Within 120 days after the end of each fiscal year, a copy of (i) the consolidated balance sheets of the Borrower and the Restricted Subsidiaries,
(ii) either (A) a copy of the Form 10-K (including all financial statements contained therein) filed by the Borrower, or (B) the consolidated balance sheets of the Borrower and its Subsidiaries, each as of the end of such fiscal year, and (iii) consolidated and consolidating statements of earnings, statements of changes in shareholders' equity, and statements of changes in cash as of and through the end of such fiscal year for the Borrower and the Restricted Subsidiaries and the Borrower and its Subsidiaries, respectively, all of which are prepared in accordance with GAAP, and certified by Auditors, whose opinion shall be in scope and substance in accordance with generally accepted auditing standards and shall be unqualified.

     (b) As soon as available, but in any event within 90 days following the end of each fiscal year, a copy of the annual consolidated operating budget of the Borrower and the Restricted Subsidiaries for the succeeding fiscal year.

     (c) As soon as available, but in any event within three Business Days following any change in the Senior Unsecured Debt Rating, a Notice of Change of Senior Unsecured Debt Rating.

     6.03. Compliance Certificates. At the time financial statements are furnished pursuant to Section 6.01 and Section 6.02 hereof, a duly completed Compliance Certificate certified by an Authorized Officer of the Borrower on behalf of the Borrower.

     6.04.  Copies of Other Reports and Notices.

     (a) Promptly upon their becoming available, a copy of (i) all material reports or material letters submitted to the Borrower or any Qwest Material Subsidiary by accountants in connection with any annual, interim or special audit, including without limitation any report prepared in connection with the annual audit referred to in Section 6.02 hereof, and any other comment letter submitted to management in connection with any such audit, (ii) each financial statement, report, notice or proxy statement sent by the Borrower or any Restricted Subsidiary to stockholders generally and (iii) each regular or periodic report and any registration statement or prospectus (or material written communication in respect of any thereof) filed by the Borrower or any Restricted Subsidiary with any securities exchange, with the Securities and Exchange Commission or any successor agency.

     (b) Promptly upon becoming aware (i) that the holder(s) of any note(s) or other evidence of indebtedness or other security of the Borrower or any Qwest Material Subsidiary in excess of $25,000,000 in the aggregate has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (ii) of any occurrence or non-occurrence of any event which constitutes or which with the passage of time or giving of notice or both would constitute either (A) a "Default" or "Event of Default" (as such terms are defined in the Existing Financing Documentation) by the Borrower or any Qwest Material Subsidiary under any Existing Financing or (B) a Repayment Event under any Existing Financing, or (iii) of the occurrence of any event, circumstance or condition which is, or would reasonably be expected to cause, a Material Adverse Change, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto;

     (c) (i) Promptly upon receipt thereof, copies of any notices received from the FCC, any applicable PUC or any other federal, state or local regulatory agencies or any tribunal relating to any order, ruling, law, information or policy and information relating to material developments with respect thereto that both (A) relates to a breach of or noncompliance with the Communications Act or any law, rule or regulation of any applicable PUC, and (B) would reasonably be expected to result in the payment of money by the Borrower or any Restricted Subsidiary in an amount of $25,000,000 or more in the aggregate, or otherwise is, or would reasonably be expected to cause, a Material Adverse Change, or result in the loss or suspension of any Material License; and

          (ii) Within 10 Business Days after an Authorized Officer of the Borrower has actual knowledge or notice thereof, notice of (A) the commencement of any proceeding or investigation before any applicable PUC with respect to the operations of the Borrower or any Restricted Subsidiary which would reasonably be expected to cause a Material Adverse Change, and (B) the commencement of all proceedings or material formal investigations before the FCC with respect to the Borrower and the Restricted Subsidiaries.

     (d) From time to time and promptly upon each request, such data, reports, documents or further information regarding the assets, business, liabilities, financial position, results of operations or business prospects of the Borrower and the Restricted Subsidiaries, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request, and from time to time within a reasonable time period after each request during the continuance of an Event of Default, such projections as may be reasonably requested by the Administrative Agent or any Lender through the Administrative Agent. Notwithstanding the foregoing, prior to the Acquisition Date, no Lender may receive confidential information regarding any of the U S WEST Companies unless and until it has executed a Confidentiality Agreement and delivered it to the Administrative Agent.

     6.05. Notice of Litigation, Default and Other Matters. Notice of the following events within 10 Business Days after an Authorized Officer of the Borrower has actual knowledge or notice thereof:

     (a) Any action or proceedings in any court or before any arbitrator involving claims for damages (including punitive damages) in excess of either $25,000,000 for any one proceeding or investigation, or $50,000,000 in the aggregate for all such proceedings (after deducting the amount with respect to which the Borrower or any of its Restricted Subsidiaries is insured), against the Borrower or any of its Restricted Subsidiaries, or any of their properties, assets or businesses or with respect to which the Borrower or any Restricted Subsidiary has liability; and

     (b) The happening of any condition or event which constitutes a Default or Event of Default. Such notice shall specify the nature and period of existence thereof and what action is being taken or is proposed to be taken with respect thereto.

     6.06.  ERISA Reporting Requirements.

     (a) Promptly and in any event (i) within 30 days after the Borrower or any member of their Controlled Group has actual knowledge that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan of the Borrower or any member of its Controlled Group has occurred, and (ii) within 10 Business Days after the Borrower or any member of its Controlled Group has actual knowledge that any other ERISA Event with respect to any Plan of the Borrower or any member of its Controlled Group has occurred or a request for a minimum funding waiver under Section 412 of the Code with respect to any Plan of the Borrower or any member of its Controlled Group, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

     (b) Promptly and in any event within two Business Days after receipt thereof by the Borrower or any member of its Controlled Group from the PBGC, copies of each notice received by the Borrower or any member of its Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

     (c) Promptly and in any event within 30 days after the filing thereof by the Borrower or any member of its Controlled Group with the United States Department of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report (including Schedule B thereto) with respect to each Plan;

     (d) Promptly and in any event within 30 days after receipt thereof, a copy of any notice, determination letter, ruling or opinion the Borrower or any member of its Controlled Group receives from the PBGC, the United States Department of Labor or the Internal Revenue Service with respect to any Plan;

     (e) Promptly, and in any event within 10 Business Days after receipt thereof, a copy of any correspondence the Borrower or any member of their Controlled Group receives from the Plan Sponsor (as defined by Section 4001(a)(10) of ERISA) of any Plan concerning potential withdrawal liability pursuant to Section 4219 or 4202 of ERISA, and a statement from the chief financial officer of the Borrower or such member of its Controlled Group setting forth details as to the events giving rise to such potential withdrawal liability and the action which the Borrower or such member of its Controlled Group is taking or proposes to take with respect thereto;

     (f) Notification within 30 days of any material increases in the benefits of any existing Plan which is not a Multiemployer Plan, or the establishment of any new Plans, or the commencement of contributions to any Plan to which the Borrower or any member of its Controlled Group was not previously contributing;

     (g) Notification within three Business Days after the Borrower or any member of its Controlled Group has actual knowledge that the Borrower or any such member of its Controlled Group has or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of Section 4041(c) of ERISA and a copy of such notice; and

     (h) Within 10 Business Days after receipt of written notice of commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any member of its Controlled Group with respect to any Plan.

     6.07. Copies of Other Reports and Notices Regarding U S WEST Restricted Subsidiaries.

     (a) Notice of the following events promptly after an Authorized Officer of the Borrower has actual knowledge or notice thereof:

          (i) notice of any FCC or PUC matter relating to a U S WEST Restricted Subsidiary that has caused a Material Adverse Effect,

          (ii) if a Material Adverse Effect has occurred as a consequence thereof, notice of any action or proceedings in any court or before any arbitrator involving claims for damages (including punitive damages) against any of the U S WEST Restricted Subsidiaries, or any of their properties, assets or businesses or with respect to which any US WEST Restricted Subsidiary has liability, and

          (iii) notice of a U S WEST Default; and

     (b) At the same time as any of the U S WEST Restricted Subsidiaries delivers notice to any holder of any U S WEST Debt:

          (i)   notice of any ERISA matter, a copy of such notice, and

          (ii) a copy of each regular or periodic report and any registration statement or prospectus (or material written communication in respect of any thereof) filed by any U S WEST Restricted Subsidiary with any securities exchange, with the Securities and Exchange Commission or any successor agency.


                        ARTICLE VII  NEGATIVE COVENANTS

     So long as any of the Obligations are outstanding and unpaid or the Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled) and subject to Section 8.08 hereof:

     7.01.  Financial Covenants.

     (a) Total Leverage Ratio. From the Closing Date and continuing at all times until the Obligations have been repaid in full, the Borrower shall not permit the Total Leverage Ratio to be more than the following ratios during the following time periods:


                 Period                                Ratio
                 ------                                -----

     From the Closing Date
     through December 31, 2000                      4.90 to 1.00
     From January 1, 2001 through June 30, 2001     4.75 to 1.00
     From July 1, 2001 through December 31, 2001    4.25 to 1.00
     From January 1, 2002 and thereafter            3.75 to 1.00

     (b) Interest Coverage Ratio. From the Closing Date and continuing at all times until the Obligations have been repaid in full, the Borrower shall not permit the Interest Coverage Ratio to be less than 2.75 to 1.00.

     (c) Minimum Consolidated Net Worth. From the Closing Date and continuing at all times until the Obligations have been repaid in full, the Borrower shall not permit the Consolidated Net Worth of the Borrower and the Restricted Subsidiaries on any date of determination to be less than the sum of (i) 75% of the Borrower's Consolidated Net Worth at December 31, 1998, (ii) 50% of Consolidated Net Income (with no deduction for losses) for the period commencing January 1, 1999 through any such date of determination, plus (iii) 75% of the net proceeds received by the Borrower from common Capital Stock issuances of the Borrower during the period from the Existing Bank Facility Closing Date through any such date of determination. For purposes of compliance with the foregoing Consolidated Net Worth test, one-time non-cash merger and restructuring charges relating to future acquisitions permitted to be consummated in accordance with the terms hereof may be added back to Net Income provided that (A) such charges
                                                 -------------
may only be added back to the extent they were deducted from Net Income and (B) the aggregate amount of all such add backs over the term of this Agreement shall not exceed $250,000,000.

     7.02. Debt for Borrowed Money. The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist any Debt for Borrowed Money of the Borrower or any Restricted Subsidiary or issue any Preferred Stock, except the following Debt for Borrowed Money and Preferred Stock, provided that, any Debt for Borrowed Money or Preferred Stock
                 -------------
which is permitted when incurred or issued (whether it is incurred by operation of law or otherwise) shall always be permitted hereunder:

     (a) with respect to the Borrower and the Restricted Subsidiaries, Debt for Borrowed Money of the Borrower and its Restricted Subsidiaries under the Loan Papers and under the Existing Bank Facility;

     (b) with respect to the Borrower and its Restricted Subsidiaries Debt for Borrowed Money in existence on the Closing Date described on Schedule 7.02
                                                             -------------
hereto and not otherwise permitted pursuant to the terms of this Section 7.02, including without limitation, the Existing Financing and the TROL Transaction, in each case only in the principal amounts and on the terms as such Debt for Borrowed Money exists as of the Closing Date (subject to the provisions of subparagraph (e) below); provided that, in the case of existing accreting Debt,
                         -------------
principal amounts existing on the Closing Date shall include all amounts by which any such debt accretes after the Closing Date;

     (c) provided that no Default or Event of Default exists or would result from the incurrence thereof, with respect to the Borrower and the Wholly Owned Restricted Subsidiaries, Debt owed to each other incurred in the ordinary course of business in accordance with past practices;

     (d) so long as there exists no Default or Event of Default both before and after giving effect thereto, in addition to all other Debt permitted to be incurred pursuant to this Section 7.02, (i)
unsecured Debt of the Borrower in respect to Interest Rate Protection Agreements, (ii) Subordinated Indebtedness of the Borrower, so long as such Subordinated Indebtedness in the aggregate for all outstanding principal amounts does not exceed $500,000,000, provided that, if the Total Leverage Ratio is less
                              -------------
than 4.00 to 1.00 both before and after giving effect to any such incurrence, the Borrower may incur Subordinated Indebtedness in principal amounts in excess of $500,000,000 and (iii) in addition to Debt for Borrowed Money permitted to be incurred in accordance with the terms of subsection (ii) immediately preceding, unsecured Debt (on a pari passu basis with the Obligations), Preferred Stock or Subordinated Indebtedness of the Borrower in an aggregate principal amount outstanding not to exceed the difference between $1,000,000,000 and the Loan Increase, if any, provided that (A) such unsecured Debt on a pari passu basis
                  -------------
shall be otherwise on terms and conditions reasonably acceptable to the Arranging Agents and (B) the material terms of all such Debt for Borrowed Money (including, without limitation, Subordinated Indebtedness) and Preferred Stock shall be no more restrictive than any comparable terms of either this Agreement or any Existing Financing Documentation (whichever is more restrictive), provided that, if the Total Leverage ratio is less than 4.00 to 1.00 both before
-------------
and after giving effect to any such incurrence, the Borrower may incur unlimited Debt for Borrowed Money (including, without limitation, Subordinated Indebtedness) or Preferred Stock meeting the requirements set forth in (A) and
(B) above;

     (e) so long as there exists no Default or Event of Default both before and after giving effect thereto, Debt of the Borrower or any Original Restricted Subsidiary in respect of Permitted Refinancing Indebtedness;

     (f) in addition to all other Debt permitted to be incurred pursuant to this
Section 7.02, after the Acquisition Date, so long as there exists no Default or Event of Default both before and after giving effect thereto,

                (i) the Borrower may incur unsecured Debt for Borrowed Money (including, without limitation, Subordinated Indebtedness) and/or issue Preferred Stock so long as the material terms are reasonably acceptable to the Arranging Agents and no more restrictive than the comparable terms of this Agreement or any of the Existing Financing Documentation (whichever is more restrictive), and

               (ii) the Restricted Subsidiaries may incur Debt for Borrowed Money (including, without limitation, Subordinated Indebtedness) not otherwise permitted by this Section 7.02 that is unsecured and in an aggregate amount not to exceed 10% of the Tangible Assets of the Borrower and the Restricted Subsidiaries at any one time outstanding,

     (g) so long as there exists no Default or Event of Default both before and after giving effect to the incurrence thereof, Debt for Borrowed Money and/or Preferred Stock of the Borrower and the Restricted Subsidiaries meeting the qualifications set forth below:

          (i) in an aggregate principal amount for the Borrower and the Restricted Subsidiaries together not in excess of $50,000,000 outstanding at any one time for both Debt for Borrowed Money and Preferred Stock, and

          (ii) in addition to amounts permitted under (b) and (g)(i) above, in respect of Capital Leases and purchase money as defined in the UCC in an aggregate amount for the Borrower and the Restricted Subsidiaries together not in excess of $125,000,000 outstanding at any one time, and

          (iii) in addition to (g)(i) and (ii) above, any amount of Preferred Stock, provided that the terms of such Preferred Stock shall (i) provide
            -------------
     for payment in kind dividends only, except to the extent declared by the Board of Directors and approved by the Administrative Agent and the Majority Lenders, (ii) contain no covenants of the Borrower or any Restricted Subsidiary, (iii) contain no mandatory redemption, defeasance, sinking fund or prepayment provisions, (iv) provide that the sole remedies for breach or default of any provision of such Preferred Stock shall be limited to additional board seats, so long as it does not cause a Change of Control or Specified Change of Control, (v) not contain any voting rights that could cause a Change of Control or a Specified Change of Control and
     (vi) not contain any liquidation rights or conversion rights (other than conversion rights into the common Capital Stock of the Borrower);

     (h) so long as there exists no Default or Event of Default both before and after giving effect to the incurrence thereof, the Borrower and the Restricted Subsidiaries may incur other unsecured Debt for Borrowed Money and/or Preferred Stock not described in (a) through (g) above, provided that the aggregate
                                              -------------
principal amount of all such Debt and Preferred Stock for the Borrower and the Restricted Subsidiaries together is never in excess of $50,000,000 outstanding at any one time;

     (i) so long as there exists no Default or Event of Default both before and after giving effect to incurrence thereof, the Borrower may acquire unsecured Debt for Borrowed Money in connection with an acquisition permitted under
Section 7.18 hereof (the "Acquired Debt") so long as in each case (i) such Acquired Debt was not incurred in anticipation of the acquisition by the Borrower, (ii) the Borrower deposits in cash at the Administrative Agent an amount equal to the principal amount of the Acquired Debt as collateral to secure the Obligations hereunder (the "Cash Collateral"), (iii) the Borrower executes a security agreement in form and substance reasonably acceptable to the Administrative Agent and the Arranging Agents granting a lien and security interest in the Cash Collateral to secure the Obligations of the Lenders hereunder together with such other documentation, including, without limitation, UCC-1 filings, as deemed reasonable by the Administrative Agent, (iv) the Acquired Debt must remain the sole obligation of the acquired person and the Borrower shall not, nor shall it permit any Restricted Subsidiary to, execute any Guaranty of the Acquired Debt or otherwise become obligated in any manner with respect to the Acquired Debt (pursuant to assumption, merger, consolidation, operation of law or otherwise). Each Lender hereby authorizes the Administrative Agent to release and return to the Borrower such portion of any Cash Collateral upon the extinguishment of the related Acquired Debt;

     (j) on and after the Acquisition Date, so long as there exists no Default under Section 8.01(a) hereof or Event of Default both before and after giving effect to such transaction, in connection with the U S WEST Acquisition and only upon consummation of the U S WEST Acquisition, the U S WEST Debt and U S WEST Permitted Refinancing Indebtedness shall be permitted to exist, provided that,
                                                                -------------
notwithstanding the foregoing, (i) except with respect to the U S WEST Guarantees, the Persons obligated on (or with respect to) any such Debt shall not include the Borrower or any of the Original Restricted Subsidiaries (unless the Borrower and/or the Original

Restricted Subsidiaries, as applicable, are entitled to incur such Debt under another provision of this Section 7.02) and (ii) any collateral, credit support or other surety for any such Debt shall not be expanded to include any new Properties or assets of the Borrower or any Original Restricted Subsidiary; and

     (k) on and after the Acquisition Date (i) the U S WEST Guarantees shall be permitted to exist and (ii) so long as (A) there exists no Default under Section 8.01(a) hereof or Event of Default both before and after giving effect to such transaction and (B) the aggregate amount of the U S WEST Guarantees does not exceed the sum of (I) the aggregate amount of such U S WEST Guarantees described on Schedule 1.03 hereto, plus (II) an aggregate amount of additional U S WEST
   -------------
Guarantees not to exceed $2,500,000,000, the Borrower shall be permitted to assume the obligations under the U S WEST Guarantees, provided that,
                                                      -------------
notwithstanding the foregoing, in all respects other than the Borrower becoming an obligor thereunder, any collateral, credit support or other surety for any such Debt shall remain in the U S WEST Companies, and none of the Original Restricted Subsidiaries, or any of the Properties or assets of the Borrower or the Original Restricted Subsidiaries shall secure, guaranty or otherwise be obligated thereon (unless the Borrower and/or the Original Restricted Subsidiaries, as applicable, are entitled to incur such Debt under another provision of this Section 7.02).

     Notwithstanding any other provision contained in Section 7.02 hereof and provided such Debt for Borrowed Money is otherwise permitted to be incurred under this Section 7.02, the Borrower and the Restricted Subsidiaries may incur up to $1,000,000,000 (but not in excess of) in the aggregate outstanding at any one time of Debt for Borrowed Money (including, without limitation, Subordinated Indebtedness) and Preferred Stock with a maturity prior to the Maturity Date, provided, that (x) Debt for Borrowed Money of Borrower or any Restricted
--------------
Subsidiary with a maturity prior to the Maturity Date in existence on the Closing Date, (y) U S WEST Debt with a maturity prior to the Maturity Date in existence prior to the Acquisition Date and (z) any Debt for Borrowed Money incurred at any time pursuant to Section 7.02(c) hereof, Section 7.02(e) hereof and Section 7.02(g) hereof with a maturity date prior to the Maturity Date shall be excluded from such $1,000,000,000 aggregate limitation contained in this paragraph.

     7.03.  Liens.   The Borrower shall not, and shall not permit any
Restricted Subsidiary to, create, assume, incur, permit or suffer to exist, directly or indirectly, any Lien on any of its assets or Properties, whether now owned or hereafter acquired, except (a) Permitted Liens, (b) so long as no Default or Event of Default exists or would result from the incurrence of such Lien, Liens securing Debt permitted to be incurred by Section 7.02(g) hereof (and any Permitted Refinancing Indebtedness of such Debt), but only so long as such Debt secured thereby shall not be increased and the Liens shall cover Properties of the Borrower purchased with the proceeds of such Debt and shall not cover additional assets of the Borrower or any such Restricted Subsidiary and (c) pre-existing Liens acquired by the Borrower or any Restricted Subsidiary in connection with an acquisition permitted by Section 7.18 hereof and securing Debt permitted to be incurred by Section 7.02(g) hereof. Except to the extent that any such provision is contained in any of the Existing Financing Documentation as of the Closing Date, the Borrower shall not, and shall not permit any Restricted Subsidiary of the Borrower to, agree with any other Person that it shall not create, assume, incur, permit or suffer to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its assets or Properties, provided that, with respect to Sections
                                         -------------
7.02 (f) and (g) hereof, the Borrower (or in the case of (g), any Restricted Subsidiary) may agree with any such creditor to the prohibition of Liens on all Debt other than Liens securing the Obligations (and any increase in the Obligations).

     7.04. Investments. The Borrower shall not, and shall not permit any Restricted Subsidiary to, make any Investment, except that the Borrower and its Restricted Subsidiaries may purchase or otherwise acquire and own:

     (a) Marketable, direct obligations of, or guaranteed by, the United States of America and maturing within 365 days of the date of purchase;

     (b) Commercial paper maturing not more than 90 days after the date of acquisition, issued by U.S. corporations (other than Affiliates of the Borrower) that have a rating of A-2/P-1 or A-1/P-2 or better by Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or Moody's Investors Service, Inc.;

     (c) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has a capital surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Exchange Act);

     (d) securities with maturities of six months or less from the date of acquisition, issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by an political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or "A" by Moody's Investors Service, Inc.;

     (e) Investments constituting acquisitions permitted by Section 7.18 hereof;

     (f) (i) Investments and contractual commitments for future Investments that are in existence on November 29, 1999, (ii) after the Acquisition Date, Investments and contractual commitments for future Investments of any U S WEST Restricted Subsidiary in each case to the extent that such Investments and contractual commitments for future Investments are in existence on the Acquisition Date and (iii) Investments by the Borrower and its Wholly Owned Restricted Subsidiaries in the Borrower or any Wholly Owned Restricted Subsidiary;

     (g) in addition to all the other permitted Investments under this Section
7.04 and so long as (i) there exists no Default or Event of Default both before and after giving effect to such Investment, Permitted Investments except the U S WEST Acquisition, and (ii) (A) there exists no Default under Section 8.01(a) hereof or an Event of Default both before and after giving effect to such Investment and (B) U S WEST has a Senior Unsecured Debt Rating of BBB- /Baa3 or higher immediately prior to the consummation of such Investment, the U S WEST Acquisition;

     (h) receivables owing to the Borrower or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

     (i) payroll, travel, commission and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business, and prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business;

     (j) loans or advances, or extensions of credit, to employees, directors, distributors and sales agents made in the ordinary course of business consistent with past practices of the Borrower or such Restricted Subsidiary;

     (k) Investments held in trust by the Borrower or any Restricted Subsidiary for the purpose of paying deferred compensation to its officers and employees;

     (l) so long as there exists no Default or Event of Default both before and immediately after giving effect to any such Investment, Investments in bonds, notes, debentures and other securities received as a result of the Disposition by the Borrower or any Restricted Subsidiary of any assets or Properties permitted in accordance with the terms of Section 7.05 hereof, provided that the
                                                               -------------
aggregate amount of such Investments for the Borrower and its Restricted Subsidiaries shall not exceed $25,000,000 at any one time outstanding;

     (m) Investments made in the ordinary course of business as partial payment for constructing a network relating to a Telecommunications Business, including, without limitation, the internet, internet protocol, web hosting and electronic commerce, not to exceed in the aggregate an amount in excess of (i) $50,000,000 outstanding at any one time prior to the Acquisition Date and (ii) $100,000,000 outstanding at any one time on and after the Acquisition Date; and

     (n) Notwithstanding the foregoing limitations set forth in this Section 7.04, in the event that (i) there exists no Default or Event of Default on the date any such Investment is made, (ii) the Borrower has a Senior Unsecured Debt Rating of BBB- or Baa3 or higher on the date any such Investment is made, and
(iii) Investments made by the Borrower and its Restricted Subsidiaries in Affiliates (other than Subsidiaries of the Borrower), Unrestricted Subsidiaries and Subsidiaries that are not Wholly Owned Restricted Subsidiaries do not exceed an amount equal to 10% of the Tangible Assets of the Borrower and the Restricted Subsidiaries in the aggregate over the term of this Agreement (after giving effect to the proposed Investment), the Borrower and its Restricted Subsidiaries may make any Investments.

     7.05. Liquidation, Disposition and Merger. The Borrower shall not, and shall not permit any Restricted Subsidiary of the Borrower to, at any time:

     (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up; or effect any Disposition of all or any part of its assets, Properties or business other than:

          (i) Permitted Asset Sales and the contribution of EUnet International Limited and any other assets of the Borrower or any Restricted Subsidiary contractually committed prior to the Existing Bank Facility Date to be contributed by the Borrower to the KPNQwest Joint Venture;

          (ii) so long as (1) there exists no Event of Default both before and after giving effect to any such Disposition, (2) there exists no Default under Section 8.01(a) hereof both before and after giving effect to any such Disposition, (3) the Administrative Agent has not received notice from the Borrower in accordance with the terms of Section 6.04(b) hereof that an event has occurred or a circumstance exists that is, or would reasonably be expected to cause, a Material Adverse Change both before and after giving effect to any such Disposition, and (4) the Borrower is in compliance with the terms of Section 2.05 and Section 2.11 hereof:

               (A) Dispositions of assets not constituting Capital Stock of Qwest Material Subsidiaries with a Disposition price of less than $15,000,000 for any one Disposition and less than an amount equal to 10% of the Tangible Assets of the Original Borrower and its Original Restricted Subsidiaries (determined on the date of each such Disposition) in the aggregate for all such Dispositions from the Existing Bank Facility Closing Date through the date of such Disposition,

               (B)  sales of accounts receivable in accordance with the terms of
          Section 7.12 hereof,

               (C) any Restricted Subsidiary of the Borrower owned all or in part by the Borrower or any Wholly Owned Restricted Subsidiary, can be dissolved, so long as the Borrower and each such Wholly Owned Restricted Subsidiary owning any Capital Stock of such Restricted Subsidiary acquires its proportionate part of the total of such Restricted Subsidiary's assets, provided that, so long as such
                                          -------------
          dissolution is in the ordinary course of business in accordance with the past practices of the Borrower and is otherwise in compliance with this subsection (C), such dissolution may occur during the existence of a Default or Event of Default or after notice of the occurrence of a Material Adverse Change,

               (D) any Wholly Owned Restricted Subsidiary hereunder, may Dispose of assets, Property or business to the Borrower or any other Wholly Owned Restricted Subsidiary or the Borrower, provided that, so
                                                              -------------
          long as such Disposition is in the ordinary course of business in accordance with the past practices of the Borrower and the Restricted Subsidiaries and is otherwise in compliance with this subsection (D), such Disposition may occur during the existence of a Default or Event of Default or after notice of the occurrence of a Material Adverse Change,

               (E) any Disposition by the Borrower and its Restricted Subsidiaries of any of their non-U.S. assets and Properties, including without limitation (I) the 1,400-route-mile extension of the U.S. network into Mexico, (II) the capacity on three undersea systems linking its network to Europe, (III) the proposed 13, 125-mile-four-fiber-pair submarine cable systems connecting the U.S. to Japan, scheduled for completion by the second quarter of 2000 and (IV) all transatlantic and transpacific cable capacity or systems,

               (F) any (I) Dispositions of fiber or IRU's in fiber or capacity and the related transport and network equipment in accordance with the terms of Section 7.17 hereof, and (II) fiber swaps and fiber exchanges of capacity, so long as the Borrower is in compliance with the terms of Section 5.12 hereof, and

               (G) Dispositions by the Borrower or any Restricted Subsidiary of the Capital Stock of any Unrestricted Subsidiary;

          (iii) any Investment of the Borrower or any Restricted Subsidiary that is permitted by Section 7.04 hereof; and

          (iv) all Dispositions (A) required by the FCC or any PUC or any other governmental or regulatory body in order to consummate the U S WEST Acquisition and (B) contemplated by or in connection with the U S WEST Acquisition, provided that, in no event shall the aggregate sales prices of
                  -------------
     all such Dispositions described in (a)(iv)(A) and (a)(iv)(B) above exceed an amount equal to 10% of the Original Borrower's and the Original Restricted Subsidiaries' total assets (including goodwill and other intangible assets),

     (b) enter into any merger or consolidation, except that, so long as there exists no Default under Section 8.01(a) hereof or any Event of Default both before and after giving effect to any such transaction, any Wholly Owned Restricted Subsidiary of the Borrower can merge or consolidate into the Borrower or any other Wholly Owned Restricted Subsidiary of the Borrower, provided that,
                                                                 -------------
so long as such merger or consolidation is in the ordinary course of business of the Borrower and in accordance with the past practices of the Borrower and is otherwise in compliance with this subsection (b), such merger or consolidation may occur during the existence of a Default or Event of Default or after notice of the occurrence of a Material Adverse Change, or

     (c) enter into any merger or consolidation, except that, another Person may be merged into the Borrower or any Restricted Subsidiary in connection with an acquisition permitted under Section 7.18 hereof, so long as the Borrower or any Restricted Subsidiary is the surviving entity.

     7.06. Guaranties; Contingent Liabilities. The Borrower shall not, and shall not permit any Restricted Subsidiary to, at any time make or issue any Guaranty, or assume, be obligated with respect to, or permit to be outstanding any Contingent Liabilities, except (a) pursuant to the Loan Papers and the Existing Bank Facility Documentation, (b) Contingent Liabilities in existence on the Closing Date and described on Schedule 7.06 hereto, (c) Contingent
                                  -------------
Liabilities of the Borrower or its Restricted Subsidiaries with respect to surety bonds and similar instruments incurred in the ordinary course of the Borrower's business and (d) Contingent Liabilities permitted to be incurred under Section 7.02 hereof.

     7.07. Restricted Payments. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly declare, make or pay any Restricted Payment; provided, however

          (a) any Restricted Subsidiary of the Borrower may declare, make and pay Distributions to the Borrower or any other Restricted Subsidiary so long as such Distribution is made proportionately to the ownership of the Capital Stock of such Restricted Subsidiary;

          (b) so long as (i) there exists no Default or Event of Default both before and after giving effect to any such Restricted Payment and (ii) the Total Leverage Ratio is less than or equal to 4.00 to 1.00 both before and after giving effect to any such Restricted Payment, the Borrower or any Restricted Subsidiary may make any Restricted Payment not otherwise prohibited by this Agreement (without reference to this Section 7.07) and the Loan Papers;

          (c) in addition to the permitted Restricted Payments described in subparagraph (b) above, so long as (i) there exists no Default or Event of Default both before and after giving effect to any such Restricted Payment and (ii) the Borrower receives the prior written consent of the Arranging Agents, the Borrower or any Restricted Subsidiary may repurchase its Debt for Borrowed Money in a maximum aggregate amount over the term of this Agreement of $200,000,000 (in addition to Permitted Refinancing Indebtedness and U S WEST Permitted Refinancing Indebtedness);

          (d) so long as there exists no Default or Event of Default both before and after giving effect to any such Restricted Payment, management and consulting fees payable to Unrestricted Subsidiaries and other Affiliates of the Borrower in an aggregate amount in any fiscal year not to exceed $5,000,000;

          (e) so long as there exists no Default or Event of Default both before and after giving effect to any such Restricted Payment, the Borrower may repurchase any shares of its common Capital Stock or options to acquire its common Capital Stock from Persons who were formerly directors, officers or employees of the Borrower or any of its Restricted Subsidiaries, provided
                                                                      --------
     that the aggregate amount of all such repurchases made pursuant to this
     ----
     subparagraph (e) for the Borrower and all of its Restricted Subsidiaries shall not exceed $1,000,000 in any fiscal year;

          (f) payments permitted to be made to Affiliates of the Borrower and Unrestricted Subsidiaries in accordance with the terms of Section 7.04,
     Section 7.08 and Section 7.16 hereof;

          (g) so long as there exists no Default or Event of Default both before and after giving effect to any such Restricted Payment, the Borrower and its Restricted Subsidiaries may make required scheduled payments in accordance with the terms of the Existing Financing Documentation, and other Debt permitted to be incurred or exist in accordance with the terms of Section 7.02 hereof;

          (h) so long as there exists no Default or Event of Default both before and after giving effect to any such Restricted Payment, the Borrower may retire or repurchase any of its common Capital Stock in exchange for, or with the proceeds of any issuance of, any common Capital Stock of the Borrower issued in accordance with the terms of Section 7.10 hereof; and

          (i) so long as there exists no Default or Event of Default both before and after giving effect to any such Restricted Payment, the Borrower and its Restricted Subsidiaries may make required scheduled payments in accordance with the terms of the U S WEST Financing Documentation.

     7.08. Affiliate Transactions. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, at any time engage in any transaction with any of its Affiliates, nor make an assignment or other transfer of any of its assets or Properties to any of its Affiliates (other than transactions among the Borrower and its Wholly Owned Restricted Subsidiaries), on terms materially less advantageous to the Borrower or any such Restricted Subsidiary than would be the case if such transaction had been effected with a non-Affiliate, except (a) as permitted by Section

7.07 and Section 7.16 hereof and (b) those transactions described on Schedule
                                                                     --------
7.08 hereof and transactions pursuant to employee compensation arrangements
----
approved by the Board of Directors, provided that if the Board of Directors or
                                    -------------
the board of directors of any Restricted Subsidiary, as applicable, determines in good faith that no comparable transaction exists for purposes of making the determination set forth above, then such board shall determine that the terms of such transaction are fair and commercially reasonable and in the best interests of the Borrower or the Restricted Subsidiary entering into such transaction.

     7.09. Compliance with ERISA. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, or permit any member of its Controlled Group to directly or indirectly, (a) terminate any Plan so as to result in any liability to the Borrower or any member of its Controlled Group which would reasonably be expected to result in a liability to the Borrower or any Restricted Subsidiary in excess of $10,000,000, (b) permit to exist any ERISA Event, or any other event or condition which presents the risk of liability of the Borrower or any member of its Controlled Group that would reasonably be expected to result in a liability to the Borrower or any Restricted Subsidiary in excess of $10,000,000, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any liability to the Borrower or any member of its Controlled Group that is would reasonably be expected to be in excess of $10,000,000, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice which would result in any liability to the Borrower, or any member of its Controlled Group that is or would reasonably be expected to be in excess of $10,000,000, or (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan of the Borrower or any member of its Controlled Group (using the actuarial assumptions set forth in the Plan) to exceed the fair market value of Plan assets allocable to such benefits all determined as of the most recent valuation date for each such Plan on an ongoing plan basis, by an amount that is or would reasonably be expected to be in excess of $10,000,000.

     7.10. Capital Stock. The Borrower shall not, and shall not permit any Restricted Subsidiary to (a) make or permit any transfer, assignment, distribution, mortgage, pledge or gift of any shares of Capital Stock of any Restricted Subsidiary, except (i) to the Borrower or another Wholly Owned Restricted Subsidiary or (ii) in accordance with the terms of Section 7.03 hereof and Section 7.05(a) hereof, and (b) issue any Capital Stock other than
(i) so long as there exists no Event of Default both before and after giving effect to such issuance, common Capital Stock issued by the Borrower, (ii) so long as there exists no Default or Event of Default both before and after giving effect to such issuance, common Capital Stock issued by any Restricted Subsidiary, so long as such Capital Stock is issued to the Borrower or another Wholly Owned Restricted Subsidiary or to any Restricted Subsidiary so long as the Borrower's indirect ownership in such Restricted Subsidiary issuing such Capital Stock is not diluted, and (iii) so long as there exists no Default or Event of Default both before and after giving effect to such issuance, Preferred Stock of the Borrower in accordance with the terms of Section 7.02 hereof.

     7.11. Sale and Leaseback. The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any arrangement whereby it consummates any Disposition of any of its assets, and thereafter rents or leases back assets (each a "Sale and Leaseback Transaction"), provided that, if there exists no
                                           -------------
Default or Event of Default both before and after giving effect to both the Disposition and the leaseback, the Borrower and/or its Restricted Subsidiaries may enter into Sale and Leaseback Transactions (a) among the Borrower and its Wholly Owned Restricted Subsidiaries and (b) so long as the Borrower and its Restricted Subsidiaries comply fully with Sections 2.05(a), 2.11(b) and 8.05(a) hereof, with other Persons.

     7.12.  Sale or Discount of Receivables.  The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly sell, with or without recourse, for discount or otherwise, any notes or accounts receivable other than in the ordinary course of business in accordance with past practices of collection, provided that, so long as there exists no Default or Event of
               -------------
Default both before and after giving effect to each such sale, if the Total Leverage Ratio is less than 4.00 to 1.00 both before and after giving effect to any such sale, the Borrower and its Restricted Subsidiaries may sell accounts receivable on a non recourse basis, in an aggregate amount not to exceed $200,000,000 in accounts sold and outstanding at any one time.

     7.13. Limitation on Restrictive Agreements. The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any indenture, agreement, instrument, financing document or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon: (a) the acceptance of a waiver or consent with respect to any term or provision of this Agreement or any other Loan Paper, or (b) amending, extending, increasing or substituting any provision of this Agreement or any Loan Paper, provided that, nothing in
                                                   -------------
this Section 7.13 shall limit the ability of the Borrower or any Restricted Subsidiary to enter into agreements which have the effect of prohibiting, restraining or conditioning their ability to amend, extend, increase or substitute any provision of this Agreement or any Loan Paper solely as a result of general covenants regarding debt limitations, financial ratios or other general restrictive covenants.

     7.14. Amendment of Material Agreements. The Borrower shall not, and shall not permit any Restricted Subsidiary to, amend, waive or consent to any deviation from any provision of any documentation or agreements of the (a) articles of incorporation of the Borrower and the Restricted Subsidiaries and
(b) by laws and other organizational documents in any manner with respect to both (a) and (b) foregoing that is both material and adverse to the interests of the Lenders, except, any such amendment, waiver or consent that is necessary to permit the consummation of the U S WEST Acquisition. Except in connection with Permitted Refinancing Indebtedness incurred in accordance with the terms of
Section 7.02 hereof, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, amend or change (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to, any of the Existing Financing Documentation, or any other document or instrument that would result in (a) an increase in the outstanding principal amount of any of the Existing Financing,
(ii) any increase in any principal, interest, fees, or other amounts payable under any of the Existing Financing, (iii) a change in any date fixed for any payment of principal, interest, fees, or other amounts payable under any of the Existing Financing Documentation (including, without limitation, as a result of any redemption, and including without limitation a waiver or action that results in the waiver of any payment default under any of the Existing Financing), (iv) a decrease in any percentage of holders of any of the Existing Financing required under the terms of the Existing Financing Documentation, respectively, to take (or refrain from taking) any action, (v) a more restrictive change in any financial covenant in the Existing Financing Documentation, (vi) a change in any remedy or right of the holders of the any of the Existing Financing, (vii) a change in the definition of "Change of Control" in any of the Existing Financing Documentation, (viii) a change in any covenant, term or provision in the Existing Financing Documentation which would result in such term or provision being more restrictive than the terms of this Agreement and the Loan Papers, or
(ix) a change in any term or

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provision of the Existing Financing Documentation or other document or instrument in connection therewith that would have, in any material respect, an adverse effect on the interests of the Lenders, provided that, notwithstanding
                                                -------------
the foregoing, any amendment, waiver or consent of any agreement of the Borrower and its Restricted Subsidiaries of any provision that would otherwise prohibit the consummation of the U S WEST Acquisition, this Agreement or the Existing Bank Facility shall not be precluded by the foregoing limitation.

     7.15.  Name Changes.   The Borrower shall not, and shall not permit any
Restricted Subsidiary of the Borrower to, change its name without prior written notice to the Administrative Agent, provided that this Section 7.15 shall not
                                    -------------
prohibit the Borrower or any of its Restricted Subsidiaries from operating under any trade names or assumed names.

     7.16.  Unrestricted Subsidiaries.   Except for those transactions listed on
Schedule 7.16 hereto, the Borrower shall not, and shall not permit any
-------------
Restricted Subsidiary to, contribute any equity, make any loan, advance or other investment in, or otherwise conduct any business with, any Unrestricted Subsidiary, except (a) in accordance with the terms and conditions of Sections
7.04 and 7.07 hereof, and (b) with respect to market service agreements and other market arrangements that are negotiated in good faith on terms and conditions substantially similar to those of comparable arrangements with unaffiliated Persons negotiated at arm's length.

     7.17.  Limitation on IRU Agreements.  The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into an IRU Agreement granting an IRU to any Person other than to the Borrower or any Restricted Subsidiary, provided that (a) the Borrower or any Restricted Subsidiary may enter into an
-------------
IRU Agreement granting an IRU to any Person (other than the Borrower or any Restricted Subsidiary), so long as in each case (i) there exists no Default or Event of Default at the time such IRU Agreement is entered into and (ii) the Borrower is in compliance with Section 5.12 hereof, and (b) so long as there exists no Default or Event of Default both before and after entering into such IRU Agreement, the Borrower or any Restricted Subsidiary may enter into an IRU Agreement granting IRU's with respect to the existing fiber and related transport and network equipment of LCI and its Subsidiaries.

     7.18. Acquisitions, Creation of Subsidiaries. The Borrower shall not, and shall not permit any Restricted Subsidiary to, acquire any assets, Property or business of any other Person, or participate in any joint venture, or create or acquire any Subsidiary, except

          (a)  assets and Property acquired in the ordinary course of business,

          (b) so long as there exists no Default under Section 8.01(a) hereof or any Event of Default both before and after giving effect to any such acquisition, the Borrower or any Wholly Owned Restricted Subsidiary may acquire assets, Property or business from any other Wholly Owned Restricted Subsidiary,

          (c)  acquisitions constituting Investments that are permitted by
     Section 7.04 hereof,

          (d) the Borrower or any Restricted Subsidiary may consummate Permitted Acquisitions, so long as in each case (1) there exists no Event of Default both before and after giving effect to any such acquisition, (2) there exists no Default under Section 8.01(a) hereof both before and after giving effect to any such acquisition, and (3) the Administrative

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     Agent has not received notice from the Borrower in accordance with the terms of Section 6.04(b) hereof that an event has occurred or a circumstance exists that is, or would reasonably be expected to cause, a Material Adverse Change both before and after giving effect to any such acquisition (provided that, if such an event or circumstance that is, or
                  -------------
     would reasonably be expected to cause, a Material Adverse Change has occurred, then such proposed acquisition may still be consummated if (x) the purchase price of the proposed acquisition is paid exclusively with the common Capital Stock of the Borrower and such proposed Person to be acquired has zero negative annualized operating cash flow) and

               (i) in the event that either (1) the Total Leverage Ratio is more than 4.00 to 1.00 before or after giving effect to any proposed acquisition, or (2) the proposed acquisition has a cash purchase price of over $100,000,000, or (3) the proposed Person to be acquired has more than $50,000,000 of negative annualized operating cash flow, then the Borrower shall have satisfied the following conditions precedent to such acquisition:

                    (A) the Administrative Agent shall have received prior
               written notice on timing reasonable under the circumstances describing the proposed acquisition in form reasonably acceptable to the Administrative Agent,

                    (B) the Borrower shall have confirmed in writing to the
               Administrative Agent that (I) the proposed acquisition conforms to the definition of Permitted Acquisitions and (II) the Borrower's projections made in good faith after giving effect to the proposed acquisition evidence pro forma compliance with the terms of Section 7.01 hereof from the date of such acquisition through the Maturity Date and the attached pro forma Compliance Certificate was prepared in good faith, or

               (ii) in the event that the preceding subparagraph (i) is not applicable to any such Permitted Acquisition, or notwithstanding the preceding paragraph (i), in the event that the Total Leverage Ratio is greater than 4.00 to 1.00 but the proposed acquisition is a Minor Acquisition, then the Borrower need only confirm in writing to the Administrative Agent on its next delivered Compliance Certificate in accordance with the terms of Section 6.03 hereof with respect to each such Permitted Acquisition consummated in such fiscal quarter that is not disclosed in accordance with the terms of (i) preceding, that (A) such acquisition conformed to the definition of Permitted Acquisitions and (B) all of the conditions set forth in subparagraph (d)(1), (2) and (3) above were satisfied in accordance with the terms thereof, and

          (e) The Borrower or any Restricted Subsidiary may consummate acquisitions of wholly owned Unrestricted Subsidiaries, so long as in each case there exists no Default or Event of Default both immediately before and after giving effect to any such acquisition, and

               (i) in the event that either (1) the Total Leverage Ratio is more than 4.00 to 1.00 before or after giving effect to any proposed acquisition, or (2) the proposed acquisition has a cash purchase price of over $100,000,000, or (3) the proposed Person to be acquired has more than $50,000,000 of negative annualized operating

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          cash flow, then the Borrower shall have satisfied the following conditions precedent to such acquisition:

                    (A) the Administrative Agent shall have received prior
               written notice on timing reasonable under the circumstances describing the proposed acquisition in form reasonably acceptable to the Administrative Agent,

                    (B) the Borrower shall have confirmed in writing to the
               Administrative Agent that (I) the Borrower has not delivered notice to the Administrative Agent in accordance with the terms of Section 6.04(b) hereof that an event has occurred or a circumstance exists that is, or would reasonably be expected to cause, a Material Adverse Change both before and after giving effect to any such acquisition and (II) the Borrower's projections made in good faith after giving effect to the proposed acquisition evidence pro forma compliance with the terms of Section 7.01 hereof from the date of such acquisition through the Maturity Date and the attached pro forma Compliance Certificate was prepared in good faith, or

               (ii) in the event that the preceding subparagraph (i) is not applicable to any such acquisition of a wholly owned Unrestricted Subsidiary or notwithstanding the preceding paragraph (i), in the event that the Total Leverage Ratio is greater than 4.00 to 1.00 but the proposed acquisition is a Minor Acquisition, then the Borrower need only confirm in writing to the Administrative Agent on its next delivered Compliance Certificate in accordance with the terms of
          Section 6.03 hereof with respect to each such acquisition of a wholly owned Unrestricted Subsidiary consummated in such fiscal quarter that is not disclosed in accordance with the terms of (i) preceding, that no Default or Event of Default existed both immediately prior to and after giving effect to any such acquisition.

     For the purposes of this Section 7.18, a "Minor Acquisition" shall mean one or more acquisitions by the Borrower and its Restricted Subsidiaries consummated in any fiscal quarter (a) that have purchase prices not exceeding $25,000,000 in the aggregate for all such acquisitions and (b) of any Person or Persons which in the aggregate do not have in excess of $10,000,000 of negative annualized operating cash flow.


                        ARTICLE VIII  EVENTS OF DEFAULT

     8.01. Events of Default. Any one or more of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of Law, or otherwise, subject to
Section 8.08 hereof:

     (a) The Borrower shall fail to pay any (i) principal payable under any Loan Paper on the date due; or (ii) interest, commitment fees or letter of credit fees payable within three Business Days of the due date thereof; or (iii) other fees or other amounts that are due and payable within 30 days of the due date thereof;

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     (b) any representation or warranty made or deemed made by any Obligor or any Original Restricted Subsidiary under or in connection with any Loan Paper shall prove to have been incorrect in any material respect when made or deemed made,

     (c) the Borrower shall fail to perform or observe in any material respect any term or covenant contained in Section 6.05 hereof or in any Section of
Article VII hereof: provided that notwithstanding the foregoing (i) any such
                    -------------
failure to perform or observe any term or covenant contained in Sections 7.04, 7.08, 7.14 and 7.15 hereof shall not constitute an Event of Default until the fifth day after such failure, and (ii) any such failure to perform or observe any term or covenant contained in Section 7.03 hereof as a result of any filing of any UCC-1 that does not secure Debt for Borrowed Money shall not constitute an Event of Default until the fifth day after such failure;

     (d) any Obligor or Original Restricted Subsidiary shall fail to perform or observe in any material respect any other term or covenant applicable to it and contained in this Agreement or any other Loan Paper, other than those described in Sections 8.01(a), (b) and (c) above, and such failure shall not be remedied within thirty days following the earlier of an Authorized Officer's knowledge of such failure or notice from the Administrative Agent or any other Arranging Agent of the occurrence of such failure;

     (e) Any of the following shall occur: (i) Any Material Loan Document or material provision thereof shall, for any reason, not be valid and binding on the Obligor signatory thereto, or not be in full force and effect, or shall be declared to be null and void, other than as a result of the action or inaction on the part of the Administrative Agent or any Lender, or (ii) the validity or enforceability of any Material Loan Document shall be contested by any Obligor, Restricted Subsidiary, any Unrestricted Subsidiary or any Affiliate of the Borrower and its Subsidiaries; or (iii) any Obligor shall deny in writing that it has any or further liability or obligation under its respective Material Loan Document; or (iv) any default or breach under any provision of any Material Loan Document shall continue after the applicable grace period, if any, specified in such Material Loan Document;

     (f) Any of the following shall occur: (i) the Borrower or any of its Original Restricted Subsidiaries shall make an assignment for the benefit of creditors or be unable to pay its debts generally as they become due; (ii) the Borrower or any of its Original Restricted Subsidiaries shall petition or apply to any Tribunal for the appointment of a trustee, receiver, or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to the Borrower or any of its Original Restricted Subsidiaries under any Debtor Relief Laws; (iii) any such petition or application shall be filed, or any such proceedings shall be commenced, against the Borrower or any of its Original Restricted Subsidiaries, or an order, judgment or decree shall be entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings, and such petition or application shall be consented to or uncontested by the Borrower or such Original Restricted Subsidiary, or if contested by the Borrower or such Original Restricted Subsidiary, shall not be dismissed within 60 days following the filing of such petition or application; (iv) any final order, judgment, or decree shall be entered in any proceedings against the Borrower or any of its Original Restricted Subsidiaries decreeing its dissolution, other than for a Original Restricted Subsidiary that is not a Qwest Material Subsidiary as part of a voluntary dissolution; or (v) any final order, judgment, or decree shall be entered in any proceedings against the Borrower or any of its Original Restricted Subsidiaries decreeing its split-up which requires the divestiture of a substantial part of its assets;

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

     (g) Any of the following shall occur: (i) The Borrower or any Original Restricted Subsidiary of the Borrower shall fail to pay any Debt for Borrowed Money of the Borrower or any Original Restricted Subsidiary (other than Debt under the Loan Papers and Debt under the U S WEST Guarantees) in an aggregate amount of $25,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) the Borrower or any Original Restricted Subsidiary of the Borrower shall fail to perform or observe any term or covenant contained in any agreement or instrument relating to any such Debt for Borrowed Money, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, and can result in acceleration of the maturity of such Debt; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid, mandatorily redeemed or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or (iv) the Borrower shall fail to pay any Debt under any of the U S WEST Guarantees in an aggregate amount of more than $100,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such U S WEST Guarantees;

     (h) Any of the following shall occur: (i) Any Obligor or Original Restricted Subsidiary shall have any material final judgment(s) outstanding against it, and such judgment(s) shall remain unstayed, in effect, and unpaid for the period of time after which the judgment holder may cause the creation of Liens against or seizure of any of its Property; or (ii) Any Litigation commenced against the Borrower or any of its Original Restricted Subsidiaries is adversely determined by a court of applicable jurisdiction, which such Litigation is either non-appealable or which such Obligor or Original Restricted Subsidiary has elected not to appeal, except in either case, any such Litigation which has not had, and would not reasonably be expected to have, a Material Adverse Effect; or (iii) Any civil action or state criminal action shall be commenced against the Borrower or any of its Original Restricted Subsidiaries under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970)("RICO") and such action shall be adversely determined by a court of applicable jurisdiction, and which such determination is either non-appealable or which the Borrower or such Original Restricted Subsidiary has elected not to appeal; or any criminal action or proceeding shall be commenced against the Borrower or any of its Original Restricted Subsidiaries under any federal racketeering statute (including, without limitation, RICO);

     (i) Any of the following shall occur: (i) Any ERISA Event shall have occurred with respect to a Plan of the Borrower or any Original Restricted Subsidiary of the Borrower, and the sum of the Insufficiency of such Plan and liabilities relating thereto is equal to or greater than $10,000,000 or (ii) the Borrower, the Original Restricted Subsidiaries of the Borrower or any ERISA Affiliate of any of them shall have committed a failure described in Section 302(f)(l) of ERISA, and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $10,000,000;

     (j) The Borrower or any ERISA Affiliate of the Borrower shall have been notified by the sponsor of a Multiemployer Plan that (A) it has incurred Withdrawal Liability to such Plan in an amount that exceeds $10,000,000 or requires payments exceeding $10,000,000 per annum, or (B) such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result thereof the aggregate annual contributions to all Multiemployer Plans in

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

reorganization or being terminated is increased over the amounts contributed to such Multiemployer Plans for the preceding Multiemployer Plan year by an amount exceeding $10,000,000;

     (k) Any of the Borrower or any of its Original Restricted Subsidiaries shall be required under any Environmental Law: (i) to implement any remedial, neutralization, or stabilization process or program, other than any such process or program the cost of which has not had, and would not reasonably be expected to have, a Material Adverse Effect, or (ii) to pay any penalty, fine, or damages, except for any such penalty, fine or damages which in an aggregate amount has not had, and which would not reasonably be expected to have, a Material Adverse Effect;

     (l) Any of the following shall occur: (i) Any property or assets (whether leased or owned), or the operations conducted thereon by any of the Borrower or any of its Original Restricted Subsidiaries, or any current or prior owner or operator thereof (in the case of real Property), shall violate or have violated any applicable Environmental Law, except any such violation which has not had, and would not reasonably be expected to have, a Material Adverse Effect; or
(ii) the Borrower or such Original Restricted Subsidiary shall not obtain or maintain any License required to be obtained or filed under any Environmental Law in connection with the use of such Property and assets, including without limitation past or present treatment, storage, disposal, or release of Hazardous Materials into the environment, except those failures to obtain or maintain the same which have not had, and would not reasonably be expected to have, a Material Adverse Effect;

     (m) Any of the following shall have occurred if the effect thereof has had, or would reasonably be expected to have, a Material Adverse Effect: (i) A final non-appealable order is issued by any Tribunal, including, but not limited to, the FCC, any applicable PUC, or the United States Justice Department, requiring any Obligor or Original Restricted Subsidiary to divest a portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws (except in connection with the U S WEST Acquisition), or (ii) any Tribunal shall condemn, seize, or otherwise appropriate, or take custody or control of all or any portion of the assets of the Borrower or any of its Original Restricted Subsidiaries, or (iii) any License or Licenses whether presently existing or hereafter granted to or obtained by the Borrower or any of its Original Restricted Subsidiaries shall expire without renewal or be suspended or revoked, or (iv) the Borrower or any of its Original Restricted Subsidiaries shall become subject to any injunction or other order affecting or which may affect the Borrower's or any of its Original Restricted Subsidiary's present or proposed operations under any such License or Licenses (except in connection with the U S WEST Acquisition);

     (n) The Borrower or any Original Restricted Subsidiary shall fail to comply in any respect with the Communications Act, or any rule or regulation promulgated by the FCC or any applicable PUC, except any such failure that has not had, and would not reasonably be expected to have, a Material Adverse Effect;

     (o) There shall occur a Change of Control or a Specified Change of Control;

     (p) Any Substantial Portion shall not, for any reason (including, without limitation, loss of FCC License or otherwise) be operating for a period in excess of 30 days. For purposes of this Section 8.01(p), "Substantial Portion" means any portion of the Backbone, the failure of which to operate will have the effect of reducing Operating Cash Flow for the Borrower and its Original

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Restricted Subsidiaries by more than ten percent (determined by the most recently completed 12 month period);

     (q) The occurrence of any of the following events: With respect to Debt obligations of the Borrower and the Restricted Subsidiaries (i) an "Event of Default" or "Default" as defined in any of the Existing Financing Documentation;
(ii) a Repayment Event with respect to any of the Existing Financing or any other Debt for Borrowed Money of the Borrower or any Original Restricted Subsidiary (except with respect to any of the U S WEST Guarantees) in excess of $25,000,000; (iii) an "Event of Default" as defined in any of the Existing Bank Facility Documentation, or (iv) a Repayment Event with respect to the Borrower's obligations under any of the U S WEST Guarantees in excess of $100,000,000. With respect to Debt for Borrowed Money of the U S WEST Restricted Subsidiaries, a U S WEST Default; or

     (r) (i) Any U S WEST Restricted Subsidiary shall fail to comply with any of the provisions of Sections 5.07, 5.11, 6.01, 6.02, 6.04(d), or 6.07 hereof, and such failure shall continue after the grace period set forth in Section 8.01(d) hereof applicable to such Section; or (ii) any U S WEST Restricted Subsidiary shall fail to comply with any of the provisions of Sections 7.01, 7.02, 7.04,
7.07 or 7.16 hereof, and such failure shall continue after the grace period set forth in Section 8.01(c) hereof applicable to such Section; or (iii) a Material Adverse Effect has occurred as a result of any of the events set forth in Sections 8.08(a)(i)-(iv) hereof, as modified by the last clause thereof.

     8.02.  Remedies upon Default.  If an Event of Default described in
Section 8.01(f) shall occur, the aggregate unpaid principal balance of and accrued interest on all Advances and all other Obligations shall, to the extent permitted by applicable Law, thereupon become due and payable concurrently therewith, and the Commitment shall be concurrently automatically reduced to zero and terminated, all without any action by Administrative Agent or any Lender, and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Subject to the foregoing sentence, if any Event of Default shall occur and be continuing, Administrative Agent may at its election, and shall at the direction of Majority Lenders, do any one or more of the following:

     (a) Declare the entire unpaid balance of all Obligations immediately due and payable, whereupon it shall be due and payable without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind (except notices specifically provided for under Section
8.01 hereof), all of which are hereby expressly waived (except to the extent waiver of the foregoing is not permitted by applicable Law);

     (b)  Terminate the Commitment;

     (c) Reduce any claim of Administrative Agent and Lenders to judgment; or

     (d) Exercise any Rights afforded under any Loan Papers, by Law, including but not limited to the UCC, at equity, or otherwise.

     8.03. Cumulative Rights. All Rights available to Administrative Agent and Lenders under the Loan Papers shall be cumulative of and in addition to all other Rights granted thereto at Law or in equity, whether or not amounts owing thereunder shall be due and payable, and whether or not

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the Administrative Agent or any Lender shall have instituted any suit for collection or other action in connection with the Loan Papers.

     8.04. Waivers. The acceptance by Administrative Agent or any Lender at any time and from time to time of partial payment of any amount owing under any Loan Papers shall not be deemed to be a waiver of any Default or Event of Default then existing. No waiver by Administrative Agent or any Lender of any Default or Event of Default shall be deemed to be a waiver of any Default or Event of Default other than such Default or Event of Default. No delay or omission by Administrative Agent or any Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

     8.05. Performance by Administrative Agent or any Lender. Should any covenant of any Obligor or Restricted Subsidiary fail to be performed in accordance with the terms of the Loan Papers, Administrative Agent may, at its option, perform or attempt to perform such covenant on behalf of such Obligor or Restricted Subsidiary. Notwithstanding the foregoing, it is expressly understood that the Administrative Agent does not assume, and shall not ever have, except by express written consent of the Administrative Agent, any liability or responsibility for the performance of any duties or covenants of any Obligor or Restricted Subsidiary.

     8.06. Expenditures. The Borrower shall reimburse Administrative Agent for any reasonable sums spent by it in connection with the exercise of any Right under Section 8.05 hereof. Such sums shall bear interest at the lesser of (a) the Base Rate (whether or not in effect), plus 2.00% per annum and (b) the Highest Lawful Rate, from 15 days after the date the Administrative Agent makes demand to the Borrower for reimbursement of such amount until the date of repayment by the Borrower.

     8.07. Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Administrative Agent or any Lender any Rights to exercise control over the affairs and/or management of any of the Borrower or any of its Subsidiaries being limited to the Rights to exercise the remedies provided in this Article; provided, however, that if
                                                --------  -------
Administrative Agent or any Lender becomes the owner of any partnership, stock or other equity interest in any Person, whether through foreclosure or otherwise, it shall be entitled to exercise such legal Rights as it may have by being an owner of such stock or other equity interest in such Person.

     8.08.  Compliance Concerning U S WEST Companies and Their Assets.

          (a) Notwithstanding anything in this Agreement or in any of the Loan Papers to the contrary (but subject to subsections (b) and (c) below), after the Acquisition Date, no breach of this Agreement, Default or Event of Default shall be deemed to have occurred and no condition precedent set forth in Article III hereof shall fail to be satisfied, as a result of:

               (i) the inaccuracy of any representation or warranty contained in
          Article IV hereof,

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               (ii) any failure to comply with the provisions of any affirmative covenant contained in Article V hereof (other than any provisions contained in Sections 5.07 and 5.11 hereof),

               (iii) any failure to comply with any information covenant contained in Article VI hereof (other than any provisions contained in Sections 6.01, 6.02 , 6.04(d) and 6.07 hereof),

               (iv) any failure to comply with any negative covenant contained in Article VII hereof (other than Sections 7.01, 7.02, 7.04, 7.07 and
          7.16 hereof) and

               (v) the occurrence of any event that would otherwise constitute any Default or Event of Default contained in Article VIII hereof (other than under Sections 8.01(e), (o), (q) and (r) hereof), in each case set forth in (i) through (v) above, only to the extent that any such inaccuracy of any such representation or warranty, or failure to comply, failure to satisfy a condition precedent, Default or Event of Default is wholly or in part caused by, or attributable to, any U S WEST Company or the assets or liabilities of any U S WEST Company (a "U S WEST Event");

          (b)  Section 8.08(a) above shall only be effective when:

               (i) at least one of the U S WEST Restricted Subsidiaries has in effect, and is bound by, a bank credit facility in excess of $100,000,000,

               (ii) the U S WEST Event has not caused the occurrence of a Material Adverse Effect, and

               (iii) the Original Borrower and the Original Subsidiaries are otherwise in compliance with all such provisions exempting U S WEST Companies; and

          (c)  Notwithstanding any provision of Section 8.08(a) above:

               (i) each U S WEST Restricted Subsidiary shall be subject to, and bound by, the terms and provisions contained in Sections 5.07, 5.11, 6.01, 6.02., 6.04(d), 6.07, 7.01, 7.02, 7.04, 7.07 and 7.16 hereof,

               (ii) any Default or Event of Default under Sections 8.01(a), (e),
          (o), (q) and (r) that is wholly or in part caused by, or attributable to, any of the U S WEST Restricted Subsidiaries or the assets or liabilities of any of the U S WEST Restricted Subsidiaries, shall be a Default or Event of Default hereunder, as applicable, and

               (iii) although, in accordance with the terms of this Section 8.08, the U S WEST Restricted Subsidiaries are not subject to the limitations of certain of the negative covenants of this Agreement, each U S WEST Restricted Subsidiary shall be included in any exceptions to such limitations to the extent that the U S WEST Restricted Subsidiaries would, but for this Section 8.08, fall within such exceptions.

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

          For the avoidance of doubt, (1) the U S WEST Restricted Subsidiaries that meet the definition of "Wholly Owned Restricted Subsidiaries", shall be considered and included in the definition of "Wholly Owned Restricted Subsidiaries" for purposes of (A) the parenthetical in
          Section 7.08 hereof, (B) Sections 7.10 (a)(i), (b)(ii) and 7.11 (a) hereof, and (C) the second reference thereto in Section 7.18 (b) hereof, and (2) the U S WEST Restricted Subsidiaries shall be considered "Restricted Subsidiaries" for purposes of the second and fourth references thereto in Section 7.17 hereof.


                     ARTICLE IX  THE ADMINISTRATIVE AGENT

     9.01. Authorization and Action. Each Lender hereby appoints and authorizes Administrative Agent to take such action as Administrative Agent deems necessary on its behalf and to exercise such powers under this Agreement and the other Loan Papers as are delegated to the Administrative Agent by the terms of the Loan Papers, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Papers (including without limitation enforcement or collection of the Notes), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Lenders (or all Lenders, if required under Section
10.01 hereof), and such instructions shall be binding upon all Lenders; provided, however, that Administrative Agent shall not be required to take any
--------  -------
action which exposes Administrative Agent to personal liability or which is contrary to any Loan Papers or applicable Law. Administrative Agent agrees to give to each Lender (a) notice of each notice given to it by the Borrower pursuant to the terms of this Agreement, (b) copies of all information delivered to the Administrative Agent in accordance with the terms of Sections 6.01, 6.02 and 6.03 hereof and (c) to promptly distribute to each applicable Lender in like funds all amounts delivered to Administrative Agent by the Borrower for the individual account of any Lender pro rata in accordance with the Specified Percentage, as set forth in this Agreement. Functions of the Administrative Agent are administerial in nature and in no event shall the Administrative Agent have a fiduciary or trustee relationship in respect of any Lender by reason of this Agreement or any other Loan Paper.

     9.02.  Administrative Agent's Reliance, Etc.  Neither Administrative
Agent, nor any of its directors, officers, agents, employees, or representatives shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Paper, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Administrative Agent (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel (including counsel for the Borrower or any of the Restricted Subsidiaries), independent public accountants, and other experts reasonably selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement or any other Loan Papers; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement or any other Loan Papers on the part of the Borrower or the Restricted Subsidiaries or to inspect the Property (including the books and records) of the Borrower or its Subsidiaries;
(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, any other Loan Papers, or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Papers by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

     9.03. Bank of America, N.A. and Affiliates. With respect to its Commitment, its Advances, and any Loan Papers, Bank of America, N.A. has the same Rights under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent. Bank of America, N.A. and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Obligor, any Restricted Subsidiary, any Affiliate thereof, and any Person who may do business therewith, all as if Bank of America, N.A. were not Administrative Agent and without any duty to account therefor to any Lender, including, without limitation, the TROL Transaction.

     9.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on the financial statements referred to in Section 4.01(j),
Section 6.01 and Section 6.02 hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers.

     9.05.  Indemnification by Lenders.  Lenders shall indemnify
Administrative Agent, pro rata in accordance with each Lender's Specified Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs and expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of any Loan Papers or any action taken or omitted by Administrative Agent thereunder, including any negligence of Administrative Agent; provided, however,
                                                              --------  -------
that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, Lenders shall reimburse Administrative Agent, pro rata in accordance with each Lender's Specified Percentage, promptly upon demand for any out-of-pocket expenses (including reasonable attorneys' fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal and other advice in respect of rights or responsibilities under, the Loan Papers. The indemnity provided in this Section 9.05 shall survive the termination of this Agreement.

     9.06.  Successor Administrative Agent.  Administrative Agent may resign at any time by giving 30 days written notice thereof to Lenders and the Borrower, and may be removed at any time with or without cause by the action of
all of the Lenders (other than Administrative Agent, if it is a Lender).   Upon
any such resignation or removal, Majority Lenders shall have the right to appoint a successor Administrative Agent with the prior written consent of the Borrower (which shall not be unreasonably withheld), provided that, if there
                                                     -------------
exists an Event of Default that is continuing, no consent of the Borrower shall be required. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Papers, provided that if the retiring or removed
                                   -------------
Administrative Agent is unable to appoint a successor Administrative Agent, Administrative Agent shall, after the expiration of a sixty day period from the date of notice, be relieved of all obligations as Administrative Agent hereunder. Notwithstanding any Administrative Agent's resignation or removal hereunder, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                           ARTICLE X  MISCELLANEOUS

    10.01.  Amendments and Waivers.  No amendment or waiver of any provision of this Agreement or any other Loan Papers, nor consent to any departure by the Borrower or any Obligor or Restricted Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Borrower and the Administrative Agent with the consent of the Majority Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver,
                                  --------  -------
or consent shall (and the result of action or failure to take action shall not) unless in writing and signed by the Administrative Agent with the consent of all of the Lenders, (a) increase the Commitment, except in accordance with the terms of Section 2.16 hereof, (b) reduce any principal, interest, fees, or other scheduled amounts payable hereunder (including mandatory prepayments under Section 2.05 hereof), or waive or result in the waiver of any Event of Default under Section 8.01(a) hereof, (c) postpone any date fixed for any scheduled payment of principal, interest, fees, or other amounts payable hereunder, (d) release or materially impair the value of any collateral or guaranties securing any Obligor's or Restricted Subsidiary's obligations hereunder, other than releases contemplated hereby and by the other Loan Papers, (e) change any provision of Section 2.16(c) hereof except to correct any technical errors or make conforming changes, (f) except (i) in accordance with the terms of Section
2.16 hereof and (ii) to correct any technical errors or make conforming changes to any such definition, change the meaning of "Specified Percentage", or the number of Lenders required to take any action hereunder, or change the definitions of "Commitment", "Maturity Date" or "Majority Lenders", or (g) amend this Section 10.01. No amendment, waiver, or consent shall affect the Rights or duties of Administrative Agent under any Loan Papers, unless it is in writing and signed by Administrative Agent in addition to the requisite number of Lenders. Notwithstanding the foregoing provision or any provision of this Agreement or any Loan Paper to the contrary, any provision of (i) Section 2.16(b) hereof will require the consent of the Administrative Agent and the Majority Lenders to amend, waive or consent to departure from any provision thereof and (ii) Section 2.16(a) hereof may be amended, waived, or any departure therefrom consented to in writing from time to time by (A) the Borrower, the Administrative Agent and the Participating Lenders on the date of amendment, consent or waiver collectively constituting 51% or more of the amount of such increase in the Loans, and (B) the Borrower, the Administrative Agent and any Participating Lender, to the extent any such Participating

Lender is taking such action with respect to any provision individually affecting such Participating Lender.

    10.02.  Notices.

    (a) Manner of Delivery. All notices to be given or delivered under the Loan Papers shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing. All written notices shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telecopier, or delivered by hand or overnight courier. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent Administrative Agent, any Lender or the Borrower has acted in reliance on such telephonic notice.

    (b) Addresses. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

    (i) If to the Borrower or any Restricted Subsidiary:

         Qwest Communications International Inc.
         700 Qwest Tower
         555 Seventeenth Street
         Denver, CO  80202

         Telephone No.:   (303) 992-1400
         Telecopier No.:  (303) 992-1198
         Attention:       Mr. Robert S. Woodruff
                          Executive Vice President-Finance,
                          Chief Financial Officer and Treasurer

                          and

         Telephone No.:   (303) 992-1400
         Telecopier No.:  (303) 992-1198
         Attention:       Mr. William Bryant
                          Director of Finance and Assistant Treasurer

                          and

         Telephone No.:   (303) 992-1400
         Telecopier No.:  (303) 992-1044
         Attention:       Drake S. Tempest, Esq.
                          Executive Vice President and General Counsel

         With copies to (which is not required for effective delivery as set forth above):

         Holme Roberts & Owen LLP
         1700 Lincoln, Suite 4100

         Denver, CO  80203

         Telephone No.:   (303) 861-7000
         Facsimile No.:   (303) 866-0200
         Attention:       Martha Collins Rolle, Esq.

    (ii) If to Administrative Agent:

         Bank of America, N.A.
         Bank of America Plaza
         901 Main Street, 64th Floor
         Dallas, Texas  75202

         Telephone No.:   (214) 209-0157
         Telecopier No.:  (214) 209-9390
         Attention:       Anthony M. Cacheria
                          Managing Director and Manager

         Telephone No.:   (214) 209-2576
         Telecopier No.:  (214) 209-9390
         Attention:       Richard M. Peck
                          Associate

         With a copy to (which is not required for effective delivery as set forth above):

         Donohoe, Jameson & Carroll, P.C.
         3400 Renaissance Tower
         1201 Elm Street
         Dallas, Texas  75270

         Telephone No.:   (214) 698-3814
         Telecopier No.:  (214) 744-0231
         Attention:       Melissa Ruman Stewart
                            and
         Telephone No.:   (214) 698-3867
         Telecopier No.:  (214) 744-0231
         Attention:       Michael D. Cuda

    (iii) If to any Lender, to its address shown opposite its signature block on the signature pages hereto, or on any Assignment and Acceptance, or in any other notice to the Borrower and the Administrative Agent, or at such other address or, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address".

    (c) Effectiveness. Each notice to be given or delivered to any party pursuant to this Agreement shall be effective or deemed delivered or furnished
(i) if sent by mail upon receipt, (ii) if

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

sent by telecopier, when such notice is transmitted to the appropriate number, answerback received, (iii) if sent by hand delivery or overnight courier, when received by the addressee addressed as above provided, and (iv) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered except that notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be effective until received; provided, however, that notices
                                                 --------  -------
to Administrative Agent pursuant to Article II shall be effective when received. The Borrower agrees that Administrative Agent shall have no duty or obligation to verify or otherwise confirm telephonic notices given pursuant to Article II, and agrees to indemnify and hold harmless Administrative Agent and Lenders for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, and expenses resulting, directly or indirectly, from acting upon any such notice.

    10.03. Parties in Interest. All covenants and agreements contained in this Agreement and all other Loan Papers shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto. Each Lender may from time to time assign or transfer its interests hereunder pursuant to Section 10.04 hereof. The Borrower may not assign or transfer its Rights or obligations hereunder without the prior written consent of each Lender.

    10.04.  Assignments and Participations.

    (a) Each Lender (an "Assignor") may assign its Rights and obligations as a Lender under the Loan Papers to another Lender or its Bank Affiliate, or to one or more transferees pursuant to an Assignment and Acceptance, so long as, if such Assignee is not another Lender or a Bank Affiliate of the Assignor (i) each assignment shall be of a constant, and not a varying percentage of all Rights and obligations thereunder, (ii) each Assignor shall obtain in each case the prior written consent of Administrative Agent and the Borrower, such consent of the Borrower not to be unreasonably withheld or delayed, provided that, in the
                                                         -------------
event there exists an Event of Default that is continuing, no consent of the Borrower shall be required to make an assignment, (iii) each Assignor shall in each case pay a $3,500 processing fee to Administrative Agent and (iv) no such assignment is for an amount less than $10,000,000 (unless such Lender is assigning all of its remaining interest) and in increments of $1,000,000 (and, if such assignment is a partial assignment, no Lender shall hold less than $10,000,000 immediately after giving effect to any assignment unless it assigned all of its interest). Within five Business Days after the Borrower receives notice of any such assignment, the Borrower shall execute and deliver to Administrative Agent, but only in exchange for the Notes issued to Assignor, new Notes to the order of such Assignor and its assignee in amounts equal to their Specified Percentages of the Commitment. Such new Notes shall be dated the effective date of the assignment. It is specifically acknowledged and agreed that on and after the effective date of each assignment, the assignee shall be a party hereto and shall have the Rights and obligations of a Lender under the Loan Papers.

    (b) Each Lender may sell participations to one or more Persons in all or any of its Rights and obligations under the Loan Papers; provided, however, that (i)
                                                     --------  -------
such Lender's obligations under the Loan Papers shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of the Loan Papers, (iv) the participant shall be granted the Right to vote on or consent to only those matters described in Sections 10.01(a), (b), (c), (d), (e) and (f) hereof,

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

(v) Obligors, the Restricted Subsidiaries, the Administrative Agent, and other Lenders shall continue to deal solely and directly with such Lender in connection with their respective Rights and obligations under the Loan Papers and (vi) no such participation is for an amount less than $5,000,000.

    (c) Any Lender may, in connection with any assignment or participation, or proposed assignment or participation, disclose to the assignee or participant, or proposed assignee or participant, any information relating to the Borrower and its Subsidiaries furnished to such Lender by or on behalf of the Borrower and its Subsidiaries, subject to the provisions of Section 10.15 hereof.

    (d) Notwithstanding any other provision set forth in this Agreement, (i) any Lender may at any time create a security interest in all or any portion of its Rights under this Agreement (including, without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System and (ii) no participant of any Lender may further assign or participate any of its interest in the Loan Papers to any Person (except as may be required by Law or a Tribunal having authority over such participant).

    10.05. Sharing of Payments. If, after and during the continuance of any Event of Default, any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any Right of set-off, or otherwise) on account of its Advances in excess of its pro rata share of payments made by the Borrower in accordance with such Lender's Specified Percentage, such Lender shall forthwith purchase participations in Advances made by the other Lenders as shall be necessary to share the excess payment pro rata in accordance with each Lender's Specified Percentage with each of them; provided, however, that if any
                                                 --------  -------
of such excess payment is thereafter recovered from the purchasing Lender, its purchase from each Lender shall be rescinded and each Lender shall repay the purchase price to the extent of such recovery together with a pro rata share of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 10.05 may, to the fullest extent permitted by Law, exercise all its Rights of payment (including the Right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

    10.06.  Right of Set-off.  Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized (after prior written notice to the Administrative Agent) at any time and from time to time, to the fullest extent permitted by Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or any of its Restricted Subsidiaries against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Papers, whether or not Administrative Agent or any Lender shall have made any demand under this Agreement or the other Loan Papers, and even if such obligations are unmatured. Each Lender shall promptly notify the Borrower after any such set-off and application, provided that the failure
                                                     -------------
to give such notice shall not affect the validity of such set-off and application. The Rights of each Lender under this Section 10.06 are in addition to other Rights (including, without limitation, other Rights of set-off) which such Lender may have.

    10.07.  Costs, Expenses, and Taxes.

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

    (a) Notwithstanding anything to the contrary in the Loan Papers, the Borrower agrees to pay on demand (i) all reasonable out of pocket costs and expenses of Administrative Agent in connection with the preparation and negotiation of all Loan Papers, including without limitation the reasonable fees and out-of-pocket expenses of Special Counsel, FCC counsel, PUC counsel and local counsel, as appropriate, (ii) all costs and expenses (including reasonable attorneys' fees and expenses) of Administrative Agent in connection with any interpretation, grant and perfection of any Lien, modification, amendment, waiver, release of any Loan Papers, restructuring or work-out and (iii) all costs and expenses (including reasonable attorneys' fees and expenses) of Administrative Agent in connection with any collection of any portion of the Obligations or the enforcement of any Loan Papers during the continuance of an Event of Default.

    (b) In addition, notwithstanding anything to the contrary in the Loan Papers, the Borrower shall pay any and all stamp, debt, and other Taxes payable or determined to be payable in connection with any payment hereunder to Administrative Agent, Arranging Agents or any Lender (but specifically excluding any participant) (other than Taxes on the overall net income of Administrative Agent or any Lender or franchise Taxes or Taxes on capital or capital receipts of Administrative Agent or any Lender), or the execution, delivery, or recordation of any Loan Papers, and agrees to save Administrative Agent and each Lender harmless from and against any and all liabilities with respect to, or resulting from any delay in paying or omission to pay any Taxes in accordance with this Section 10.07, including any penalty, interest, and expenses relating thereto. All payments by the Borrower or any Restricted Subsidiary of the Borrower under any Loan Papers shall be made free and clear of and without deduction for any present or future Taxes (other than Taxes on the overall net income of Administrative Agent or any Lender of any nature now or hereafter existing, levied, or withheld, or franchise Taxes or Taxes on capital or capital receipts of Administrative Agent or any Lender), including all interest, penalties, or similar liabilities relating thereto. If the Borrower shall be required by Law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder (i) the amount so payable shall be increased to the extent necessary so that, after making all required deductions and withholdings (including Taxes on amounts payable to Administrative Agent or any Lender pursuant to this sentence), Administrative Agent or any Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority in accordance with applicable Law. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this
Section 10.07 shall survive the execution of this Agreement, termination of the Commitment, repayment of the Obligations, satisfaction of each agreement securing or assuring the Obligations and termination of this Agreement and each other Loan Paper.

    10.08. Rate Provision. It is not the intention of any party to any Loan Papers to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. In no event shall any Obligor, Restricted Subsidiary or any other Person be obligated to pay any amount in excess of the Maximum Amount. If Administrative Agent or any Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower or the other Person entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, each Obligor, Restricted Subsidiary, Administrative Agent and each Lender shall, to the maximum extent permitted under Applicable Laws, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided that if the Obligations are paid and performed in full
                 -------------
prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Administrative Agent or Lenders, as appropriate, shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, to the extent permitted by Applicable Law, neither Administrative Agent nor any Lender shall be subject to any penalties provided by any Laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section 10.08 shall control every other provision of all agreements among the parties to the Loan Papers pertaining to the transactions contemplated by or contained in the Loan Papers.

    10.09. Severability. If any provision of any Loan Paper is held to be illegal, invalid, or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, the appropriate Loan Paper shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of such Loan Paper a legal, valid, and enforceable provision substantially similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

    10.10. Exceptions to Covenants. No Obligor or Restricted Subsidiary shall be deemed to be permitted to take any action or to fail to take any action that is permitted as an exception to any covenant in any Loan Papers, or that is within the permissible limits of any covenant, if such action or omission would result in a violation of any other covenant in any Loan Papers.

    10.11. Counterparts. This Agreement and the other Loan Papers may be executed in any number of counterparts with different parties signing on different counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

    10.12.  GOVERNING LAW; WAIVER OF JURY TRIAL.

    (a) THIS AGREEMENT AND ALL OTHER LOAN PAPERS SHALL BE DEEMED TO BE CONTRACTS MADE IN NEW YORK, NEW YORK, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE BORROWER AGREES TO SUBMIT ITSELF TO THE JURISDICTION OF THE FEDERAL COURTS OF NEW YORK LOCATED IN NEW YORK, NEW YORK FOR PROCEEDINGS IN CONNECTION HEREWITH. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT, THE OTHER LOAN PAPERS, OR ANY RELATED MATTERS, AND

AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A
JURY.

    (b) THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES PERSONAL SERVICE OF ANY LEGAL PROCESS UPON IT. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER, THE ADMINISTRATIVE AGENT OR EACH SUCH LENDER, RESPECTIVELY, AT ITS ADDRESS
DESIGNATED FOR NOTICE UNDER THIS AGREEMENT.   NOTHING IN THIS SECTION 10.12
SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

    10.13. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS AGREEMENT SUPERSEDES AND REPLACES IN ITS ENTIRETY THE COMMITMENT LETTER AGREEMENT DATED FEBRUARY 8, 2000 INCLUDING, WITHOUT LIMITATION, THE SUMMARY OF TERMS AND CONDITIONS DATED FEBRUARY 8, 2000.

    10.14. Release of Conditional Early Release Unlimited Guaranty. At such time as (i) there exists no Default under Section 8.01(a) hereof, (ii) there exists no Event of Default and (iii) the Senior Unsecured Debt Rating is BBB- or Baa3 or better, the Guarantor shall be immediately and automatically released from its obligations under the Conditional Early Release Unlimited Guaranty, and the Administrative Agent shall, and the Arranging Agents and the Lenders hereby authorize the Administrative Agent to, promptly take all action and execute such documents to release the Guarantor from its obligations under the Conditional Early Release Unlimited Guaranty in full, and return the Conditional Early Release Unlimited Guaranty to the Guarantor.

    10.15. Confidentiality. Each Lender agrees to keep information obtained by it pursuant to the terms hereof or the terms of any other Loan Paper that is not otherwise publicly available ("Confidential Information") confidential in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and agrees that it will only use such Confidential Information in connection with the transactions contemplated by this Agreement and not disclose any of such Confidential Information other than (a) to such Lenders and its Affiliates' (other than an Affiliate which is a competitor of the Borrower or its Subsidiaries) employees, counsel (in-house and outside), accountants, consultants, representatives, professional advisors and agents so long as such Person is advised of the confidentiality of such Confidential Information and the limitation on its use under this Section 10.15, needs to have knowledge of such Confidential Information for such limited use, and, if such Person is not such Lenders' or its Affiliates' employee, counsel (in-house and outside), accountant consultant, professional advisor or agent, such Person has executed a confidentiality undertaking in favor of the Borrower substantially upon the terms of this Section 10.15 before such Confidential Information is disclosed to such Person, (b) to regulatory officials, and in order to comply with any Applicable Law, or other law, regulation or judicial order, or as requested or required by bank regulators or auditors or other governmental authorities or Tribunals, (c) as reasonably deemed necessary in connection with any investigation, legal process or litigation, or
(d) to assignees or participants or proposed assignees or proposed participants of all or any part of this credit facility so long as such Person has executed a confidentiality undertaking in favor of the Borrower substantially upon the terms of this Section 10.15 before such Confidential Information is disclosed to such Person. The failure of any Lender to comply with the provisions of this
Section 10.15 shall not affect the Obligations, or the obligation of the Borrower to comply with the terms of this Agreement and the other Loan Papers, or the validity of any assignment or participation granted pursuant to the terms of this Agreement. Each Lender shall be responsible for any breach of the provisions of this Section 10.15 or unauthorized disclosure of such Confidential Information by any of its or its Affiliates' employees, counsel (in-house and outside), accountants, consultants, representatives, professional advisors and agents. Each Lender shall take customary precautions to prevent Confidential Information from being disclosed to its employees or employees of any Affiliate who are equity analysts or Persons involved in publication of research in connection with the Borrower or any of the Borrower's Subsidiaries or any of their respective securities.


===============================================================================
            THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK
===============================================================================

    IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first set forth above.

THE BORROWER:
                        QWEST COMMUNICATIONS INTERNATIONAL INC.


                             /s/  Drake S. Tempest
                             -----------------------------------------------
                        By:  Drake S. Tempest
                        Its: Executive Vice President and General Counsel

ADMINISTRATIVE AGENT:

                        BANK OF AMERICA, N.A., as Administrative Agent and Co-Arranging Agent



                        /s/  Anthony M. Cacheria
                             -----------------------------------------------
                        By:  Anthony M. Cacheria
                        Its: Managing Director and Manager

                        THE BANK OF NEW YORK, as a Co-Arranging Agent


                        /s/  Gerry Granovsky
                             -----------------------------------------------
                        By:  Gerry Granovsky
                             -----------------------------------------------
                        Its:  Vice President
                             -----------------------------------------------

                        CITIBANK, N.A., as a Co-Arranging Agent



                        /s/  Suneet Gupta
                             -----------------------------------------------
                        By:  Suneet Gupta
                             -----------------------------------------------
                        Its: Vice President
                             -----------------------------------------------

LENDERS:

                                  BANK OF AMERICA, N.A., individually as a
                                  Lender
Address:
901 Main Street
64th Floor
Dallas, Texas  75202                    /s/ Anthony M. Cacheria
                                       -----------------------
                                  By:  Anthony M. Cacheria
Attn.:   Richard M. Peck          Its: Managing Director and Manager
         Anthony M. Cacheria
Telephone:  (214) 209-2576   Mr. Peck
Telephone:  (214) 209-0157   Mr. Cacheria
Telecopy:   (214) 209-9390


Specified Percentage:        7.00000000%



                             THE BANK OF NEW YORK, individually as a Lender
Address:
One Wall Street
16th Floor
New York, New York 10286

                             /s/ Gerry Granovsky
                             ----------------------------------------
                             By: Gerry Granovsky
                                 ------------------------------------
                             Its: Vice President
                                  -----------------------------------
Attn:  Gerry Granovsky
Telephone:  (212) 635-8615
Telecopy:   (212) 635-8593


Specified Percentage:        6.50000000%

                             FIRST UNION NATIONAL BANK, individually as a Lender
Address:
201 S. College Street
Mail Code: 0760
Charlotte, North Carolina 28288

                             /s/ C. Brand Hosford
                             --------------------------------------
                             By: C. Brand Hosford
                                 ----------------------------------
                             Its: Vice President
                                  ---------------------------------

Attn:  Brand Hosford
Telephone:  (704) 374-6355
Telecopy:  (704) 374-4793


Specified Percentage:        6.50000000%

                             CITIBANK, N.A., individually as a Lender
Address:
399 Park Avenue
8th Floor, Zone 5
New York, New York 10022
                              /s/  Suneet Gupta
                              -------------------------------------
                             By: Suneet Gupta
                                 ----------------------------------
                             Its: Vice President
                                  ---------------------------------

Attn:  Suneet Gupta
Telephone:  (212) 559-2374
Telecopy:  (212) 793-6873


Specified Percentage:        6.50000000%

                             ABN AMRO BANK N.V.
Address:

135 South LaSalle, Suite 625
Chicago, Illinois 60604-1003
Attn: Roxanne Sopala
Telephone:  (312) 904-2504      /s/  Roxana Sopala
Telecopy:  (312) 904-5445    --------------------------------------
                             By:  Roxana Sopala
                                  ---------------------------------
                             Its:  Vice President
                                   --------------------------------


                             /s/  Brian M. Sharpe
                             --------------------------------------
                             By:  Brian M. Sharpe
                                  ---------------------------------
                             Its:  Vice President
                                   --------------------------------

Specified Percentage:        6.00000000%

                             BANK OF TOKYO-MITSUBISHI TRUST COMPANY
Address:

1251 Avenue of the Americas, 12th Floor
New York, New York 10020-1104
Attn: Michael Deadder
Telephone:  (212) 782-4423   /s/  Victor F. Bulzacchelli
Telecopy:  (212) 782-4935    ------------------------------------------
                             By:  Victor F. Bulzacchelli
                                ---------------------------------------
                             Its:  Senior Vice President
                                 --------------------------------------



Specified Percentage:        3.50000000%

                             BANQUE NATIONALE DE PARIS
Address:

725 S. Figueroa, Suite 2090
Los Angeles, California  90017
Attn: Mitchell Ozawa
Telephone:  (213) 688-6416   /s/  Clive Bettles
Telecopy:  (213) 488-9602    ----------------------------------------
                             By:  Clive Bettles
                                -------------------------------------
                             Its:  Senior Vice President and Manager
                                 ------------------------------------


                             /s/  Mitchell M. Ozawa
                             ----------------------------------------
                             By:  Mitchell M. Ozawa
                                -------------------------------------
                             Its:  Vice President
                                 ------------------------------------


Specified Percentage:        3.50000000%

                             BAYERISCHE LANDESBANK GIROZENTRALE,
                             CAYMEN ISLANDS BRANCH

Address:

560 Lexington Avenue
New York, New York 10022
Attn: James H. Boyle
Telephone:  (212) 310-9817   /s/  Hereward Drummond
Telecopy:  (212) 310-9868    ----------------------------------------
                             By:  Hereward Drummond
                                  -----------------------------------
                             Its:  Senior Vice President
                                   ----------------------------------

                             /s/  James H. Boyle
                             ----------------------------------------
                             By:  James H. Boyle
                                  -----------------------------------
                             Its:  Vice President
                                   ----------------------------------


Specified Percentage:        3.50000000%

                             DEUTSCHE BANK AG NEW YORK BRANCH AND/OR CAYMAN ISLAND BRANCH
Address:

31 W. 52nd Street
New York, New York 10019
Attn: Joel Makowsky
Telephone:  (212) 469-7896   /s/  Robert B. Landis
Telecopy:  (212) 469-4604    --------------------------------------
                             By:  Robert B. Landis
                                  ---------------------------------
                             Its:  Managing Director
                                   --------------------------------


                             /s/  Joel Makowsky
                             --------------------------------------
                             By:  Joel Makowsky
                                  ---------------------------------
                             Its:  Vice President
                                   --------------------------------


Specified Percentage:        6.00000000%

                             DEUTSCHE GENOSSENSCHAFTSBANK AG
Address:

609 Fifth Avenue
New York, New York 10017
Attn: Sabine Wendt
Telephone:  (212) 745-1559   /s/  Sabine Wendt
Telecopy:  (212) 745-1556    -------------------------------------
                             By:  Sabine Wendt
                                  --------------------------------
                             Its:  Vice President
                                   -------------------------------


                             /s/  Rob T. Jokhai
                             -------------------------------------
                             By:  Rob T. Jokhai
                                  --------------------------------
                             Its:  Vice President
                                   -------------------------------


Specified Percentage:        3.50000000%

                             DRESDNER BANK AG, NEW YORK AND GRAND CAYMEN
                             BRANCHES
Address:

75 Wall Street
New York, New York 10005
Attn: Helen Ng
Telephone:  (212) 429-2430   /s/  Jane A. Majeski
Telecopy:  (212) 429-4181    -------------------------------------
                             By:  Jane A. Majeski
                                  --------------------------------
                             Its:  First Vice President
                                   -------------------------------


                             /s/  Helen Ng, P.E.
                             -------------------------------------
                             By:  Helen Ng, P.E.
                                  --------------------------------
                             Its:  Assistant Vice President
                                   -------------------------------

Specified Percentage:        6.00000000%

                             FLEET NATIONAL BANK
Address:

1 Landmark Street
Stamford, Connecticut  06904
Attn: Barbara Keegan
Telephone:  (203) 358-6195   /s/  Barbara Keegan
Telecopy:  (203) 358-6111    -------------------------------------
                             By: Barbara Keegan
                                 ---------------------------------
                             Its:  Vice President
                                   -------------------------------



Specified Percentage:        3.50000000%

                             KBC BANK N.V.
Address:

515 South Figueroa Street, Suite 1920
Los Angeles, California 90071
Attn: Jean Frammolino
Telephone:  (213) 624-0401   /s/  Jean-Pierre Diels
Telecopy:  (213) 629-5801    -------------------------------------
                             By: Jean-Pierre Diels
                                 ---------------------------------
                             Its: First Vice President
                                  --------------------------------

                             /s/  Patrick A. Janssens
                             -------------------------------------
                             By:  Patrick A. Janssens
                                 ---------------------------------
                             Its: Vice President
                                  --------------------------------


Specified Percentage:        3.50000000%

                             ROYAL BANK OF CANADA
Address:

One Liberty Plaza
New York, New York 10006
Attn: Andrew Cozewith
Telephone:  (212) 428-6552   /s/ Andrew C. Williamson
Telecopy:  (212) 428-6460    ---------------------------------------
                             By: Andrew C. Williamson
                                 -----------------------------------
                             Its:  Senior Manager
                                   ---------------------------------



Specified Percentage:        6.00000000%

                             THE BANK OF NOVA SCOTIA
Address:

580 California Street, Suite 2100
San Francisco, California 94104
Attn: Jon Burckin
Telephone:  (415) 986-1100   /s/  Jon A. Burckin
Telecopy:  (415) 397-6791    --------------------------------------
                             By: Jon A. Burckin
                                 ----------------------------------
                             Its:  Director, Corporate
                                   --------------------------------


Specified Percentage:        6.00000000%

                             BANK ONE, NA (Formerly known as THE FIRST NATIONAL BANK OF CHICAGO)
Address:

1 Bank One Plaza
IL1-0363
Chicago, Illinois 60670
Attn: Lori J. Thomas
Telephone:  (312) 732-2003   /s/ Lori J. Thomas
Telecopy:  (312) 732-8587    ---------------------------------
                             By: Lori J. Thomas
                                 -----------------------------
                             Its:  Vice President
                                   ---------------------------


Specified Percentage:        6.00000000%

                             THE INDUSTRIAL BANK OF JAPAN, LIMITED, NEW YORK BRANCH

Address:

Three Allen Center
333 Clay Street, Suite 4850
Houston, Texas  77002
Attn: Scott Chappell
Telephone:  (713) 651-9444   /s/  Michael N. Oakes
Telecopy:  (713) 651-9209    ------------------------------------------
                             By: Michael N. Oakes
                                 --------------------------------------
                             Its: Senior Vice President, Houston Office
                                  -------------------------------------


Specified Percentage:        6.000000000%

                             U.S. BANK NATIONAL ASSOCIATION
Address:

918 17th Street, 2nd Floor
Denver, Colorado 80202
Attn: Heather A. Miller
Telephone:  (303) 585-6522   /s/ Brian T. McKinney
Telecopy:  (303) 585-4135    -------------------------------------
                             By: Brian T. McKinney
                                 ---------------------------------
                             Its:  Vice President
                                   -------------------------------


Specified Percentage:        3.500000000%

                             WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK
                             BRANCH
Address:

1211 Avenue of the Americas, 23rd Floor
New York, New York 10036
Attn: Barry Wadler
Telephone:  (212) 852-6137   /s/  Walter T. Duffy III
Telecopy:  (212) 852-6148    --------------------------------------
                             By: Walter T. Duffy III
                                 ----------------------------------
                             Its:  Vice President
                                   --------------------------------


                             /s/  Barry S. Wadler
                             --------------------------------------
                             By: Barry S. Wadler
                                -----------------------------------
                             Its: Associate
                                  ---------------------------------


Specified Percentage:        3.500000000%

                        FIRST UNION SECURITIES, INC., as a Co-Arranging Agent


                        /s/  C. Brand Hosford
                        ------------------------------------------
                        By: C. Brand Hosford
                            --------------------------------------
                        Its:  Vice President
                             -------------------------------------

                        COMMERZBANK AKTIENGESELLSCHAFT
                        NEW YORK BRANCH



Address:

633 West Fifth Street, Suite 6600
Los Angeles, California  90071
Attn: Steven F. Larsen
Telephone:  (213) 683-5412   /s/  Christian Jagenberg
Telecopy:  (213) 623-0039    -----------------------------------------
                             By: Christian Jagenberg
                                 -------------------------------------
                             Its:  Senior Vice President and Manager
                                   -----------------------------------


                             /s/  Steven F. Larsen
                             -----------------------------------------
                             By: Steven F. Larsen
                                 -------------------------------------
                             Its:  Vice President
                                   -----------------------------------


Specified Percentage:        3.500000000%